Exhibit 10.4

Location of Property:

STREET ADDRESS, SECTION, BLOCK AND LOT INFORMATION SET FORTH ON SCHEDULE OF PROPERTY INFORMATION ATTACHED HERETO

City of New York, County of New York, State of New York

_______________________________________________________________

PROJECT LOAN AGREEMENT

Dated as of April 29, 2016

Between

HCIN MAIDEN HOTEL ASSOCIATES, LLC, HCIN WATER STREET ASSOCIATES, LLC, HCIN CHELSEA GRAND EAST ASSOCIATES, LLC, HCIN HERALD SQUARE ASSOCIATES, LLC, HCIN DUO THREE ASSOCIATES, LLC, HCIN DUO TWO ASSOCIATES, LLC and HCIN DUO ONE ASSOCIATES, LLC, individually and collectively and jointly and severally, as Borrower

and

HCIN MAIDEN HOTEL LESSEE, LLC, HCIN WATER STREET LESSEE, LLC, HCIN CHELSEA GRAND EAST LESSEE, LLC, HCIN HERALD SQUARE LESSEE, LLC, HCIN DUO THREE LESSEE, LLC, HCIN DUO TWO LESSEE, LLC and HCIN DUO ONE LESSEE, LLC, individually and collectively and jointly and severally, as Operating Lessee

and

NATIXIS REAL ESTATE CAPITAL LLC,

as Lender

and

COMPASS BANK,
as Documentation Agent

and

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Syndication Agent

_________________________________________________________________

Schedule of Property Information

Property Location	Borough	Block	Lot	City	County	State
337 West 39th Street	1	763	14	NY	NY	NY
339-341 West 39th Street	1	763	13	NY	NY	NY
343 West 39th Street	1	763	12	NY	NY	NY
116 West 31st Street	1	806	52	NY	NY	NY
108-110 West 24th Street	1	799	46	NY	NY	NY
51 Nassau Street	1	64	1	NY	NY	NY
124-126 Water Street	1	39	38	NY	NY	NY

TABLE OF CONTENTS
1	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1
	1.1	Terms and Definitions	1
	1.2	Index of Other Definitions	19
	1.3	Principles of Construction	19
2	GENERAL LOAN TERMS		19
	2.1	The Loan; Advances	19
	2.2	Interest; Monthly Payments	24
	2.3	Loan Repayment	26
	2.4	Release of Property	28
	2.5	Payments and Computations	28
	2.6	Interest Rate Protection Agreements	29
	2.7	Fees	32
	2.8	Extension Options	32
	2.9	Certain Payments	34
	2.10	Amortization of the Loan	34
3	CASH MANAGEMENT AND RESERVES		34
	3.1	Cash Management Arrangements	34
	3.2	Payment Direction Letters	35
	3.3	Taxes and Insurance	36
	3.4	FF&E Reserve	36
	3.5	[Intentionally Omitted]	37
	3.6	Operating Expense Subaccount	37
	3.7	Casualty/Condemnation Subaccount	38
	3.8	Security Deposits	38
	3.9	Grant of Security Interest; Application of Funds	38
	3.10	Property Cash Flow Allocation	39
	3.11	Cash Collateral Reserve	40
4	REPRESENTATIONS AND WARRANTIES		41
	4.1	Organization; Special Purpose	41
	4.2	Proceedings; Enforceability	41
	4.3	No Conflicts	41
	4.4	Litigation	42
	4.5	Agreements	42
	4.6	Title	42
	4.7	No Bankruptcy Filing	43
	4.8	Full and Accurate Disclosure	43
	4.9	No Plan Assets	43
	4.10	Compliance	43
	4.11	Contracts	44

	4.12	Federal Reserve Regulations; Investment Company Act	44
	4.13	Utilities and Public Access	45
	4.14	Physical Condition	45
	4.15	Leases	45
	4.16	Fraudulent Transfer	45
	4.17	Ownership of Borrower	46
	4.18	Management Agreement	46
	4.19	Hazardous Substances	46
	4.20	Principal Place of Business	47
	4.21	Other Debt	47
	4.22	Embargoed Person	47
	4.23	Anti–Money Laundering	47
	4.24	Operating Lease	48
	4.25	Franchise Agreement	48
	4.26	Labor Agreements	48
5	COVENANTS		49
	5.1	Existence	49
	5.2	Taxes	49
	5.3	Repairs; Maintenance and Compliance; Alterations	50
	5.4	Performance of Other Agreements	51
	5.5	Cooperate in Legal Proceedings	51
	5.6	Further Assurances	51
	5.7	Environmental Matters	51
	5.8	Title to the Property; Liens	54
	5.9	Leases	54
	5.10	Estoppel Statement	55
	5.11	Property Management	55
	5.12	Special Purpose Entity	56
	5.13	Assumption in Non–Consolidation Opinion	57
	5.14	Change In Business or Operation of Property	57
	5.15	Certain Prohibited Actions	57
	5.16	Prohibited Transfers	57
	5.17	Expenses	57
	5.18	Indemnity	58
	5.19	Embargoed Person	59
	5.20	Anti–Money Laundering	61
	5.21	ERISA	61
	5.22	Franchise Agreement	61
	5.23	[Intentionally Omitted]	64
	5.24	PIP Project	64
	5.25	Lost Notes	65

2

6	NOTICES AND REPORTING		66
	6.1	Notices	66
	6.2	Borrower Notices and Deliveries	67
	6.3	Financial Reporting	67
7	INSURANCE; CASUALTY; AND CONDEMNATION		70
	7.1	Insurance	70
	7.2	Casualty	73
	7.3	Condemnation	74
	7.4	Application of Proceeds or Award	75
8	DEFAULTS		77
	8.1	Events of Default	77
	8.2	Remedies	80
9	SECONDARY MARKET PROVISIONS		82
	9.1	Transfer of Loan	82
	9.2	Use of Information	86
	9.3	Borrower Indemnity	87
	9.4	Restructuring of Loan and/or Term Loan	89
	9.5	Syndication	90
	9.6	Costs and Expenses	91
	9.7	[Intentionally Omitted]	91
	9.8	Certain Limitations	91
10	MISCELLANEOUS		91
	10.1	Exculpation	91
	10.2	Brokers and Financial Advisors	94
	10.3	Retention of Servicer	95
	10.4	Survival	95
	10.5	Lender’s Discretion	95
	10.6	Governing Law	95
	10.7	Modification, Waiver in Writing	96
	10.8	Trial by Jury	97
	10.9	Headings/Exhibits	97
	10.10	Severability	97
	10.11	Preferences	97
	10.12	Waiver of Notice	97
	10.13	Remedies of Borrower and Operating Lessee	98
	10.14	Prior Agreements	98
	10.15	Offsets, Counterclaims and Defenses	98
	10.16	Publicity	98
	10.17	No Usury	99
	10.18	Conflict; Construction of Documents	99
	10.19	No Third Party Beneficiaries	99

3

	10.20	Yield Maintenance Premium	99
	10.21	Assignment	100
	10.22	Counterparts	100
	10.23	EEA Financial Institutions	100
	10.24	Partial Releases	102
	10.25	Duplicative Obligations	105
	10.26	Intercreditor Agreement	105
11	MULTIPLE OBLIGORS		105
	11.1	Multiple Borrowers and Operating Lessees	105
	11.2	Waivers	106
	11.3	Deferral of Reimbursement	108
	11.4	Deferral of Subrogation	108
	11.5	Contribution Among Borrowers	108
	11.6	No Merger	108

LIST OF SCHEDULES AND EXHIBITS
Schedule 1 – Index of Other Definitions
Schedule 2 – Hotel Locations, Borrowers, Operating Lessees
Schedule 3 – Organization of Borrower and Operating Lessee
Schedule 4 – Definition of Special Purpose Entity
Schedule 5 – PIP Budgets
Schedule 6 – PIPs
Schedule 7 – Operating Lease
Schedule 8 – Franchise Agreement
Schedule 9 – Calculation of UNCF
Schedule 10 – Approved Press Release
Schedule 11(a) – Allocated Loan Amounts
Schedule 11(b) – Aggregate Allocated Loan Amounts
Schedule 12 – Hampton Inn Chelsea Lost Notes
Schedule 13 – Required Repairs
Exhibit A – Form of Credit Card Company Payment Direction Letter

4

PROJECT LOAN AGREEMENT

This PROJECT LOAN AGREEMENT (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”), is made as of April 29, 2016, by and among HCIN MAIDEN HOTEL ASSOCIATES, LLC, HCIN WATER STREET ASSOCIATES, LLC, HCIN CHELSEA GRAND EAST ASSOCIATES, LLC, HCIN HERALD SQUARE ASSOCIATES, LLC, HCIN DUO THREE ASSOCIATES, LLC, HCIN DUO TWO ASSOCIATES, LLC and HCIN DUO ONE ASSOCIATES, LLC, each a Delaware limited liability company (together with their respective permitted successors and assigns, jointly and severally and individually and collectively, “Borrower”), HCIN MAIDEN HOTEL LESSEE, LLC, HCIN WATER STREET LESSEE, LLC, HCIN CHELSEA GRAND EAST LESSEE, LLC, HCIN HERALD SQUARE LESSEE, LLC, HCIN DUO THREE LESSEE, LLC, HCIN DUO TWO LESSEE, LLC and HCIN DUO ONE LESSEE, LLC, each a Delaware limited liability company (together with their respective permitted successors and assigns, jointly and severally and individually and collectively, “Operating Lessee”), NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company, (together with its successors and assigns, “Lender”), COMPASS BANK, an Alabama banking corporation, as Documentation Agent (“Compass”) and Manufacturers and Traders Trust Company, a New York banking corporation, as Syndication Agent (“MTB”).

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Terms and Definitions

.  The following terms have the meanings set forth below:

Key Terms and Definitions

.

Borrower Representative:  individually and collectively, Cindat Hersha Owner JV LLC and Cindat Hersha Lessee JV LLC, each a Delaware limited liability company.

Cindat Entity:  individually and collectively, (i) Cindat Capital Management Limited, a limited company formed under the laws of the Cayman Islands (“Cindat”), (ii) Cindat Manhattan Hotel Portfolio GP Limited, a limited company formed under the laws of the Cayman Islands, (ii) Cindat USA LLC, a Delaware limited liability company (“Cindat USA”), (iii) AT-BCM Management LLC, a Delaware limited liability company and (iv) Cindat Manhattan Hotel Portfolio (US) LLC, a Delaware limited liability company (“Cindat JV Member”).

Deposit Bank:  PNC Bank, National Association, or such other bank or depository selected by Lender in its discretion.

Guarantor:  Hersha Hospitality Trust, a Maryland real estate investment trust.

Interest Rate:  shall mean, for any Interest Period, the Spread plus the greater of (a) LIBOR for such Interest Period and (b) 0.30% (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Manager:  Hersha Hospitality Management L.P., a Pennsylvania limited partnership, or any successor, assignee or replacement manager appointed by Operating Lessee in accordance with Section 5.11 hereof.

Monthly Debt Service Payment Amount:  shall mean interest on the unpaid Principal accrued and accruing through the last day of the Interest Period.

Principal:  shall mean the principal amount of the Loan, or so much thereof as shall be advanced by Lender from time to time and remains outstanding.

Property: individually and collectively, the parcels of real property and Improvements thereon owned by Borrower and leased by Operating Lessee and encumbered by the Security Instrument; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Security Instrument.  The term “Individual Property” refers to each of seven (7) separate parcels of real property and Improvements thereon owned by the applicable Borrower and leased by the applicable Operating Lessee that comprise the Property and are encumbered by the Security Instrument; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan owned or leased by such Borrower and such Operating Lessee as more particularly described in the Granting Clauses of the Security Instrument.  Each Individual Property is currently improved with a hotel located in New York City, as more particularly described on Schedule 2 attached hereto.

Spread:  2.45%.

Stated Maturity Date:  May 9, 2019, as the same may be extended pursuant to Section 2.8.

Yield Maintenance Date: May 9, 2018; provided that if Lender elects to change the Payment Date set forth herein on the date hereof as provided in the definition of “Payment Date”, for all purposes of this Agreement the Yield Maintenance Date shall be and become the same day of the month and the year set forth above as the day in the month to which Lender elects to change the Payment Date.

Yield Maintenance Premium:  with respect to any payment or prepayment of Principal (or acceleration of the Loan) on or before the Yield Maintenance Date, an amount equal to the product of the following: (A) the amount of such prepayment (or the amount of Principal so accelerated), multiplied by (B) the Spread, multiplied by (C) a fraction (expressed as a percentage) having a numerator equal to the number of months difference between the Yield Maintenance Date (whether or not the extension option is exercised pursuant to Section 2.8 of the Loan Agreement) and the date such prepayment occurs (or the next succeeding Payment Date through which interest has been paid by Borrower) and a denominator equal to twelve (12); it being expressly understood and agreed that the payment of the Yield Maintenance Premium (if and when required pursuant to the terms of this Agreement) shall be in addition to the payment of any Exit Fee applicable to any payment or prepayment of Principal (or acceleration of the Loan).

Additional Terms and Definitions

.

Affiliate:  as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Aggregate Allocated Loan Amount:  the aggregate senior and mezzanine allocated loan amount indicated on Schedule 11(b) for the applicable Individual Property.

Allocated Loan Amount:  the senior allocated loan amount indicated on Schedule 11(a) for the applicable Individual Property.

Approved Capital Expenses:  Capital Expenses incurred by Borrower or Operating Lessee which are (i) with respect to any Individual Property, no greater than one hundred and five percent (105%) of the amounts included in the approved Capital Budget for such Individual Property for the current calendar month (per line item and in the aggregate) or (ii) approved by Lender.

Approved Operating Expenses:  operating expenses incurred by Borrower or Operating Lessee which (i) with respect to any Individual Property, are no greater than one hundred and five percent (105%) of the amounts included in the approved Operating Budget for such Individual Property for the current calendar month (per line item and in the aggregate), (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to any Individual Property or (iii) have been approved by Lender; provided, however, the fees and any reimbursable expenses payable pursuant to the Asset Management Agreement shall not, under any circumstance, constitute Approved Operating Expenses.  The management fees payable by Borrower and Operating Lessee pursuant to the Management Agreement, are acceptable to Lender and shall be deemed to be Approved Operating Expenses.

Approved PIP Expenses:  Capital Expenses incurred by Borrower or Operating Lessee on account of the PIP Project pursuant to the PIP Budget.

Asset Management Agreement:  that certain Asset Management Agreement dated on or about the date hereof, among Cindat USA and 44 New England Management Company, a Virginia corporation, each as asset manager thereunder, and Borrower Representative

Business Day:  any day other than a Saturday or a Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Capital Expenses:  expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period:  shall commence upon Lender giving notice to Borrower and Clearing Bank of the occurrence of any of the following: (i) an Event of Default or (ii) the failure by Borrower, after the end of a calendar quarter, to maintain a Debt Yield (ANCF) of at least nine percent (9.0%); and shall end upon Lender giving notice to Borrower and the Clearing Bank that the Cash Management Period has ended, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full, (2) with respect to a Cash Management Period triggered due to clause (i) above, Lender has, in its sole discretion, accepted a cure of such Event of Default hereunder or (3) with respect to a Cash Management Period triggered due to clause (ii) above, for six (6) consecutive months since the commencement of the existing Cash Management Period (A) no Default or Event of Default has occurred, (B) no event that would trigger another Cash Management Period has occurred that is continuing and (C) the Debt Yield (ANCF) is at least equal to or greater than nine and one half percent (9.5%).

Clearing Account: individually and collectively, each of the seven (7) accounts established by Operating Lessee for the benefit of Lender at the Clearing Bank for the direct deposit by Tenants (if any) and Credit Card Companies (and the direct deposit by Borrower, Operating Lessee or Manager, as applicable) of all Rents for each Individual Property.

Clearing Account Agreement:  individually and collectively, each of the seven (7) agreements by and among Lender, the applicable Borrower, the applicable Operating Lessee and Clearing Bank setting forth such Borrower’s, such Operating Lessee’s and Clearing Bank’s obligations relating to the establishment of the applicable Clearing Account and the direct deposit by Tenants (if any) and Credit Card Companies (and the direct deposit by such Borrower or such Operating Lessee, as applicable) of all Rents related the applicable Individual Property to such Clearing Account.

Clearing Bank:  Manufacturers and Traders Trust Company, New York banking corporation, or such other bank selected by Borrower and approved by Lender in its sole discretion.

Code:  the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Comfort Letter: individually and collectively, each of the seven (7) comfort letters, each dated on or about the date hereof, among Lender, the applicable Franchisor and the applicable Operating Lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Completion:  shall mean the performance and satisfaction by Borrower of the PIP Project substantially in accordance with the PIP Budget, in compliance in all material respects with all Legal Requirements, this Agreement, the applicable PIP and the applicable Franchise Agreement, and in a good and workmanlike manner, free and clear of liens (inchoate or otherwise) or claims for liens for material supplied or labor or services performed in connection therewith (in each case, other than Permitted Encumbrances).

Completion Date:  with respect to each PIP Project, the applicable completion date set forth in the PIP that relates to such PIP Project, as such date may be extended by Franchisor, subject to Section 5.24.3(i) hereof.

Control:  with respect to any Person, either (i) ownership, directly or indirectly, of forty–nine percent (49%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Credit Card Companies: shall mean each of the banks, issuers, processors, credit card companies or other entities with which Borrower, Manager or Operating Lessee has entered into merchant’s or other credit card or similar agreements with respect to the processing of charge card, credit card, debit card or comparable forms of payment.

Debt:  the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium, any Exit Fee, the Administrative Fee, any Extension Fee (if applicable) and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service:  with respect to any particular period, the scheduled Principal (if any) and interest payments due under the Note in such period.

Debt Service Coverage Ratio:  as of any date of determination, the ratio calculated by Lender of (i) the UNCF (Underwritten Net Cash Flow) for the twelve (12) month period ending with the most recently completed calendar month to (ii) the sum of (A) the Debt Service with respect to such period, (B) the “Debt Service” (as such quoted term is defined in the Term Loan Agreement) with respect to such period and (C) the “Debt Service” (as such quoted term is defined in the Mezzanine Loan Agreement) with respect to such period.

Debt Yield (ANCF):  shall mean, for any date of determination, the percentage obtained by dividing (a) the Net Operating Income for the twelve (12) month period ending with the most recently completed calendar month by (b) the sum of the outstanding principal balances of the Loan and the Term Loan, together with any amounts of the Loan remaining to be advanced under this Agreement.

Debt Yield (UNCF):  shall mean, for any date of determination, the percentage obtained by dividing (a) the UNCF (Underwritten Net Cash Flow) by (b) the sum of the outstanding principal balances of the Loan and the Term Loan, together with any amounts of the Loan remaining to be advanced under this Agreement.

Default:  the occurrence of any event under any Loan Document or Term Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default hereunder or under the Term Loan Agreement.

Default Rate:  a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) four percent (4%) above the Interest Rate, compounded monthly.

Deposit Account:  the Eligible Account at the Deposit Bank established and controlled by Lender to receive Rents from the Clearing Bank that have been deposited into each Clearing Account.

Deposit Account Agreement:  that certain agreement by and among Lender, Borrower, Operating Lessee and Deposit Bank establishing the Deposit Account and setting forth the parties’ obligations relating to the funds transferred from each Clearing Account pursuant to the provisions of this Agreement.

Draw Fee: $2,500.00, payable by Borrower to Lender in connection with each advance hereunder made pursuant to this Agreement.

Eligible Account:  shall mean either (i) an account (A) maintained with the Deposit Bank or another depository institution or trust company; provided the short term unsecured debt obligations or commercial paper of such other depository institution or trust company are rated at least A‑1 (or equivalent) by each Rating Agency in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days and the long term unsecured debt obligations of which are rated at least A+ (or equivalent) by each Rating Agency) or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and is subject to federal and state authority, or any other institution with respect to which Lender has received a Rating Comfort Letter.

ERISA:  the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate:  all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common Control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Escrows:  amounts paid by Borrower into Subaccounts established for the purpose of paying Taxes, the premiums for Policies, ground rents, franchise and license fees.

Excluded Taxes:  any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. Federal withholding taxes imposed on amounts payable to or for the account of Lender with respect to the Loan pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that pursuant to Section 2.2.3, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its applicable lending office, (c) taxes attributable to Lender’s failure to comply with Section 2.2.3 and (d) any U.S. Federal withholding Taxes imposed under FATCA.

Exit Fee: with respect to any repayment or prepayment of Principal (or acceleration of the Loan), an amount equal to twenty-five hundredths of one percent (0.25%) of the amount of Principal being repaid or prepaid, provided, however, that, no Exit Fee shall be due and owing hereunder in connection with a refinance of the Loan in whole with proceeds of a fixed rate mortgage loan provided by Natixis Real Estate Capital LLC or any Affiliate thereof.

Extension Fee: an amount equal to 0.15% of the Maximum Potential Loan Amount.

Eurodollar Business Day: shall mean a day on which commercial banks are open for general business (including dealings in U.S. Dollar deposits) in London, England.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

FF&E:  all furniture, furnishings, fixtures, equipment, and soft goods (i.e., sheets, pillows, blankets, bedspreads, curtains, towels or similar items) used in connection with the operation of the Property.

Force Majeure:  shall mean  (a) an act of God, war, strikes or similar labor troubles affecting the PIP Project and other similar projects in Manhattan, fire, severe weather, including, without limitation, flood, earthquakes or other casualty directly preventing the performance of the obligations under this Agreement, or (b) United States Secretary of Treasury certified domestic “act of terrorism” directly affecting construction activities in Manhattan, including construction of the PIP Project; provided that, with respect to any of the circumstances described in the foregoing clauses (a) or (b):

(i) for the purposes of this Agreement, any period of Force Majeure shall apply only to such Person’s performance of the obligations necessarily affected by such circumstance and shall continue only so long as such Person is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof;

(ii) notwithstanding anything to the contrary set forth herein, Force Majeure shall not include the unavailability or insufficiency of funds;

(iii) notwithstanding anything to the contrary set forth herein, the parties hereto agree that any acts, events or other occurrences that are within the reasonable control of the Borrower, Operating Lessee or any of their Affiliates shall not constitute a Force Majeure hereunder; and

(iv) Borrower shall have notified Lender of any Force Majeure promptly following the occurrence thereof.

Franchise Agreement: individually and collectively, those certain Franchise Agreements between the applicable Franchisor and the applicable Operating Lessee described on Schedule 8 attached hereto, as each of the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the

Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

Franchisor: individually and collectively, (A) (i) Holiday Hospitality Franchising, Inc., a Delaware corporation with respect to the Candlewood Suites Times Square, the Holiday Inn Express Times Square, the Holiday Inn Wall Street and the Holiday Inn Express Water Street and (ii) Hilton Franchise Holding LLC, a Delaware limited liability company with respect to the Hampton Inn Times Square South, Hampton Inn Chelsea and the Hampton Inn Herald Square or (B) if the context requires, a Qualified Franchisor.

GAAP:  generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Hotel Transactions: collectively, occupancy arrangements for customary hotel transactions in the ordinary course of Borrower’s or Operating Lessee’s business conducted at the hotels located at the Property, including, without limitation, nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services.

Interest Period:  (i) the period from the date hereof through the first day thereafter that is the eighth (8th) day of a calendar month, and (ii) each period thereafter from the ninth (9th) day of each calendar month through the eighth (8th) day of the next calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.  Notwithstanding the foregoing, in the event Lender shall have elected to change the date on which scheduled payments under the Loan are due, as described in the definition of “Payment Date”, from and after the effective date of such election, each Interest Period shall commence on the day of each month in which occurs such changed Payment Date and end on the day immediately preceding the following Payment Date, as so changed.

Leases:  all leases and other agreements or arrangements heretofore or hereafter entered into (other than Hotel Transactions) affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder other than Hotel Transactions.

Legal Requirements:  statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities applicable to Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

LIBOR:  with respect to any Interest Period, the rate per annum which is equal to the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date.  If such interest rate shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on LIBOR.  If two or more such rates appear on Reuters Screen LIBOR01 Page or associated pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error.

LIBOR Determination Date: shall mean, with respect to any Interest Period, the date which is two (2) Eurodollar Business Days prior to the fifteenth (15th) day of the calendar month occurring during such Interest Period; provided, however, that Lender may elect once during the Term, in its sole discretion, to change the LIBOR Determination Date upon written notice thereof to Borrower setting forth such changed date, in which event, upon the effective date of such notice, the LIBOR Determination Date hereunder shall be the date set forth therein.

Lien:  any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, excluding therefrom any Permitted REIT Transfer but including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan: the loan in the maximum principal amount up to the Loan Amount, to be advanced by Lender to Borrower in accordance with this Agreement.

Loan Amount: $5,000,000.00.

Loan Budget Amounts: the portion of the Loan Amount, as set forth on the PIP Budget, to be funded by Loan proceeds for each category of costs as set forth on the PIP Budget.

Loan Documents:  this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including, without limitation, the following, each of which is dated as of the date hereof, unless otherwise indicated:  (i)  Promissory Note (Project Loan) made by Borrower to Lender in the principal amount equal to the Loan Amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Note”), (ii) the Mortgage, Assignment of Leases and Rents and Security Agreement (Project Loan) made by Borrower and Operating Lessee in favor of Lender (as the same may be amended or otherwise modified from time to time, the “Security Instrument”), (iii) the Assignment of Leases and Rents (Project Loan) from Borrower and Operating Lessee to Lender dated as of the date hereof, (iv) the Interest Rate Cap Assignment and Security Agreement from Borrower to Lender, (v) the Assignment of Agreements, Licenses, Permits and Contracts from Borrower and

Operating Lessee to Lender, (vi) the Clearing Account Agreement, (vii) the Deposit Account Agreement, (viii) the Guaranty of Recourse Obligations made by Guarantor, (ix) Assignment and Subordination of Management Agreement (the “Subordination of Management Agreement”) made by Operating Lessee and Manager to Lender, (x) Operating Lease Subordination Agreement made by Operating Lessee and Borrower to Lender and (xi) the Comfort Letters; as each of the foregoing have been or may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

Loan–to–Value (LTV):  a fraction expressed as a percentage, the numerator of which is the sum of (i) the outstanding and unpaid principal balance of the Note (which shall include any amounts of the Loan remaining to be advanced under this Agreement) and (ii) the outstanding and unpaid principal balance of the “Note” evidencing, and as such quoted term is defined in, the Term Loan Agreement, and the denominator of which is the aggregate appraised value of the Property as determined by Lender based upon the current “as–is” MAI appraisal for each Individual Property obtained by and acceptable to Lender at Borrower’s sole cost and expense.

Management Agreement:  individually and collectively, the management agreements between the applicable Operating Lessee and Manager, pursuant to which Manager is to manage each Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11.

Material Alteration:  any (i) individual alteration affecting (A) structural elements of any Individual Property, (B) a roof of any Individual Property (but excluding necessary repairs or maintenance of a roof of any Individual Property) or (C) any building system of any Individual Property (but excluding necessary repairs or maintenance of any building system of any Individual Property), or (ii) non-structural alteration affecting an Individual Property the cost of which exceeds $750,000; provided, however, that in no event shall any of the following constitute a Material Alteration (a) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, (b) alterations performed as part of a Restoration or (c) the work required to be undertaken to achieve Completion, so long as such work is undertaken in accordance with this Agreement.

Maturity Date:  the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Maximum Potential Loan Amount:  the sum of (i) the Loan Amount and (ii) the Term Loan.

Mezzanine Borrower:  Cindat Hersha Owner JV Associates, LLC, a Delaware limited liability company.

Mezzanine Leasehold Pledgor:  Cindat Hersha Lessee JV Associates, LLC, a Delaware limited liability company.

Mezzanine Lender:  Hersha Mezz Gap Lender, LLC, a Delaware limited liability company, together with its successors and assigns.

Mezzanine Loan:  the loan in the amount of Fifty Million and No/100 Dollars ($50,000,000) made by Mezzanine Lender to Mezzanine Borrower as of the date hereof.

Mezzanine Lender Monthly Debt Service Notice Letter:  with respect to any Payment Date, a written notice delivered by Mezzanine Lender to Lender at least five (5) Business Days prior to such Payment Date setting forth the Mezzanine Monthly  Debt Service Payment Amount payable by Mezzanine Borrower on such Payment Date.

Mezzanine Loan Agreement:  that certain Mezzanine Loan Agreement among Mezzanine Lender and the Mezzanine Loan Parties dated as of the date hereof.

Mezzanine Loan Documents:  the Mezzanine Note, the Mezzanine Loan Agreement, the Mezzanine Pledge Agreement and each and every other agreement, instrument or certificate entered into by the Mezzanine Loan Parties in connection with the Mezzanine Loan.

Mezzanine Loan Parties:  individually and/or collectively, the Mezzanine Borrower and the Mezzanine Leasehold Pledgor.

Mezzanine Monthly Debt Service Payment Amount:  the amount of scheduled interest and, if applicable, principal then due and payable under the Mezzanine Loan Documents.

Mezzanine Note:  that certain Promissory Note (Mezzanine Loan) of even date herewith, in the stated principal amount of Fifty Million and No/100 Dollars ($50,000,000) executed by Mezzanine Borrower and payable to the order of Mezzanine Lender in evidence of the Mezzanine Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time).

Mezzanine Pledge Agreement:  that certain Pledge and Security Agreement, dated as of the date hereof, by the Mezzanine Loan Parties in favor of Mezzanine Lender.

Net Operating Income: for any period, the actual net operating income of the Property after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement.

Officer’s Certificate:  a certificate delivered to Lender by Borrower which is signed by a senior executive officer of Borrower Representative.

Operating Lease: individually and collectively, those certain Lease Agreements dated on or about the date hereof, between the applicable Borrower and the applicable Operating Lessee described on Schedule 7 attached hereto.

Operating Lessee: has the meaning in the introductory paragraph of this Agreement.

Operating Lessee Operating Account: the account established by Operating Lessee to receive, if applicable, Available Cash in accordance with Section 3.10(a) hereof and disbursements from the Cash Collateral Reserve Subaccount in accordance with Section 3.11 hereof.

Other Connection Taxes: with respect to Lender, taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising solely from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

Payment Date:  the ninth (9th) day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day; provided, however, that Lender may elect once during the Term, in its sole discretion, to change the date on which scheduled payments are due under the Loan upon 30 days prior written notice thereof to Borrower setting forth such changed date, in which event, upon the effective date of such notice, the Payment Date hereunder shall be the date set forth therein.

Permitted Encumbrances: (i) the Liens created by the Loan Documents and the Term Loan Documents, (ii) all Liens and other matters disclosed in the title insurance policy insuring the Lien of the Security Instrument, (iii) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien, (v) such other title and survey exceptions or any other liens or encumbrances as Lender approves in writing in Lender’s discretion, and (vi) Liens created under the Mezzanine Loan Documents securing the Mezzanine Loan.

Permitted Indebtedness:  (i) the Debt, (ii) the “Debt” (as such quoted term is defined in the Term Loan Agreement), (iii) the Mezzanine Loan, and (iv) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed, at any time, a maximum amount of one percent (1%) of the aggregate original amount of the Principal and the “Principal” (as such quoted term is defined in the Term Loan Agreement) and are paid within thirty (30) days of the date incurred.

Permitted Cindat Transfer: shall mean with respect to Cindat JV Member, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of all or any portion of the direct or indirect ownership interests in Cindat JV Member, provided,  however, that after giving effect to such Permitted Cindat Transfer: (i) Cindat continues to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Cindat JV Member, through the ownership of voting securities, by  contract or otherwise; (ii) Greg Peng and Erh-Fei Liu continue to Control (under both clauses (i) and (ii) of such definition) Cindat; and (iii) Borrower, Operating Lessee and the Mezzanine Loan Parties each continue to be in compliance with Section 5.19 and Section 5.20 hereof.

Permitted REIT Transfer: shall mean (i) with respect to Hersha Hospitality Limited Partnership, a Virginia limited partnership, the sale, conveyance, transfer, disposition,

alienation, hypothecation, pledge or encumbering of all or any portion of the direct or indirect ownership interests in such limited partnership, provided,  however, that after such Permitted REIT Transfer (a) such limited partnership shall not be required to file, with respect to the equity interests of such company, periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and (b) no Person together with such Person’s Affiliates other than the Guarantor, owns, Controls or holds a lien or pledge on, more than forty-nine percent (49%) of the direct or indirect ownership interests in such limited partnership, and (c) such limited partnership, Borrower, Operating Lessee, the Mezzanine Loan Parties and Guarantor each continue to be in compliance with Section 5.19 and Section 5.20 hereof; and (ii) with respect to the Guarantor, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of all or any portion of the direct or indirect ownership interests in Guarantor, provided,  however, that after such Permitted REIT Transfer (a) Guarantor remains a publicly traded company and (b) Guarantor continues to be in compliance with Section 5.19 and Section 5.20 hereof.

Permitted Transfers:

(i)a Lease entered into in accordance with the Loan Documents,

(ii)a Permitted Encumbrance,

(iii)provided that no Default or Event of Default shall then exist, (a) a Transfer of any indirect interest in Borrower or Operating Lessee (other than (1) the direct or indirect membership  interest in Borrower, Operating Lessee or the Mezzanine Loan Parties held by Borrower Representative, or (2) the direct interest in Borrower or Operating Lessee held by the Mezzanine Loan Parties) or (b) a Transfer of any direct or indirect interest in Borrower Representative to any Person, provided that, in the case of any Transfer described in the preceding clauses (a) or (b) above, (A) prior to a Secondary Market Transaction (1) such Transfer shall not (w) cause the transferee (together with its Affiliates) to acquire Control of Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, (x) cause a change of Control of Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, (y) cause the transferee (together with its Affiliates) to acquire a direct or indirect interest in Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties to an amount which equals or exceeds 49% or (z) result in Guarantor, either by itself or on a unanimous basis with Cindat, no longer possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties through the ownership of voting securities, by contact or otherwise, (2) after giving effect to such Transfer, Guarantor shall continue to own at least 30% of all equity interests (direct or indirect) in Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties, (3) Lender determines in its sole but reasonable discretion that a Rating Comfort Letter would be obtainable had a Secondary Market Transaction occurred, (4) if any such Transfer will result in any Person owning ten percent (10%) or more of the direct or indirect equity interests in Borrower, Operating Lessee and/or any Individual Property and such Person owned less than ten percent (10%) of the direct or indirect equity interests in Borrower, Operating Lessee and/or such Individual Property as of the closing of the Loan, Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer,

(5) for any Transfer not described in the preceding clause (4) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days following the date of such Transfer, (6) such Transfer shall be permitted by the Franchise Agreement, if and to the extent required, has been consented to in writing by Franchisor and (7) Borrower shall reimburse Lender for all reasonable out-of-pocket expenses incurred by it in connection with such Transfer and (B) after a Secondary Market Transaction (1) such Transfer shall not (w) cause the transferee (together with its Affiliates) to acquire Control of Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, (x) cause a change of Control of Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, (y) cause the transferee (together with its Affiliates) to acquire a direct or indirect interest in Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties to an amount which equals or exceeds 49% or (z) result in Guarantor, either by itself or on a unanimous basis with Cindat, no longer possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties through the ownership of voting securities, by contract or otherwise, unless Borrower, at its sole cost and expense, (I) shall have first obtained the prior written consent of Lender (including, if applicable, the consent of the holder(s) of any participation or other interests in the Loan) to such Transfer and (II) shall have first (A) delivered (or caused to be delivered) to Lender, a Rating Comfort Letter, (B) delivered (or caused to be delivered) to Lender and the applicable Rating Agencies, a substantive non consolidation opinion with respect to Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies, and (C) reimbursed Lender for all reasonable out-of-pocket expenses incurred by it in connection with such Transfer, (2) after giving effect to such Transfer, Guarantor shall continue to own at least 30% of all equity interests (direct or indirect) in Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties, (3) such Transfer shall be permitted by the Franchise Agreement, if and to the extent required, has been consented to in writing by Franchisor, (4) if any such Transfer will result in any Person owning ten percent (10%) or more of the direct or indirect equity interests in Borrower, Operating Lessee and/or any Individual Property and such Person owned less than ten percent (10%) of the direct or indirect equity interests in Borrower, Operating Lessee and/or such Individual Property as of the closing of the Loan, Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer and (5) for any Transfer not described in the preceding clause (4) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days following the date of such Transfer,

(iv)a Permitted REIT Transfer,

(v)a Permitted Cindat Transfer,

(vi)a Transfer of an Individual Property made in accordance with Section 10.24 hereof, or

(vii)any other Transfer expressly approved in writing by Lender as a “Permitted Transfer” (such approval to be granted or withheld in Lender’s sole and absolute discretion);

provided, however, that, if any Transfer described in clause (iii) above will result in any Person owning ten percent (10%) or more of the direct or indirect equity interests in Borrower, Operating Lessee and/or any Individual Property and such Person owned less than ten percent (10%) of the direct or indirect equity interests in Borrower, Operating Lessee and/or such Individual Property as of the closing of the Loan, Lender shall have confirmed that such Person satisfies Lender’s (and any Co-Lender’s, if applicable) then applicable institution-wide “Know Your Customer” requirements and that the results of Lender’s (and any Co-Lender’s, if applicable) customary background searches (including, credit, judgment, lien, bankruptcy, UCC and litigation searches) are reasonably acceptable to Lender (and any Co-Lender, if applicable).

Notwithstanding the above, or anything elsewhere in this Agreement to the contrary, no Transfers of the direct ownership interests (I) in the Mezzanine Loan Parties or (II) of the Mezzanine Loan Parties in Borrower and Operating Lessee shall be permitted (and the Mezzanine Loan Parties shall, in all events, continue to own 100% of the membership interests in Borrower and Operating Lessee, as applicable), except for the pledge of the Mezzanine Loan Parties’ ownership interests in Borrower and Operating Lessee, as applicable, under and pursuant to the Mezzanine Pledge Agreement in connection with, and as security for, the Mezzanine Loan.

Person:  any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

PIP:  individually and collectively, the property improvement plans that relate to each Individual Property, which such property improvement plans are attached hereto as Schedule 6 attached hereto.

PIP Agreements: means all material construction agreements, material trade contracts, material purchase orders and other material agreements entered into by Borrower or Operating Lessee in connection with the performance of the PIP Project.  For purposes of this definition, “material” shall mean a PIP Agreement involving the payment of $100,000 or more.

PIP Budget: shall have the meaning set forth in Section 2.1.3(a)(ii) hereof.

PIP Project: collectively, the components of the PIP required to be performed with respect to each applicable Individual Property in accordance with the terms and provisions of this Agreement, the applicable Franchise Agreement for such Individual Property and the applicable PIP for such Individual Property as set forth on Schedule 6 attached hereto.

Plan:  (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Qualified Franchisor: shall mean either (a) Franchisor or (b) a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the hotels located on the Property as of the date hereof; provided that (1) prior to a Secondary Market Transaction, Borrower shall have obtained the prior written consent of Lender for such Person and (2) after a Secondary Market Transaction, in addition to Lender’s consent, Borrower shall have obtained a Rating Comfort Letter with respect to such franchisor.

Qualified Manager: shall mean either (a) Manager or (b) a reputable and experienced manager (which may be an Affiliate of Borrower or Operating Lessee) possessing experience in managing hotel properties similar in size, scope, use and value as the hotels located on the Property as of the date hereof; provided that (1) prior to a Secondary Market Transaction, Borrower shall have obtained the prior written consent of Lender for such Person and (2) after a Secondary Market Transaction, in addition to Lender’s consent, Borrower shall have obtained a Rating Comfort Letter with respect to such manager.

Rating Agency:  each of Standard & Poor’s Ratings Services, a division of The McGraw–Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc. or any other nationally–recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Rating Comfort Letter:  a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

Regulation AB: shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

Related Property: shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to any Individual Property.

Release Amount:  one hundred and forty percent (140%) of the Aggregate Allocated Loan Amount for the applicable Individual Property that is the subject of a Release; provided, that, with respect to the last Individual Property remaining as security for the Debt, the Release Amount shall be equal to the remaining outstanding Debt (as defined hereunder, under the Term Loan Agreement and under the Mezzanine Loan Agreement).

REMIC Trust:  a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

Rents:  all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Operating Lessee, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property, including all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager, Operating Lessee or any other operator or manager of the hotels or the commercial space located in the Property or any of their respective agents or employees or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, and vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

Replacement Franchise Agreement: shall mean either (a) a franchise, trademark and license agreement with a Qualified Franchisor in the same form and substance as the Franchise Agreement, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (b), if a Secondary Market Transaction has occurred, in addition to Lender’s approval, Lender, at its option, may require that Borrower shall have obtained a Rating Comfort Letter with respect to such franchise, trademark and license agreement.

Replacements:  Approved Capital Expenses and repairs and replacements to FF&E.

Satisfactory Environmental Report: individually and collectively, Phase I Environmental Site Assessments (together with follow up Phase II Environmental Site Assessments if required by any Phase I Environmental Site Assessment) for each Individual Property in form reasonably acceptable to Lender ordered by Lender at Borrower’s sole cost and expense upon written request to Lender in connection with a requested release from liability in accordance with the last paragraph of Article 4 that (i) is performed by an environmental firm reasonably satisfactory to Lender, (ii) expressly authorizes Lender and its successors and assigns to rely upon such Phase I Environmental Site Assessments (and Phase II Environmental Site Assessments if applicable), (iii) does not limit liability to less than the amount of such environmental firm’s professional liability insurance coverage, (iv) does not identify any environmental conditions that require removal, remediation or cure or violate any Environmental Laws, (v) is dated and describes the environmental condition of each Individual Property as of a date on or about the Release Date and (vi) is performed in accordance with most current version of ASTM “Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process (or Phase II Environmental Assessment Process, as applicable)”, ASTM International.

Senior Loan:  collectively, the Loan and the Term Loan.

Servicer:  a servicer selected by Lender to service the Loan.

Significant Obligor shall have the meaning set forth in Item 1101(k) of Regulation AB.

State:  the state in which the Property is located.

Taxes:  all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Tenant:  any existing tenant, replacement tenant or proposed tenant under any existing Lease or any proposed Lease (in each case, other than an Operating Lease).

Term:  the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Term Loan Agreement: that certain Term Loan Agreement, dated as of the date hereof, by and among Borrower, Operating Lessee and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Term Loan Documents:  the “Loan Documents” (as such quoted term is defined in the Term Loan Agreement).

Tour Desk Leases:  individually and collectively, (i) that certain Tour, Transportation & Theater Desk (Lobby) Lease dated as of January 1, 2015, by and between HHLP Duo One Lessee, LLC, as lessor and Apple Concierge, Inc., as lessee and (ii) that certain Tour, Transportation & Theater Desk (Lobby) Lease dated as of January 1, 2015, by and between HHLP Duo Three Lessee, LLC, as lessor and Apple Concierge, Inc., as lessee.

Toxic Mold:  any toxic mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively impact the value of the Property.

Transfer:  any sale, conveyance, transfer, lease or assignment or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of any Individual Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in Borrower, Operating Lessee, Borrower Representative or the Mezzanine Loan Parties (including, in each case, any profit interest) or (iii) the direct or indirect right or power to direct or cause the direction of the management and policies of Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, if Borrower enters into any agreement (including, without limitation, any letter of intent) to sell, convey or transfer the Property, then the mere entry into such agreement shall not constitute a “Transfer” hereunder so long as the applicable Borrower is not obligated to transfer the subject Property, unless prior to or concurrently with the closing of the transaction contemplated in such agreement (1) with respect to the sale of an Individual Property, the terms and provisions of Section 10.24 hereof have been satisfied in full, (2) the Debt (as defined herein and in the Term Loan Agreement) is paid in full in accordance with the terms of this Agreement and the Term Loan Agreement) or (3) Lender otherwise approves such agreement in writing, in its sole and absolute discretion.

UCC:  the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

UNCF (Underwritten Net Cash Flow):  the stabilized, recurring net cash flow of the Property determined by Lender in its sole discretion, in accordance with the provisions contained in Schedule 9.

Uniform System of Accounts: the most recent edition of the Uniform System of Accounts for the Lodging Industry, as adopted by the American Hotel and Motel Association.

Welfare Plan:  an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

Index of Other Definitions

.  An index of other terms which are defined in this Agreement or in other Loan Documents is set forth on Schedule 1.

Principles of Construction

.  Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP and the Uniform System of Accounts, as applicable.

2.	GENERAL LOAN TERMS
The Loan; Advances

.

The Loan

.  On the basis of the representations, warranties and covenants made by Borrower in this Agreement, Lender agrees to make the Loan to Borrower in an amount up to the Loan Amount, to be advanced from time to time in accordance with the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the conditions set forth in Section 2.1.3(a) hereof.  Borrower shall use the proceeds of the Loan to pay or reimburse itself for Approved PIP Expenses.  No amount borrowed and repaid in respect of the Loan may be reborrowed.  Borrower acknowledges and agrees that in no event shall proceeds of the Loan or Term Loan be used to fund the PIP Deposit.

Term Loan

. On the date hereof, Lender is also making to Borrower a certain term mortgage loan in the principal amount of $280,000,000.00 (the “Term Loan”), the proceeds of which will be advanced in accordance with the terms and conditions of, and shall be secured by the Term Loan Agreement and the Term Loan Documents.

Advances

.

(a) Provided that no Default or Event of Default has occurred and is continuing Lender shall make advances of the Loan to Borrower for payment of Approved PIP Expenses no more than one (1) time in any calendar month within fifteen (15) days after the delivery by Borrower and Operating Lessee to Lender of a request therefor, in increments of at least $100,000 (except with respect to the final advance made pursuant to this Section 2.1.3(a)), provided that in connection with each Loan advance the following conditions shall have been satisfied in full, as determined in Lender’s reasonable discretion, not to be unreasonably withheld, conditioned or delayed:

(i) The request for a Loan advance has been received and approved by Lender and is accompanied by (A) an Officer’s Certificate certifying (1) that all representations made by Borrower and Operating Lessee in the Loan Documents are true and correct in all material respects as of the date of such Officer’s Certificate, other than changes due to facts or circumstances arising after the date such representation or warranty was initially made that do not otherwise breach any provision of the Loan Documents (including matters that have been approved (or deemed approved) by Lender), (2) no Default or Event of Default is then continuing, (3) that such funds will be used only to pay (or reimburse Operating Lessee for) Approved PIP Expenses and a description thereof, (4) that all outstanding trade payables (other than those to be paid from the requested advance or those constituting Permitted Indebtedness or Permitted Encumbrances) that are due and payable have been paid in full, (5) that all previous Loan advances have been used only to pay (or reimburse Operating Lessee for) the previously identified Approved PIP Expenses, (6) that any work associated with such Approved PIP Expense has been completed in a good and workmanlike manner and in accordance with this Agreement, the PIP, the Franchise Agreement and all applicable Legal Requirements and (7) a progress report reconciling the status of the PIP Project and the remaining costs to complete the PIP Project, (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor, including all applicable invoices and (C) copies of appropriate Lien waivers, “Payment Receipts” and, if requested by Lender, other evidence of payment from all contractors, subcontractors or suppliers reasonably satisfactory to Lender in connection with such Approved PIP Expenses (and other than with respect to Permitted Encumbrances, the payment of which is not requested in the applicable advance), each in form and substance reasonably approved by Lender;

(ii) Borrower shall have delivered, and Lender shall have approved, a final and detailed budget(s) to prosecute and complete all components of the PIP Project (such budget(s), individually and collectively, the “PIP Budget”); Lender acknowledges that it has reviewed and approved the PIP Budgets attached hereto as Schedule 5;

(iii) Borrower shall have delivered, and Lender shall have approved, all PIP Agreements; Lender acknowledges that it has reviewed and approved the PIP Agreements provided to Lender on or prior to the date of this Agreement (if any);

(iv) Lender shall have received an endorsement to the title policy for the Individual Property that relates to the PIP for which the Loan advance is being requested acceptable to Lender insuring the Lien of the Security Instrument to the date of such future advance setting forth a new insured amount including such future advance, conforming to the pending disbursement requirements set forth in Exhibit B hereto and setting forth no additional exceptions (including survey exceptions), together with a title search indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender;

(v) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s reasonable expense) performance of any construction work associated with such Approved PIP Expense;
(vi) Borrower shall have delivered, and Lender shall have approved, all applicable insurance certificates evidencing that the insurance required by Lender with respect to the PIP Project is in effect;

(vii) Borrower shall have delivered evidence satisfactory to Lender that all permits, licenses and approvals required by Governmental Authorities and all Legal Requirements that are necessary to commence and perform the PIP to Completion have been obtained;

(viii) Borrower shall pay to Lender (or Lender shall pay itself out of such advance) simultaneously with each advance the Draw Fee and all actual, reasonable out-of-pocket costs and expenses incurred by Lender in connection with reviewing such Loan advance request;

(ix) In no event shall Borrower have the right to request, nor shall Lender be required to make, advances under this Section 2.1.3(a) in an amount which, in the aggregate with all previous advances is, in excess of the Loan Amount;

(x) There shall exist no Default or Event of Default under this Agreement or under any of the other Loan Documents, and there shall exist no “Default” or “Event of Default” under (and as such quoted terms are defined in) the Term Loan Agreement or under any of the Term Loan Documents; and

(xi) In connection with the final advance of the Loan, in addition to the other conditions set forth above, Lender shall not be obligated to make any such future advance unless and until Completion has occurred.

(b) Any advance of more than $10,000 to pay (rather than reimburse) Approved PIP Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee of such Approved PIP Expenses.

(c) Any advance by Lender of Loan proceeds made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Lender, shall not constitute a waiver by Lender of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances.

(d) Borrower agrees that, by Borrower’s acceptance of any advance of Loan proceeds, Borrower shall be bound in all respects by the request submitted on its behalf in connection therewith whether or not the request is executed and/or submitted by Borrower or an authorized Person.

(e) During the existence of an Event of Default under this Agreement, Borrower hereby irrevocably authorizes Lender to advance, at Lender’s option and in Lender’s sole discretion, but subject to Lender’s approval, in its sole discretion, any undisbursed Loan proceeds directly to the contractor, tradesperson or other payee of Approved PIP Expenses.  All such direct advances shall satisfy pro tanto the obligations of Lender to Borrower under this Agreement regardless of the disposition thereof by the contractor, tradesperson or other Person.  Notwithstanding the foregoing, Lender shall have no obligation whatsoever to make any advance of Loan proceeds from and after the occurrence of an Event of Default under this Agreement or under any of the other Loan Documents, irrespective of whether or not the same shall constitute an Event of Default hereunder, or from and after the occurrence of an “Event of Default” under (and as such quoted terms are defined in) the Term Loan Agreement or Term Loan Documents, irrespective of whether or not the same shall constitute an “Event of Default” under (and as such quoted terms are defined in) such Term Loan Agreement.

Advances for Stored Materials and Deposits

.      Lender shall not make Loan advances for building materials which are stored on the Property but not yet affixed to or incorporated into the Improvements.

(f) Notwithstanding anything to the contrary set forth herein, Lender shall have no obligation to fund any deposits to suppliers for goods to be delivered to the Property (including, without limitation, appliances) requiring deposits to be made upon placing an order for the same.  Notwithstanding the foregoing, upon the delivery of such goods (and Lender shall have the right, upon request, to inspect and approve the condition of such goods) and receipt by Lender of a bill of sale and/or final Lien waivers from such supplier, the full contract amount for such goods shall be advanced provided that the terms and provisions of Section 2.1.3(a) hereof have been satisfied.

Retainage

.  Subject to the advance conditions set forth in Section 2.1.3(a) hereof, Loan advances will be made in amounts which shall be equal to the costs incurred by Borrower through the end of the period covered by the request for a Loan advance less retainage equal to the greater of (i) ten percent (10%) of such costs incurred and (ii) the actual retainage so required under the applicable PIP Agreement (if any), until Completion has been achieved, at which point, so long as no Default or Event of Default has occurred and is continuing, all such retained amounts will be advanced to Borrower in accordance with Section 2.1.3(a) hereof (provided, however, that retainage shall be released for any PIP Agreement at such time as the work thereunder shall have been completed).  Notwithstanding the foregoing, retainage shall only be required under this Agreement to the extent and in the amount required under any PIP Agreement.

Reallocation; Contingency

.   If at any time Borrower or Lender determines that the undisbursed balance of the Loan Budget Amount for any category of cost shown on the PIP Budget exceeds the actual amount required to complete such category of cost, then, upon Lender’s written approval (not to be unreasonably withheld, conditioned or delayed), the excess may be reallocated to any other Loan Budget Amount balance.

(g) Borrower hereby acknowledges and agrees that (i) the PIP Budget shall include a line item designated as the general administrative contingency (the “Contingency”) and (ii) the Contingency represents an amount necessary to provide assurances to Lender that, if additional costs are incurred or unanticipated events or problems occur in connection with the PIP Project, sufficient Loan proceeds are available to pay for such additional costs.  In the event

Borrower desires to reallocate to any line item the amount of any portion of the Loan proceeds attributable to the Contingency line item which has not theretofore been reallocated to any other line item or advanced, Borrower shall request Lender’s consent thereto by written notice accompanied by a proposed revised PIP Budget, and Lender shall not unreasonably withhold, condition or delay such consent.  On a monthly basis, Borrower shall deliver to Lender a log showing how the Contingency has been used and reallocated (if applicable) during the prior month and setting forth the remaining balance of the Contingency.  If an Event of Default is continuing, Lender may allocate portions of the Contingency for any costs related to the PIP Project as Lender may determine (although Lender shall have no obligation whatsoever to make any such allocation).

Loan Balancing

.   If at any time, and from time to time, Lender notifies Borrower that, in Lender’s sole, but good faith, judgment, the undisbursed balance of the Loan (without utilizing any sums allocated to any contingency line item) is insufficient to pay the remaining costs in respect of the PIP Project (such insufficient amounts, collectively, the “Deficiency”), then Borrower shall deposit from Borrower’s own cash equity the amount of such Deficiency (such amount, the “Deficiency Deposit”) into a Subaccount (the “Deficiency Deposit Subaccount”) with Lender.  Lender may from time to time apply, or allow Borrower to apply, such Deficiency Deposit to such costs in respect of the PIP Project (subject to Borrower’s compliance with all conditions which would be applied to an advance of Loan proceeds under this Agreement, for the same costs to which the Deficiency Deposit is to be applied).

(h) Until such time as Lender determines that the conditions set forth in the preceding paragraph to fund the Deficiency Deposit have been satisfied, and that the amount of the Deficiency has therefore been reduced to zero dollars ($0.00), Lender shall have no obligation to make any further advances of Loan proceeds and Borrower shall promptly pay out-of-pocket from Borrower equity all costs necessary to diligently pursue Completion.  In addition, Lender shall have no obligation to make any further advances of Loan proceeds until the Deficiency Deposit has been fully expended for costs in respect of the PIP Project and the balance of the Deficiency Deposit Subaccount has been reduced to zero dollars ($0.00).  Borrower shall have no right to withdraw funds from the Deficiency Deposit Subaccount except for the payment of the aforesaid costs in respect of the PIP Project in accordance with this Agreement.  Any sums not used as provided in this paragraph shall be released to Borrower when and to the extent that Lender determines that the amount thereof is more than the excess, if any, of the total remaining costs in order to achieve Completion, over the undisbursed balance of the Loan, provided, however, that should an Event of Default under this Agreement (for any reason) occur, Lender may, at its option, while such Event of Default is continuing, apply such amounts either to the costs of the PIP Project or to the immediate reduction of Principal and/or interest under the Note (including interest at the Default Rate) and other sums due hereunder or under any of the other Loan Documents or Term Loan Documents, in such order and proportions as Lender shall, in its sole discretion, determine.

Force Funding

. Notwithstanding anything to the contrary contained herein, if Lender has not advanced all of the proceeds of the Loan by the Payment Date in May, 2019 (the “Force Funding Date”) and Borrower has exercised the First Extension Option and satisfied the conditions set forth in Section 2.8 hereof in connection therewith, Lender may, on such Payment Date or at any time thereafter, and on one or more occasions, advance all or any portion of the remaining Loan proceeds into a Subaccount (the “Available Loan Proceeds Subaccount”), at which point the outstanding balance of the Loan shall be increased by the amount so deposited into the Available Loan Proceeds Subaccount (and, as such, Debt Service payments due and owing hereunder shall be paid based on such increased outstanding balance), and Lender shall make advances to be made under this Agreement in the manner set forth in and pursuant to the requirements of Section 2.1 of this Agreement by releasing the applicable amount of proceeds from the Available Loan Proceeds Subaccount.  Borrower hereby acknowledges and agrees that Lender’s advance of Loan proceeds described in the immediately preceding sentence shall not in any way diminish or otherwise modify the conditions precedent to advances described in this Agreement or any of Borrower’s obligations hereunder or under any of the other Loan Documents.

Interest; Monthly Payments

.

Generally

.  From and after the date hereof, interest on the outstanding and unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided.  On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including May 8, 2016.  On June 9, 2016 (the “First Payment Date”) and each Payment Date thereafter through and including the Payment Date immediately preceding the Stated Maturity Date, Borrower shall pay an amount equal to the Monthly Debt Service Payment Amount.  The Monthly Debt Service Payment Amount due on any Payment Date shall be applied (x) to the payment of interest accrued on the Note from the scheduled Payment Date preceding the Payment Date on which such Monthly Debt Service Payment Amount is paid through the day of the month immediately preceding the Payment Date on which such Monthly Debt Service Payment Amount is paid, notwithstanding that the actual Payment Date may not have been the scheduled Payment Date because the scheduled Payment Date is not a Business Day and (y) during any Extension Term, to the reduction of the unpaid Principal pursuant to Section 2.10 hereof.  All accrued and unpaid interest shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date, however, Borrower shall not be required to pay breakage under Section 2.2.5 hereof with respect to such repayment.  In addition, notwithstanding anything to the contrary in this Section 2.2.1, after an Event of Default the provisions of Section 8.2.2 hereof shall apply.

Default Rate

.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Principal shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

Taxes

.  Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes (all such non–excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”).  If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply:  (i) the sum payable shall be increased as may be necessary so that after making all required deductions

(including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor.

Requirements of Law

.

(i) If any Legal Requirement or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan (excluding Excluded Taxes) or change the basis of taxation of payments to Lender in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR hereunder;

(iii) shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of making or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall, from time to time, upon receipt of prior written notice of not less than ten (10) Business Days of such fact and a reasonably detailed description of the circumstances, promptly pay Lender such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally) and are not prohibited by such Requirement of Law to be charged back.

(j) If Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder by an amount deemed by Lender to be material (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy and liquidity), then from time to time, Borrower shall promptly, upon notice from Lender, pay to Lender such additional amount or amounts as will compensate Lender for such reduction (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally).

If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.4, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrower shall be conclusive in the absence of manifest error or the provision of proof by Borrower to the contrary.

Breakage Indemnity

.  Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise).  Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.5, which statement shall be binding and conclusive absent manifest error.  Borrower’s obligations under this Section 2.2.5 are in addition to Borrower’s obligations to pay any Yield Maintenance Premium or Exit Fee applicable to a payment or prepayment of Principal.

Loan Repayment

.

Repayment

.  Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.  Except during the continuance of an Event of Default, all proceeds of any repayment (including, without limitation, any proceeds of the Interest Rate Protection Agreement paid to Lender), including permitted prepayments of the Loan, shall be applied by Lender as follows in the following order of priority:  First, accrued and unpaid interest on the Note at the Interest Rate; Second, to the Principal; and Third, to any other amounts then due and owing under the Loan Documents, including the Yield Maintenance Premium (if such repayment or prepayment occurs on or prior to the Yield Maintenance Date) and Exit Fee.  If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium and Exit Fee applicable to such prepayment.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed–in–lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion. In addition, notwithstanding anything to the contrary in this Section 2.3.1, after an Event of Default the provisions of Section 8.2.2 hereof shall apply.

Mandatory Prepayments

.  The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Sections 7.4.2 and 7.4.4.  Each Casualty/Condemnation Prepayment, after deducting Lender’s reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date.  Provided that no Event of Default is continuing, then notwithstanding Section 2.3.1, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium, but subject to the payment of the Exit Fee.

Optional Prepayments

.  Borrower shall have the right from time to time to prepay all or any portion of the Principal on any Payment Date provided that Borrower gives Lender at least fifteen (15) days prior written notice thereof and such prepayment is accompanied by the Yield Maintenance Premium (if applicable) and the Exit Fee in connection therewith.  If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.

2.1.2 [Intentionally Omitted].
2.1.3 Pro Rata Prepayments and Repayments.

(a) Notwithstanding anything to the contrary contained in the Loan Documents and the Term Loan Documents, so long as no Event of Default exists and is continuing hereunder or under the other Loan Documents or the Term Loan Documents, Borrower shall cause all principal prepayments and repayments of the Senior Loan and the Mezzanine Loan, including any prepayments or repayments made pursuant to Section 2.8 and Section 10.24 hereof (but excluding (A)(i)(x) any prepayments or repayments of principal made in accordance with Section 2.3.2 of this Agreement and the Term Loan Agreement, all of which shall be applied by Lender exclusively and wholly in reduction of the Debt hereunder and under the Term Loan Agreement, and (y) any prepayments or repayments of principal made in accordance Section 2.3.2 of the Mezzanine Loan Agreement, all of which shall be applied by Mezzanine Lender exclusively and wholly in reduction of the “Debt” (as such quoted term is defined in the Mezzanine Loan Agreement) under the Mezzanine Loan Agreement), (ii) application of any prepayments or repayments of principal during the continuance of an Event of Default, all of which shall be applied by Lender exclusively and wholly in reduction of the Debt hereunder and under the Term Loan Agreement, and (iii) any amortization payments with respect to the Loan or the Term Loan during the Extension Terms (if any) as required pursuant to Section 2.10 hereof and the Term Loan Agreement, all of which shall be applied by Lender exclusively and wholly in reduction of the Debt hereunder and under the Term Loan Agreement, (B) any prepayments or repayments of principal made by Borrower to repay protective advances made by Lender, all of which shall be paid over to, and applied by, Lender exclusively and wholly in reduction of the Debt hereunder and under the Term Loan Agreement and (C) any prepayments or repayments of principal made by Mezzanine Borrower to repay protective advances made by Mezzanine Lender, all of which shall be paid over to, and applied by, Mezzanine Lender exclusively and wholly in reduction of the “Debt” (as such quoted term is defined in the Mezzanine Loan Agreement) under the Mezzanine Loan Agreement) to be allocated among the Senior Loan and the Mezzanine Loan and applied by Lender and Mezzanine Lender pro rata in accordance with the respective then-outstanding principal balances of the Mezzanine Loan and the Senior Loan (but including, in the case of the Loan, any amounts thereof remaining to be advanced).  If Borrower or Operating Lessee fails to apply any such principal prepayments or repayments in accordance with this Section 2.3.5(a), each of Borrower and Operating Lessee hereby authorizes Lender to pay over to Mezzanine Lender for application to the outstanding principal amount of the Mezzanine Loan, to the extent of any excess proceeds received by Lender, the amount necessary to cause the prepayment or repayment of the Senior Loan and the Mezzanine Loan to be pro rata in accordance with this Section 2.3.5(a) and the same shall be deemed to be a distribution by Borrower to the Mezzanine Borrower in accordance with the provisions of Section 2.3.5(d) below.

(b) Each of Borrower and Operating Lessee acknowledges and agrees that, in all events, any amounts paid by Lender to Mezzanine Lender pursuant to the provisions of this Section 2.3.5 shall be (and are deemed to be) payments, prepayments and/or repayments by Mezzanine Borrower of the Mezzanine Loan and the “Debt” (as such quoted term is defined in the Mezzanine Loan Agreement) and not payments, prepayments or repayments by Borrower or Operating Lessee of the Senior Loan or the Debt.

(c) All funds transferred to or for the benefit of Lender from Mezzanine Lender in accordance with this Section 2.3.5 and Section 2.3.5 of the Term Loan Agreement and the Mezzanine Loan Agreement are intended by Mezzanine Borrower, to constitute, and shall constitute, capital contributions from Mezzanine Borrower to Borrower, and Borrower hereby acknowledges that any such fund transfers shall be deemed capital contributions to Borrower.

(d) All funds transferred to or for the benefit of Mezzanine Lender from Lender in accordance with this Section 2.3.5 and Section 2.3.5 of the Term Loan Agreement and the Mezzanine Loan Agreement are intended by Borrower, to constitute, and shall constitute, distributions from Borrower to Mezzanine Borrower, and, pursuant to Section 2.3.5(d) of the Mezzanine Loan Agreement, Mezzanine Borrower acknowledges that any such fund transfers shall be deemed distributions to Mezzanine Borrower.

(e) No provision of the Loan Documents, Term Loan Documents or the Mezzanine Loan Documents shall create a debtor-creditor relationship between Borrower and Operating Lessee, on one hand, and Mezzanine Borrower and Mezzanine Leasehold Pledgor, on the other hand.

(f) Notwithstanding the foregoing or anything to the contrary herein, nothing in this Section 2.3.5 shall cause Borrower, Operating Lessee, Mezzanine Borrower, or Mezzanine Leasehold Pledgor to violate the terms and provisions of Section 5.12, Schedule 4, or the special purpose entity provisions set forth in each such party’s respective limited liability company agreements.

Release of Property

.  In addition to any Release which may occur under Section 10.24 hereof, Lender shall further, upon the written request and at the expense of Borrower, (x) upon payment in full of the Debt in accordance herewith, release the Lien of the Loan Documents or (y) upon payment in full of the Debt in accordance herewith and the “Debt” under, and as such quoted term is defined in, the Term Loan Agreement in accordance therewith, assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore released.

Payments and Computations

.

Making of Payments

.  Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the preceding Business Day.  All such payments shall be made irrespective of, and without any deduction, set–off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

Computations

.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360–day year.

Late Payment Charge

.  If any Principal, interest or other sum due under any Loan Document (other than the payment of the outstanding Principal balance of the Loan due on the Maturity Date) is not paid by Borrower on the date on which it is due, subject to any applicable grace or cure period, if any, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.

Interest Rate Protection Agreements

.

Interest Rate Protection Agreement

.  As of the date hereof, Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to Section 2.8, being referred to herein as the “Interest Rate Protection Agreement”):

(g) the Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least (i) “AA” by S&P and “Aa2” by Moody’s or, (ii) if such financial institution is an Affiliate of Lender, “A” by S&P or “A2” by Moody’s; has a term ending no earlier than the Stated Maturity Date; is an interest rate cap in respect of a notional amount not less than the Maximum Potential Loan Amount that shall have the effect of capping LIBOR at 3.00% per annum; and provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof.

(h) Borrower’s interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance (it being acknowledged and agreed that if a new assignment of Interest Rate Protection Agreement is required in connection with Section 2.8(g), Lender shall accept documentation in substantially the same form delivered at the origination of the Loan), and the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Lender in form and substance and, without limitation, shall include such counterparty’s agreement to (i) pay directly into the Deposit Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and (ii) if the long term, unsecured and unsubordinated debt rating of such counterparty is downgraded below (1) “A” by S&P or “A2” by Moody’s or, (2) if such counterparty is an Affiliate of Lender, “A–” by S&P or “A3” by Moody’s, or if any such rating in the foregoing subclause (1) or (2) is withdrawn or qualified by the applicable Rating Agency, designate a successor counterparty under the Interest Rate Protection Agreement, which successor counterparty shall satisfy the criteria set forth in subsection (a) above and this subsection (b), not later than ten (10) Business Days after any such downgrade, withdrawal or qualification, as applicable, unless, in either case, such counterparty deposits with Lender collateral, in form, value and substance acceptable to Lender in its sole discretion and pursuant to documentation acceptable to Lender in its sole discretion.

(i) Notwithstanding anything in this Section 2.6.1 to the contrary, prior to purchasing an Interest Rate Protection Agreement, Borrower shall notify NATIXIS, a public limited corporation with a Board of Directors (société anonyme à conseil d’administration) organized under the laws of the Republic of France (“Natixis”) of its intention to purchase such Interest Rate Protection Agreement, which notice shall contain the name of the proposed financial institution and the price and other applicable terms relating to the proposed Interest Rate Protection Agreement.  Natixis or its Affiliate shall have the right, by notice to Borrower given within two (2) Business Days after receipt of Borrower’s notice to provide an Interest Rate Protection Agreement to Borrower at the same (or lower) price and upon substantially the same terms and conditions applicable to the proposed Interest Rate Protection Agreement with such other financial institution and Borrower hereby agrees to promptly enter into same with Natixis or its Affiliate.  If Natixis or its Affiliate does not timely provide such Interest Rate Protection Agreement to Borrower as provided in the preceding sentence, Borrower may purchase the Interest Rate Protection Agreement from any financial institution having a rating of at least that specified in Section 2.6.1(a) above at the same (or lower) price and upon substantially the same terms and conditions applicable to the proposed Interest Rate Protection Agreement first offered to Natixis.

(j) In connection with an Interest Rate Protection Agreement entered into pursuant to Section 2.8, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the counterparty (which counsel may be in–house counsel for the counterparty) (upon which Lender and its successors and assigns and the Rating Agencies may rely) which shall provide, in relevant part, that:

(i) the counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

(ii) the execution and delivery of the Interest Rate Protection Agreement by the counterparty, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by–laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the counterparty of the Interest Rate Protection Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Interest Rate Protection Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the counterparty and constitutes the legal, valid and binding obligation of the counterparty, enforceable against the counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Execution of Documents

.  Borrower shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.

No Obligation of Lender

.  Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto).  No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

Receipts from Interest Rate Protection Agreements

.  All payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Deposit Account and applied in the same manner as Rents are applied under Section 3.10.

Downgrade of Counterparty

.  Borrower shall cause any counterparty under any Interest Rate Protection Agreement to be replaced with a successor counterparty, which successor counterparty shall satisfy the criteria set forth in Section 2.6.1(a), not later than ten (10) Business Days after the long term unsecured and unsubordinated debt rating of such counterparty is downgraded below (i) “A” by S&P or “A2” by Moody’s or, (ii) if such counterparty is an Affiliate of Lender, “A–” by S&P or “A3” by Moody’s, or if any such rating in the foregoing subclause (i) or (ii) is withdrawn or qualified by the applicable Rating Agency, unless, in either case, such counterparty deposits with Lender collateral, in form, value and substance acceptable to Lender in its sole discretion and pursuant to documentation acceptable to Lender in its sole discretion.

2.6.6Obligation Satisfied under Term Loan.    Notwithstanding anything to the contrary contained in this Section 2.6, in the event that Borrower has entered into an Interest Rate Protection Agreement under the corresponding provisions contained in the Term Loan Agreement, the obligation to enter into an Interest Rate Protection Agreement under this Section 2.6 shall be deemed satisfied so long as the same obligation appears in the Term Loan Agreement and Borrower satisfies the same, in full, thereunder.

Fees

.

Structuring Fee

.  On the date hereof, Borrower shall pay to Lender a loan structuring fee of $40,000.00 (the “Structuring Fee”).

2.1.4 Exit Fee.  Upon any repayment or prepayment of Principal (whether at maturity, acceleration of the Loan or otherwise), Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto.  Any Exit Fee paid to Lender hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

2.7.3Administrative Fee.  Borrower shall pay to Lender an annual loan servicing fee of $150,000.00, which shall be paid to Lender on a monthly basis in equal payments in the amount of $12,500.00 (the “Administrative Fee”); provided, however, that the obligation to pay the Administrative Fee under this Section 2.7.3 shall be deemed satisfied so long as the same obligation appears in the Term Loan Agreement and Borrower satisfies the same, in full, thereunder.

Extension Options

.  Borrower shall have the right to request that Lender (i) extend the Stated Maturity Date (the “First Extension Option”) for a period of twelve (12) months to May 9, 2020 (the “First Extended Stated Maturity Date”) (such period of time, the “First Extension Term”) and (ii) further extend the Stated Maturity Date (the “Second Extension Option” and together with the First Extension Option, each individually an “Extension Option” and collectively, the “Extension Options”) for a period of twelve (12) months to May 9, 2021 (the “Second Extended Stated Maturity Date”) (such period of time the “Second Extension Term”; and together with the First Extension Term, each individually an “Extension Term” and collectively, the “Extension Terms”), provided that Borrower shall have previously timely exercised the First Extension Option to extend the Stated Maturity Date to the First Extended Stated Maturity Date in compliance with the terms hereof.  The Stated Maturity Date will be so extended upon the satisfaction of the following conditions:

(a) Borrower shall give Lender its written notice requesting such extension not less than sixty (60) days prior to (i) the originally scheduled Stated Maturity Date with respect to the First Extension Option and (ii) the First Extended Stated Maturity Date with respect to the Second Extension Option;

(b) no Event of Default exists at the time such request is made and, with respect to the First Extension Option, on the originally scheduled Stated Maturity Date and with respect to the Second Extension Option, the First Extended Stated Maturity Date;

(c) Borrower delivers to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (b) above;

(d) (i) with respect to any PIP Project that is required to be completed as of the date of the commencement of the applicable Extension Term pursuant to the applicable PIP and the applicable Franchise Agreement, Borrower shall have achieved Completion of such PIP Project and (ii) with respect to any PIP Project that is not required to be completed as of the date of the commencement of the applicable Extension Term pursuant to the applicable PIP and the applicable Franchise Agreement, to the extent that Borrower has actually commenced such PIP Project, Borrower shall be in compliance with the construction timelines and milestones set forth in the applicable PIP and the applicable Franchise Agreement and shall be using best efforts to diligently prosecute the Completion of such PIP Project;

(e) the Debt Yield (UNCF) is not less than (i) 11.0% at the time of Borrower’s exercise of the First Extension Option and upon the commencement of the First Extension Term, and (ii) 11.5% at the time of Borrower’s exercise of the Second Extension Option and upon the commencement of the Second Extension Term; provided, that, in the event Borrower fails to satisfy the Debt Yield (UNCF) requirements set forth in this clause (e), Borrower may make a prepayment sufficient to bring the Property into compliance therewith, so long as such prepayment is made in accordance with the terms of this Agreement and the Term Loan Agreement (including, without limitation, Sections 2.3.3 of this Agreement and the Term Loan Agreement and Section 2.3.4 of the Term Loan Agreement) and is subject to payment of the applicable Exit Fee (as defined herein and in the Term Loan Agreement) in connection therewith;

(f) Borrower pays the Extension Fee to Lender not later than the commencement of each Extension Term;

(g) on or prior to the originally scheduled Stated Maturity Date with respect to the First Extension Option or the First Extended Stated Maturity Date with respect to the Second Extension Option, Borrower either (i) extends the term of the Interest Rate Protection Agreement until the First Extended Stated Maturity Date for the First Extension Option or the Second Extended Stated Maturity Date for the Second Extension Option, or (ii) enters into a new interest rate protection agreement that expires on or after the First Extended Stated Maturity Date for the First Extension Option or the Second Extended Stated Maturity Date for the Second Extension Option, and which extension or new agreement is on the same terms set forth in Section 2.6.1;

(h) Borrower, Operating Lessee and Guarantor shall have entered into an amendment or modification of the Loan Documents in accordance with Section 2.10 hereof to account for the amortization of the Loan; and

(i) Lender shall have received evidence that (i) Borrower has satisfied the conditions set forth in Section 2.8 of the Term Loan Agreement and that the Term Loan has been extended through a date not earlier than First Extended Stated Maturity Date for the First Extension Option or the Second Extended Stated Maturity Date for the Second Extension Option and (ii) Mezzanine Borrower has satisfied the conditions set forth in Section 2.8 of the Mezzanine Loan Agreement and that the Mezzanine Loan has been extended through a date not earlier than the First Extended Stated Maturity Date for the First Extension Option or the Second Extended Stated Maturity Date for the Second Extension Option.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

Certain Payments

.  Notwithstanding anything to the contrary contained in this Agreement, in connection with and for the purposes of any payment or prepayment of all or any portion of the Loan pursuant to Sections 2.2.1,  2.3.2 or 2.3.3 on any date after the Payment Date and prior to the LIBOR Determination Date with respect to the next succeeding Interest Period, LIBOR shall be determined as of the Eurodollar Business Day immediately preceding the date of such payment or prepayment and Lender shall thereafter, reasonably promptly after the occurrence of such next succeeding LIBOR Determination Date, make any necessary adjustment in the amount actually required to be paid or prepaid based upon LIBOR as determined on such next succeeding LIBOR Determination Date.

2.10Amortization of the Loan

.  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, amortization of the Loan shall be required during the Extension Terms (if any).  Such amortization shall be based on a thirty (30) year amortization schedule.  Borrower, Operating Lessee and Guarantor shall promptly execute and deliver to Lender an amendment or modification of the Loan Documents evidencing the foregoing (which shall, among other things, amend the defined term “Monthly Debt Service Payment Amount” and any other related terms and provisions set forth in the Loan Documents), together with such other documents, instruments, certificates and writings as Lender may reasonably require.

3.	CASH MANAGEMENT AND RESERVES
Cash Management Arrangements

.  Borrower and Operating Lessee shall cause (x) all Rents to be transmitted directly by all Tenants of each Individual Property (if any) and (y) the immediate direct deposit by all Credit Card Companies of all credit card receipts with respect to each Individual Property, in each case, into the Clearing Account for such Individual Property as more fully described in each Clearing Account Agreement.  Without in any way limiting the foregoing, all Rents (including Rents in the nature of sums payable by Credit Card Companies) received by Borrower, Operating Lessee or Manager shall be deposited into the applicable Clearing Account within one Business Day of receipt.  Funds deposited into each Clearing Account shall be swept by the Clearing Bank on a daily basis into the Deposit Account and applied and disbursed in accordance with this Agreement.  Funds in the Deposit Account shall be invested only in Permitted Investments, which Permitted Investments shall be selected by Lender in its sole discretion.  Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”).  The Deposit Account and any Subaccount will be under the sole control and dominion of Lender and administered in accordance with the terms and conditions of this Agreement and the other applicable Loan Documents and the Term Loan Documents, and neither Borrower nor Operating Lessee shall have any right of withdrawal therefrom.  Borrower shall pay for all expenses of opening and maintaining all of the above accounts.  Lender may, in its discretion with prior notice thereof to

Borrower and Operating Lessee and provided the same form of Deposit Account Agreement is utilized, elect to maintain the deposits and reserves required under this Agreement in an Eligible Account at a bank or other depository selected by Lender other than the Deposit Bank in which case, all references to the Deposit Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at Lender’s discretion only in Permitted Investments.  Notwithstanding anything to the contrary contained in this Article 3, in the event that any Subaccount described in this Article 3 is being held and enforced by Lender under the corresponding provisions contained in the Term Loan Agreement, the provisions of this Article 3 with respect to the requirement of Borrower to deposit monies with Lender into such Subaccount shall be deemed satisfied so long as the same requirement appears in the Term Loan Agreement and Borrower satisfies such requirement, in full, thereunder.

Payment Direction Letters

.

Direction to Credit Card Companies

.  Promptly following the closing of the Loan, Borrower or Operating Lessee, as applicable, shall (x) give each Credit Card Company an irrevocable direction, in the form of Exhibit A attached hereto and made a part hereof (each, a “Credit Card Company Payment Direction Letter”), or in such other form required by the Credit Card Company and reasonably approved by Lender to deliver all payments made by such Credit Card Company and all and other payments constituting Rents directly to each applicable Clearing Account and (y) deliver to Lender a copy of each such Credit Card Company Payment Direction Letter together with (i) a certification of Borrower (or Operating Lessee, as applicable) that the same has been delivered to each applicable Credit Card Company and (ii) such other evidence as Lender may reasonably require to evidence such delivery.  In addition, within five (5) Business Days after the execution of any new credit card transaction processing agreement entered into after the date hereof, Borrower or Operating Lessee, as applicable, shall (x) deliver a Credit Card Company Payment Direction Letter to the such new credit card company and (y) deliver to Lender a copy of each such Credit Card Company Payment Direction Letter together with (i) a certification of Borrower (or Operating Lessee, as applicable) that the same was delivered to the applicable credit card company and (ii) such other evidence as Lender may reasonably require to evidence such delivery.

Direction to Tenants

.  Within five (5) Business Days after the execution of any new Lease entered into after the date hereof in accordance with the terms of this Agreement, Borrower or Operating Lessee, as applicable, shall (x) deliver to the Tenant under such Lease an irrevocable direction, in the form reasonably approved by Lender (each, a “Tenant Payment Direction Letter”), to deliver all rent payments made by such Tenant and all and other payments made by such Tenant constituting Rents directly to each applicable Clearing Account and (y) deliver to Lender a copy of each such Tenant Payment Direction Letter together with (i) a certification of Borrower (or Operating Lessee, as applicable) that the same was delivered to the applicable Tenant and (ii) such other evidence as Lender may require to evidence such delivery.

Taxes and Insurance

.  On the date hereof, Borrower shall pay to Lender $3,634,620.26 for the payment of Taxes for each Individual Property in accordance with the terms of this Section 3.3 (the “Initial Tax Deposit”) and $163,637.78 for the payment of

Insurance Premiums for each Individual Property in accordance with the terms of this Section 3.3 (the “Initial Insurance Premium Deposit”) and Lender will transfer the Initial Tax Deposit and the Initial Insurance Premium Deposit into a Subaccount (the “Tax and Insurance Subaccount”).  Commencing on the first Payment Date after the date hereof, and on each Payment Date thereafter, Borrower shall pay to Lender (i) one–twelfth of the Taxes for each Individual Property that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (ii) one–twelfth of the Insurance Premiums related to the Policies for each Individual Property that Lender estimates will be payable for the renewal of the coverage afforded by such Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of such Policies.  Such amounts will be transferred by Lender to the Tax and Insurance Subaccount.  Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made with respect to the applicable Individual Property by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) if requested by Borrower or Operating Lessee, reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer’s Certificate in form and substance satisfactory to Lender; subject, however, to Borrower’s right to contest Taxes in accordance with Section 5.2.  In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due for the applicable Individual Property, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.  Notwithstanding anything to the contrary contained in this Section 3.3, Borrower shall have no obligation to deposit monies into the Tax and Insurance Subaccount for the payment of Insurance Premiums so long as each Individual Property is covered by a blanket insurance policy that satisfies the insurance requirements set forth in Section 7.1 hereof.  In the event that any Individual Property shall no longer be covered by such blanket insurance policy, Lender may, in its sole discretion, apply the Initial Insurance Premium Deposit (or portion thereof) from the Tax and Insurance Subaccount to force place insurance for such Individual Property (and pay the Insurance Premiums with respect thereto) and Borrower’s obligation to deposit monies into the Tax and Insurance Subaccount for the payment of Insurance Premiums with respect to such Individual Property shall immediately resume.

FF&E Reserve

.  Commencing on the first Payment Date after the date hereof, and on each Payment Date thereafter, Borrower shall pay to Lender for transfer into a Subaccount (the “FF&E Reserve Subaccount”) an amount equal to the greater of (x) four percent (4%) of the Property’s gross rooms revenue for the calendar month which is one (1) calendar month prior to the calendar month in which the applicable Payment Date occurs and (y) the amount (when calculated on a monthly basis) required to be reserved for Replacements under the Franchise Agreement.  Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the FF&E Reserve Subaccount to Borrower, within fifteen (15) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided that (i) such disbursement is for a Replacement; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated with such Replacement; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (v) that such funds will be used to pay or reimburse Borrower for Replacements and a description thereof, (w) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness and Permitted Encumbrances) have been paid in full, (x) that the same has not been the subject of a previous disbursement, (y) that all previous disbursements have been used to pay the previously identified Replacements and (z) that any construction work associated with such Replacements has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor, (C) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender in connection with any construction work associated with such Replacements (other than with respect to Permitted Encumbrances) and (D) at Lender’s option, for disbursements in excess of $50,000 with respect to the Individual Property associated with such Replacement, a title search for such Individual Property indicating that it is free from all Liens not previously approved by Lender.  Any such disbursement of more than $10,000 to pay (rather than reimburse) Replacements may, at Lender's option, be made by joint check payable to Borrower and the payee on such Replacements.

3.1	[Intentionally Omitted]
Operating Expense Subaccount

.  Commencing on the first Payment Date after the date hereof, and on each Payment Date thereafter, Rents (including Rents in the nature of sums payable by Credit Card Companies) shall be transferred into a Subaccount (the “Operating Expense Subaccount”) as provided in Section 3.10.  Provided no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrower (or, at Borrower’s direction, to Operating Lessee), within four (4) Business Days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer’s Certificate certifying (w) that such funds will be used to pay Approved Operating Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) if reasonably requested by Lender, reasonably detailed documentation reasonably satisfactory to Lender as to the amount, necessity and purpose therefor.

Casualty/Condemnation Subaccount

.  Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation at any Individual Property to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Section 7.  All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Section 7.

Security Deposits

.  Operating Lessee shall keep all security deposits under Leases at a separately designated account under Operating Lessee’s control at the Clearing Bank so that the security deposits shall not be commingled with any other funds of Operating Lessee (such account, the “Security Deposit Account”).  Operating Lessee shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits, if any (and any interest theretofore earned thereon) under Leases, to be held by Lender a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases.  Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Operating Lessee together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a Tenant pursuant to the terms of a Lease or may be applied as rent pursuant to the rights of Operating Lessee under the applicable Lease (including for repairs which the Lease specifies to be at Tenant’s cost).  Any letter of credit or other instrument that Operating Lessee receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described or drawn upon for the purposes set forth in the Lease and (ii) if permitted pursuant to any Legal Requirements and the requirements of the issuing bank, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

Grant of Security Interest; Application of Funds

.  As security for payment of the Debt and the performance by Borrower and Operating Lessee of all other terms, conditions and provisions of the Loan Documents, Borrower and Operating Lessee each hereby pledge and assign to Lender, and grant to Lender a security interest in, all of Borrower’s and Operating Lessee’s right, title and interest in and to all Rents (including Rents in the nature of sums payable by Credit Card Companies) and in and to all payments to or monies held in the Clearing Account, the Deposit Account and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”).  Borrower and Operating Lessee each hereby grant to Lender a continuing security interest in, and agree to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account.  Neither Borrower nor Operating Lessee shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Security Instrument or exercise its other rights under the Loan Documents.  Cash Management Accounts shall not constitute trust funds and may not be commingled with other monies held by Lender.  Borrower shall be entitled to receive on a semi–annual basis interest on any balance in the Deposit Account and any Subaccounts other than Subaccounts established for the collection of Escrows (including any Eligible Account maintained at a bank or other depository other than the Deposit Bank selected by Lender in accordance with Section 3.1) at a rate equal to the U.S. and Regional Composite National Bank Average Retail Savings Money Market CD Yield, from time to time.  Upon repayment in full of the Debt and the “Debt” under, and as such quoted term is respectively defined in, the Term

Loan Agreement, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

Property Cash Flow Allocation

.

(a) Rents (including Rents in the nature of sums payable by Credit Card Companies) deposited into the Deposit Account up to and including the Business Day prior to a Payment Date shall be applied on such Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the Monthly Debt Service Payment Amount and the “Monthly Debt Service Payment Amount” under, and as such quoted term is defined in, the Term Loan Agreement, in each case due on such Payment Date (plus, if applicable, interest on the Loan at the Default Rate and interest on the Term Loan at the “Default Rate” (as such quoted term is defined in the Term Loan Agreement) and all other amounts, other than those described under other clauses of this Section 3.10(a) and Section 3.10(a) of the Term Loan Agreement, then due to Lender under the Loan Documents and the Term Loan Documents), which payments shall be made into a Subaccount established for such purpose under the Deposit Account Agreement (the “Monthly Debt Service Subaccount”); (iv) Fourth, to make payments into the FF&E Subaccount as required under Section 3.4; (v) Fifth, to the Operating Expense Subaccount in an amount sufficient to make payments for Approved Operating Expenses (excluding the fees payable pursuant to the Management Agreement) as required under Section 3.6 for the succeeding calendar month; (vi) Sixth, to Lender to pay the Administrative Fee, as described in, and subject to, Section 2.7.3; (vii) Seventh, provided (A) no Event of Default has occurred and is continuing and (B) Lender has received the Mezzanine Lender Monthly Debt Service Notice Letter with respect to such Payment Date, to Mezzanine Lender (at an account designated in writing by Mezzanine Lender to Lender), funds in an amount equal to the Mezzanine Monthly Debt Service Payment Amount payable on such Payment Date (together with, so long as no Event of Default or Cash Management Period is then continuing, all other amounts then due and payable to Mezzanine Lender under the Mezzanine Loan Documents); (viii) Eighth, to the Operating Expense Subaccount in an amount sufficient to make payments for Approved Operating Expenses that are not paid under clause (vi) above and that consist of fees payable pursuant to the Management Agreement as required under Section 3.6 for the succeeding calendar month; (ix) Ninth, after the consummation of a Secondary Market Transaction, to pay the pro rata portion of the expenses allocable to the Loan and the Term Loan and described in Section 9 hereof and Section 9 of the Term Loan Agreement; and (x) Lastly, all amounts remaining in the Deposit Account after payment of the amounts set forth in clauses (i) through (ix) above (collectively, the “Available Cash”):  (A) during the continuance of a Cash Management Period, into the Cash Collateral Reserve Subaccount as required under Section 3.11 hereof; or (B) provided that no Event of Default or Cash Management Period is in effect under this Agreement, then (1) if Lender has received written notice from Mezzanine Lender that either (x) an “Event of Default” (as such quoted term is defined in the Mezzanine Loan Agreement) has occurred and is continuing under the Mezzanine Loan Agreement or (y) a “Cash Management Period” (as such quoted term is defined in the Mezzanine Loan Agreement) has occurred and is continuing under the Mezzanine Loan Agreement, to an account designated in writing by Mezzanine Lender to Lender or (2) if Lender has not received written notice from Mezzanine Lender that as described in clause (1), to the Operating Lessee Operating Account (or as Borrower or Operating Lessee may otherwise elect in writing to Lender).  Operating Lessee shall apply funds it receives in the Operating Lessee Operating Account to the payment of rent under the Operating Lease and, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Borrower may retain such amounts and shall not be required to deposit same into the Clearing Accounts.

(b) The failure of Borrower to make all of the payments required under clauses (i) through (ix) of Section 3.10(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts as and when required under the terms hereunder shall not constitute an Event of Default.

(c) Notwithstanding anything to the contrary contained in this Section 3.10, after the occurrence and during the continuance of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and all funds held in any Subaccount and other proceeds of repayment in such order and in such manner as Lender shall elect.

(d) If Lender receives written notice from Mezzanine Lender that an “Event of Default” or “Cash Management Period” (as such quoted terms are defined in the Mezzanine Loan Agreement) has occurred, Lender may conclusively rely on such notice without any inquiry into the validity thereof.

(e) All funds disbursed by Lender to Mezzanine Lender shall be deemed to be, and shall constitute, distributions made by Borrower to its member (i.e., Mezzanine Borrower).
Cash Collateral Reserve

. Following the commencement, and at all times during the continuance, of a Cash Management Period, all Available Cash, if any, shall be deposited into a Subaccount (the “Cash Collateral Reserve Subaccount”).  All funds deposited into the Cash Collateral Reserve Subaccount shall be held by Lender as additional security for the Debt and Borrower shall have no right to receive any disbursements therefrom.  Notwithstanding the foregoing, upon the termination of any Cash Management Period, no further deposits shall be made into the Cash Collateral Reserve Subaccount and, provided that no Event of Default has occurred and is continuing and no other Cash Management Period is then in effect, all funds then on deposit in the Cash Collateral Reserve Subaccount shall be promptly paid to Operating Lessee by depositing such amount into the Operating Lessee Operating Account (or as Borrower or Operating Lessee may otherwise elect in writing to Lender).  On the date hereof, Borrower shall deposit with Lender from Borrower equity (and not from advances of the Loan or the Term Loan) the amount of $2,279,979.00 (the “PIP Deposit”), which Lender shall cause to be transferred to the Cash Collateral Reserve Subaccount.  The PIP Deposit shall be disbursed to Borrower from the Cash Collateral Reserve Subaccount to pay or reimburse Borrower for Approved PIP Expenses subject to the satisfaction of the Loan advance conditions set forth in Section 2.1.3(a) hereof; it being acknowledged and agreed by Lender that Borrower shall have the right to receive such disbursements prior to receiving advances of Loan proceeds.

4.	REPRESENTATIONS AND WARRANTIES

Each of Borrower and Operating Lessee represents and warrants to Lender as of the date hereof that:

Organization; Special Purpose

.  Each of Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each of Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.  Each of Borrower, Operating Lessee and the Mezzanine Loan Parties is a Special Purpose Entity.

Proceedings; Enforceability

.  Each of Borrower and Operating Lessee has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents.  The Loan Documents have been duly executed and delivered by Borrower and Operating Lessee and constitute legal, valid and binding obligations of Borrower and Operating Lessee enforceable against Borrower and Operating Lessee in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.  The Loan Documents are not subject to, and neither Borrower nor Operating Lessee has asserted, any right of rescission, set–off, counterclaim or defense, including the defense of usury.  No exercise of any of the terms of the Loan Documents or any right thereunder (in accordance with applicable law) will render any Loan Document unenforceable.

No Conflicts

.  The execution, delivery and performance of the Loan Documents by Borrower and Operating Lessee and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents and the Term Loan Documents) upon any of the property of Borrower or Operating Lessee pursuant to the terms of, any agreement or instrument to which Borrower or Operating Lessee is a party or by which its respective property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Operating Lessee or any of their respective properties.  Borrower’s and/or Operating Lessee’s rights under the Licenses, the Franchise Agreement and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s or Operating Lessee’s performance thereunder, the recordation of the Security Instrument, or the exercise of any remedies by Lender.  Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Operating Lessee of the Loan Documents has been obtained and is in full force and effect.

Litigation

.  There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan

Parties, or to the Borrower’s knowledge, the Property, which, if adversely determined, would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or to the Borrower’s knowledge, the condition or ownership of the Property.

Agreements

.  Neither Borrower nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which would be reasonably likely to adversely affect Borrower, Operating Lessee or the Property, or Borrower’s or Operating Lessee’s business, properties, operations or condition, financial or otherwise.  Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

Title

.  Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property not owned by Operating Lessee, free and clear of all Liens except the Permitted Encumbrances.  Operating Lessee has good, marketable and indefeasible leasehold title to the real property and good title to the balance of the Property owned by Operating Lessee and not owned by Borrower, free and clear of all Liens except the Permitted Encumbrances.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid.  The Security Instrument when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on Borrower’s and Operating Lessee’s respective interests in the Property and (ii) to the extent that a security interest can be created therein under the UCC, valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.  The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan.  No Condemnation or other proceeding has been commenced or, to Borrower’s or Operating Lessee’s actual knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property.  There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  To the actual knowledge of Borrower, there are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property.  To Borrower’s knowledge, the surveys for the Property delivered to Lender do not fail to reflect any material matter affecting the Property or the title thereto.  Based solely on and subject to any disclosures in any of the surveys of the Property delivered to Lender, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the title insurance policy insuring the Lien of the Security Instrument.  Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property.  To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

No Bankruptcy Filing

.  Neither Borrower nor Operating Lessee is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and neither Borrower nor Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against it.  In addition, neither Borrower nor Borrower Representative nor Operating Lessee nor the Mezzanine Loan Parties nor any principal nor Affiliate of either has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

Full and Accurate Disclosure

.  No statement of fact made by Borrower or Operating Lessee in any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading.  There is no material fact presently known to Borrower or Operating Lessee that has not been disclosed to Lender which adversely affects, or, as far as Borrower and Operating Lessee can foresee, would be reasonably likely to adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Operating Lessee, except any material facts disclosed in any third party reports or assessments of any of the Property obtained by or delivered to Lender in connection with the closing of the Loan that have not been shared with Borrower and Operating Lessee.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower or Operating Lessee in respect of Borrower, Operating Lessee and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of  Borrower, Operating Lessee and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP and the Uniform System of Accounts, as applicable, consistently applied throughout the periods covered, except as disclosed therein.  Neither Borrower nor Operating Lessee has any contingent liabilities, liabilities for taxes, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement.  Since the date of the most recent financial statements delivered to Lender, there has been no materially adverse change in the financial condition, operations or business of Borrower, Operating Lessee or the Property from that set forth in said financial statements.

No Plan Assets

.  Neither Borrower nor Operating Lessee is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3–101.

Compliance

.  To Borrower’s and Operating Lessee’s knowledge, and except as disclosed in any third party reports or assessments of any of the Property obtained by or delivered to Lender in connection with the closing of the Loan, (i) Borrower, Operating Lessee and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances) and (ii) neither Borrower nor Operating Lessee is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower or Operating Lessee.  Each Individual Property is used exclusively for hotel and other appurtenant and related uses.  Except as disclosed in any third party reports or assessments of any of the Property obtained by or delivered to Lender in connection with the closing of the Loan, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits or if the improvements are legal nonconforming, Borrower has in place “Ordinance or Law Coverage” in form and amounts required by Lender.  No legal proceedings are pending or, to the actual knowledge of Borrower and Operating Lessee, threatened with respect to the zoning of the Property.  Neither the zoning nor any other right to construct, use or operate any Individual Property is in any way dependent upon or related to any property other than such Individual Property.  To Borrower’s and Operating Lessee’s knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion, occupancy permits and liquor licenses required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect.  To Borrower’s and Operating Lessee’s knowledge, the use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property and all other restrictions, covenants and conditions affecting such Individual Property.  All permits, licenses and approvals required by Governmental Authorities and all Legal Requirements that are necessary to commence and perform the PIP to Completion have been obtained and are in full force and effect.  The PIP Project does not contemplate any alterations to the exterior or structural elements of the buildings located on the Property.  Upon Completion of the PIP Project, to Borrower’s knowledge, the Individual Property associated with such PIP Project will comply with all applicable Legal Requirements (including, without limitation, all applicable zoning laws, all applicable administrative ordinance and code requirements).

Contracts

.  There are no material service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium (for purposes of this sentence (and this sentence only) the term “material” means a contract having annual payments in excess of $35,000 or a term of greater than one year).  All service, maintenance or repair contracts affecting the Property have been entered into at arms–length in the ordinary course of Operating Lessee’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

Federal Reserve Regulations; Investment Company Act

.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.  Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the

Public Utility Holding Company Act of 2005, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Utilities and Public Access

.  Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located in the public right–of–way abutting such Individual Property, and all such utilities are connected so as to serve such Individual Property without passing over other property absent a valid easement.  All roads necessary for the use of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

Physical Condition

.  Except as disclosed in the property condition reports delivered to Lender in connection with the closing of the Loan, to Borrower’s and Operating Lessee’s knowledge, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise.  Neither Borrower nor Operating Lessee has received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.  No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

Leases

.  There are no Leases affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, or any portion(s) thereof, other than the Operating Leases and the Tour Desk Leases.    Borrower has delivered to Lender true, correct and complete copies of the Tour Desk Leases.  The Tour Desk Leases are terminable on ninety (90) days’ notice without cause and without penalty or premium.  The lessees under the Tour Desk Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Tour Desk Leases, and there are no offsets, claims or defenses to the enforcement thereof.  All rents due and payable under the Tour Desk Leases have been paid and no portion thereof has been paid for any period more than one (1) month in advance.  No lessee has made any claim against the lessor under any Tour Desk Lease which remains outstanding there are no defaults on the part of the lessor under any Tour Desk Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.  There is no present material default by the lessee under any Tour Desk Lease.  The Tour Desk Leases do not contain any option to purchase or right of first refusal to purchase the Property or any part thereof.  Other than the Operating Lessee and the lessees under the Tour Desk Leases, there are no tenants or any other Persons (other than hotel guests) with any rights to use or occupy the Property or the Improvements, or any portion(s) thereof.

Fraudulent Transfer

.  Neither Borrower nor Operating Lessee has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower and Operating Lessee have received reasonably equivalent value in exchange for their obligations under the Loan Documents and the Term Loan Documents collectively.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Ownership of Borrower

.  The organizational chart attached hereto as Schedule 3 is complete and accurate and illustrates all Persons who have a ten percent (10%) or greater direct or indirect ownership interest in Borrower and Operating Lessee.

Management Agreement

.  The Management Agreement is in full force and effect.  There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.  Pursuant to and in accordance with the Subordination of Management Agreement, the management fees and the terms and provisions of the Management Agreement, are subordinate to the Loan Documents.  Hersha Hospitality Management L.P. is not an affiliate of Borrower, Operating Lessee or Guarantor.

Hazardous Substances

.  Except as otherwise disclosed in those certain phase I environmental reports delivered to Lender in connection with the closing of the Loan (collectively, the “Environmental Reports”), (i) to the knowledge of Borrower and Operating Lessee, the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean–up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right–to–Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Legal Requirements relating to Toxic Mold, any state super–lien and environmental clean–up statutes, any local law requiring related permits and licenses, any common law relating to Toxic Mold or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic or dangerous substances, including, without limitation, Toxic Mold, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to the knowledge of Borrower and Operating Lessee after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, released, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the knowledge of Borrower and Operating

Lessee after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the knowledge of Borrower and Operating Lessee, no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower or Operating Lessee which have not been provided to Lender.

Principal Place of Business

.  The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and except for the hotels located on the Property and the registered office of Borrower in the State of Delaware as provided for in its certificate of formation filed with the Secretary of State of the State of Delaware, Borrower has no other place of business.  The principal place of business of Operating Lessee is its primary address for notices as set forth in Section 6.1, and except for the hotels located on the Property and the registered office of Operating Lessee in the State of Delaware as provided for in its certificate of formation filed with the Secretary of State of the State of Delaware, Operating Lessee has no other place of business.

Other Debt

.  There is no indebtedness with respect to the Property or any indebtedness secured by excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

Embargoed Person

.  None of the funds or assets of Borrower, Borrower Representative, Guarantor, any Cindat Entity, Operating Lessee or the Mezzanine Loan Parties, as applicable, constitute property of, or are beneficially owned directly or, to Borrower’s and Operating Lessee’s best knowledge, indirectly, by any Embargoed Person (as hereinafter defined) and no Embargoed Person has any direct interest, and to Borrower’s and Operating Lessee’s best knowledge, as of the date hereof, based upon reasonable inquiry by Borrower and Operating Lessee, indirect interest, of any nature whatsoever in Borrower, Borrower Representative, Operating Lessee, Guarantor, any Cindat Entity or the Mezzanine Loan Parties, as applicable, with the result that the investment in Borrower, Borrower Representative, Operating Lessee, Guarantor, any Cindat Entity or the Mezzanine Loan Parties, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

Anti–Money Laundering

.  None of the funds of Borrower, Borrower Representative, Operating Lessee, Guarantor, any Cindat Entity or the Mezzanine Loan Parties, as applicable, that are used to consummate this transaction are derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Borrower Representative, Operating Lessee, Guarantor, any Cindat Entity or the Mezzanine Loan Parties, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure.  Borrower has ascertained the identity of all persons and entities that have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

Operating Lease

.  Operating Lessee has delivered to Lender a true, correct and complete copy of the Operating Lease.  The Operating Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Operating Lessee nor Borrower is in default under any of the terms, covenants or provisions of the Operating Lease and Operating Lessee knows of no event which, but for the passage of time or the giving of notice or both, would constitute a default under the Operating Lease, (iii) neither Operating Lessee nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease and (iv) all sums due and payable to Operating Lessee or to Borrower under the Operating Lease have been (or will timely be) paid in full.

Franchise Agreement

.  Operating Lessee has delivered to Lender true, correct and complete copies of the Franchise Agreement and the PIP.  Operating Lessee represents and warrants to Lender that: (i) the Franchise Agreement is in full force and effect; (ii) Operating Lessee has not previously received or delivered any notice of material default under the Franchise Agreement or the PIP which has not been cured within applicable notice and/or cure periods; (iii) no material default by Operating Lessee or Franchisor currently exists under the Franchise Agreement or the PIP, nor is Operating Lessee aware of any event or condition which if not cured within applicable notice and/or cure periods would result in Operating Lessee or Franchisor being in material default of the Franchise Agreement or the PIP; (iv) with respect to each Individual Property, the applicable Franchise Agreement and the applicable PIP (if any) set forth the entire agreement between the applicable Franchisor and the applicable Operating Lessee concerning such Individual Property, or any portion thereof, and there are no other agreements, written or oral, to which such Franchisor and such Operating Lessee are parties concerning such Individual Property, or any portion thereof other than the Comfort Letter; (v) other than the PIP Project which shall be performed in accordance with the applicable PIP and this Agreement, Operating Lessee has performed all capital or other property improvements currently required to be performed by the franchisee under the Franchise Agreement; (viii) other than the PIP and except as expressly set forth in the Franchise Agreement, Operating Lessee has not received notice from Franchisor or any of its subsidiaries or affiliates of any capital or other property improvements or property improvement plans required under the Franchise Agreement; (ix) Operating Lessee has no knowledge of any capital or other property improvements which Franchisor is contemplating or considering requiring to be performed by the franchisee under the Franchise Agreement in the future; and (x) neither the Franchise Agreement nor the PIP has been modified, changed, supplemented, altered or amended and Operating Lessee has not released any of its rights or remedies under the Franchise Agreement, in any respect, either orally or in writing.  As between Lender, Operating Lessee and Borrower, to the extent of any conflict or inconsistency among the provisions of the Loan Documents and the Franchise Agreement or any other similar document, the provisions of the Loan Documents shall control.

Labor Agreements

.  There are no: (A) collective bargaining agreements and/or other labor agreements  to which Borrower or Operating Lessee is a party or by which either of the foregoing is or may be bound; (B) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower or Operating Lessee or by which either of the foregoing is or may be bound, or (C) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower or Operating Lessee. Neither Borrower nor Operating Lessee has violated any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.19 shall survive in perpetuity.  Notwithstanding anything to the contrary contained herein, the representations, warranties and covenants set forth in Section 4.19 shall expire upon the fifth (5th) anniversary of (x) the indefeasible repayment in full of the Debt and the “Debt” (as such quoted term is defined in the Term Loan Agreement or (y) the date that Lender acquires title to the Property by foreclosure, deed in lieu of foreclosure or similar proceeding (the “Release Date”), provided that at the time of such Release Date, Lender receives a Satisfactory Environmental Report, and further provided that such termination of liability under such Section 4.19 shall not apply to any claims that have been asserted by any Person prior to such fifth (5th) year anniversary.

5.	COVENANTS

Until the end of the Term, Borrower and Operating Lessee each hereby covenant and agree with Lender that:

Existence

.  Each of Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses (and, with respect to the Individual Property known as the Holiday Inn Wall Street, Borrower and Operating Lessee shall diligently prosecute and secure a permanent certificate of occupancy in accordance with applicable Legal Requirements), and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

Taxes

.  Borrower shall pay (or cause to be paid) all Taxes as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not pay (or cause to be paid) such Taxes nor furnish such receipts for payment of Taxes that will be paid by Lender pursuant to Section 3.3).  Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property (other than Permitted Encumbrances or Liens resulting solely from Lender’s failure to apply funds on deposit in the Tax and Insurance Subaccount to the payment of Taxes, provided that sufficient funds are on deposit in the Tax and Insurance Subaccount to pay such Taxes in full and the disbursement conditions set forth in Section 3.3 have been satisfied in full), and shall promptly pay for all utility services provided to the Property.  Notwithstanding the foregoing, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the

Taxes, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes, together with all interest and penalties thereon, which shall not be less than one hundred twenty–five percent (125%) of the Taxes being contested, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes, together with all costs, interest and penalties.  Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or all or a portion of the Property is under imminent threat of being lost as a result of such unresolved claim.

Repairs; Maintenance and Compliance; Alterations

.

Repairs; Maintenance and Compliance

.  Borrower and Operating Lessee shall at all times maintain, preserve and protect all franchises and trade names owned by Borrower and Operating Lessee, and Borrower shall cause (or shall cause Operating Lessee to cause) the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for the PIP Project performed in accordance with this Agreement, alterations performed in accordance with Section 5.3.2 and normal replacement of Equipment with Equipment of equivalent value and functionality).  Borrower shall promptly comply (or shall cause Operating Lessee to promptly comply) with all Legal Requirements and promptly cure properly any violation of a Legal Requirement.  Borrower shall notify (or shall cause Operating Lessee to notify) Lender in writing within five (5) Business Days after either of them first receives notice of any such non–compliance.  Borrower shall promptly repair, replace or rebuild (or shall cause Operating Lessee to promptly repair, replace or rebuild) any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay (or shall cause Operating Lessee to complete and pay) for any Improvements at any time in the process of construction or repair.

Alterations

.  Notwithstanding Section 5.3.1, Borrower or Operating Lessee may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s or Operating Lessee’s financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower’s or Operating Lessee’s business.  Neither Borrower nor Operating Lessee shall perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,500,000 with respect to any Individual Property or which is likely to result in a decrease of Net Operating Income by two and one–half percent (2.5%) or more for a period of thirty (30) days or longer.  Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower and Operating Lessee deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty–five percent (125%) of the cost of the Material Alteration as estimated by Lender.  Upon substantial completion of the Material Alteration, Borrower or Operating Lessee shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in a good and workmanlike manner and in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien (except with respect to Permitted Encumbrances) and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of Tenant improvement work) have been issued.  Borrower shall reimburse Lender upon demand for all out–of–pocket reasonable costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.3.2.

Performance of Other Agreements

.  Borrower and Operating Lessee shall observe and perform each and every term to be observed or performed by them pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.

Cooperate in Legal Proceedings

.  Borrower and Operating Lessee shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

Further Assurances

.  Borrower shall (or shall cause Operating Lessee to), at Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve or protect the collateral at any time securing or intended to secure the Debt or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time, including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence and during the continuance of an Event of Default; and (ii) upon Lender’s request therefor given from time to time after the occurrence and during the continuance of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower, Operating Lessee, Borrower Representative and the Mezzanine Loan Parties and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

Environmental Matters

.

Hazardous Substances

.  So long as Borrower owns or is in possession of the Property, Borrower and Operating Lessee shall (i) keep the Property free from Hazardous Substances (except such customary types and quantities thereof that are used, handled and stored in compliance in all material respects with all Environmental Laws for the normal operation of the Property as hotels) and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower or Operating Lessee shall become aware that (A) any Hazardous Substance is on or near the Property (other than Hazardous Substances permitted under subsection (i) above), (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property might pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances or cure such violations or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”) is required), promptly after Borrower or Operating Lessee becomes aware of same, at Borrower’s sole expense.  Any removal, remediation or cure of any violation relating to Toxic Mold shall include, without limitation, all acts required to clean and disinfect any portions of the Property affected by Toxic Mold and to eliminate the source(s) of Toxic Mold in or on the Property, including providing any necessary moisture control systems at the Property. Nothing herein shall prevent Borrower or Operating Lessee from recovering such expenses from any other party that may be liable for such removal, remediation or cure.

Environmental Monitoring

.

(a) Borrower shall (or shall cause Operating Lessee to) give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party in writing (including any Governmental Authority) against Borrower, Operating Lessee or the Property (or any other party occupying the Property, to the extent that Borrower or Operating Lessee has received a copy of such claim) relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s or Operating Lessee’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably be expected to cause the Property to be subject to any investigation, remediation or cleanup pursuant to any Environmental Law.  Borrower and Operating Lessee shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all out-of-pocket reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b) At any time and from time to time, within thirty (30) days following Lender’s written request, Borrower shall (or shall cause Operating Lessee to) provide a Phase I environmental assessment of the Property performed in accordance with the most current version of ASTM “Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process”, ASTM International, prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender (in its reasonable discretion) assessing the presence or absence of Hazardous Substances on, in or under the Property (or near the Property and Lender, in consultation with Lender’s Consultant, reasonably determines that the same poses a threat to the Property), and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such Phase I environmental assessment, then the reasonable out-of-pocket cost and expense thereof shall be paid by Borrower. If such Phase I recommends a Phase II assessment, Borrower, at its expense, shall obtain such Phase II assessment, which assessment may include soil borings and ground water monitoring.  If Borrower fails (or shall fail to cause Operating Lessee) to commence any such environmental assessments within five (5) days after such request or deliver the same within thirty (30) days after such request, Lender may order same, and Borrower and Operating Lessee hereby grant to Lender and its employees and agents access to the Property and a license to undertake such environmental assessments.

(c) If any environmental site assessment report of the Property recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall (or shall cause Operating Lessee to) cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is required under an applicable Environmental Law (“Remedial Work”), Borrower (or shall cause Operating Lessee to) shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law.  All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender, in each case in its reasonable discretion.  All costs of such Remedial Work shall be paid by Borrower, including Lender’s out-of-pocket reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work.  If Borrower does not (or fails to cause Operating Lessee to) timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense.  Notwithstanding the foregoing, Borrower shall not be required to commence (or to cause Operating Lessee to commence) such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower, Operating Lessee or such Remedial Work violating any Environmental Law, or (z) if Borrower or Operating Lessee, at their expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work.  Borrower and Operating Lessee shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower and Operating Lessee are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower or Operating Lessee fails to promptly perform the Remedial Work being contested, and if Borrower and Operating Lessee fail to prevail in contest, Borrower or Operating Lessee would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be reasonably likely to be exposed to any risk of any civil liability for which Borrower or Operating Lessee has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower or Operating Lessee has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall (or shall cause Operating Lessee to) have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that is reasonably likely to result from Borrower’s or Operating Lessee’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty–five percent (125%) of the cost of such Remedial Work as reasonably estimated by Lender or Lender’s Consultant and any loss or damage that is reasonably likely to result from Borrower’s or Operating Lessee’s failure to prevail in such contest.
(d) Borrower and Operating Lessee shall not install or permit to be installed on the Property any underground storage tank.
Title to the Property; Liens

.  Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.  Without Lender’s prior written consent, neither Borrower nor Operating Lessee shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any Lien on any direct or indirect legal or beneficial ownership interest in Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien.

Leases

.

Generally

.  Upon request, Borrower and Operating Lessee shall furnish Lender with executed copies of all Leases then in effect.  All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third–party tenants; provided, that Lender consents to the Operating Lease (and any renewals thereof provided for therein) in the form delivered to Lender as of the date of the closing of the Loan.

Entering into Leases

.  Neither Borrower nor Operating Lessee shall enter into a proposed Lease without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed.  Lender shall endeavor to approve or disapprove each proposed Lease within ten (10) Business Days of the submission by Borrower or Operating Lessee, as applicable, to Lender of a written request for such approval, accompanied by a final copy of the proposed Lease.  If requested by Borrower or Operating Lessee, as applicable, Lender will grant conditional approvals of a proposed Lease at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such proposed Lease or particular terms thereof if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such proposed Lease.  Provided that no Event of Default is continuing, if Borrower or Operating Lessee, as applicable, provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.9.2 and shall explicitly state that failure by Lender to approve or disapprove within ten (10) Business Days will constitute a deemed approval) (a “Lease Approval Request”) and Lender fails to respond to the request in writing delivered by Borrower or Operating Lessee, as applicable, within ten (10) Business Days after receipt by Lender of the Lease Approval Request, and Borrower or Operating Lessee, as applicable, sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN FIVE (5) BUSINESS DAYS”, Lender shall be deemed to have approved or consented to the proposed Lease if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period, and Borrower or Operating Lessee, as applicable, shall be entitled to enter into such proposed Lease.

Additional Covenants with respect to Leases

.  Borrower or Operating Lessee, as applicable, (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Operating Lessee shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees; (iv)  shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Lease unless required in accordance with its terms without the prior consent of Lender; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (other than in accordance with its terms) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing be unreasonably withheld or delayed.

Operating Lease

.

(e) Without the prior written consent of Lender, neither Borrower nor Operating Lessee shall (i) cancel or terminate the Operating Lease or accept a surrender thereof; (ii) execute any assignment of either party’s interest in the Operating Lease or the Rents (except as contemplated by the Loan Documents); (iii) sublease (or consent to the subletting) of the Operating Lease, or (iv) amend, modify or waive any material provisions of the Operating Lease.

(f) Each of Borrower and Operating Lessee shall (i) observe and perform their respective obligations imposed under the Operating Lease; (ii) promptly send copies to Lender of all notices of default that Operating Lessee shall send or receive under the Operating Lease; and (iii) enforce the material terms, covenants and conditions in the Operating Lease.

Estoppel Statement

.  After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, (v) that no Default or Event of Default exists under the Loan Documents, and (vi) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

Property Management

.

Operation of Property

.

(g) Borrower shall (and shall cause Operating Lessee to) (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and 55 observe in all material respects all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any monetary default or material non-monetary default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower or Operating Lessee under the Management Agreement; and (v) promptly enforce the performance and observance in all material respects of all covenants required to be performed and observed by Manager under the Management Agreement.

(h) Without Lender’s prior written consent, Operating Lessee shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.11.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) except as provided for thereunder, increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

Termination of Manager

.  If (i) Borrower fails to maintain a Debt Service Coverage Ratio of at least 1.0:1 as a result of Manager’s failure to manage the Property in accordance with generally accepted management standards for properties similar in size, operation and location as the Property and not due to general market conditions unrelated to the acts, omission or performance by Manager of its duties; or (ii) an Event of Default shall be continuing, or (iii) Manager is in default under the Management Agreement in any material respect beyond all applicable notice and cure periods, Operating Lessee shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager that is either a Qualified Manager or otherwise acceptable to Lender in Lender’s reasonable discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating Agencies.  All calculations of Debt Service Coverage Ratio for purposes of this Section 5.11.2 shall be subject to verification by Lender.  Operating Lessee’s failure to appoint a Qualified Manager or other acceptable manager within thirty (30) days after Lender’s request of Operating Lessee to terminate the Management Agreement shall constitute an immediate Event of Default.  Operating Lessee may from time to time appoint a successor manager to manage the Property, which successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion and the applicable Rating Agencies.

Special Purpose Entity

.  Borrower, Operating Lessee and the Mezzanine Loan Parties shall at all times be a Special Purpose Entity.  Notwithstanding the foregoing, the covenant set forth in the immediately preceding sentence shall be deemed satisfied so long as each of Borrower, Operating Lessee and the Mezzanine Loan Parties is in compliance with the special purpose entity provisions set forth in its respective limited liability company agreement in effect as of the date hereof.    Borrower covenants and agrees that Borrower shall provide Lender with thirty (30) days’ prior written notice prior to the removal of an Independent Director or Independent Manager, as applicable, of any Borrower, Operating Lessee or the Mezzanine Loan Parties.  For purposes hereof, a “Special Purpose Entity” shall have the meaning set forth on Schedule 4 hereto.

Assumption in Non–Consolidation Opinion

.  Borrower, Borrower Representative, Operating Lessee and the Mezzanine Loan Parties shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non–consolidation opinion letter dated the date hereof delivered by Borrower’s counsel in connection with the Loan, shall be true and correct in all respects.

Change In Business or Operation of Property

.  Each Borrower shall not purchase or own any real property other than the applicable Individual Property owned by such Borrower and shall not enter into any line of business other than the ownership and operation of such Individual Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate a hotel on such Individual Property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to such Individual Property in accordance with the terms of this Agreement).  Each Operating Lessee shall not purchase, own, lease or manage any real property other than the applicable Individual Property leased by such Operating Lessee and shall not enter into any line of business other than the ownership of a leasehold interest in and operation of such Individual Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate a hotel on such Individual Property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to such Individual Property in accordance with the terms of this Agreement).

Certain Prohibited Actions

.  Neither Borrower nor Operating Lessee shall directly or indirectly do any of the following: (i) change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice; (ii) cancel or otherwise forgive or release any material claim or debt owed to Borrower or Operating Lessee, as applicable, by any Person, except for adequate consideration and in the ordinary course of Borrower’s or Operating Lessee’s respective business in its reasonable judgment; (iii) Transfer any License required for the operation of the Property; or (iv) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or Operating Lessee to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower or Operating Lessee to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

Prohibited Transfers

.  Borrower and Operating Lessee shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

Expenses

.  Borrower shall reimburse Lender upon receipt of written notice for all reasonable out–of–pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower or Operating Lessee; (ii) Borrower’s, Operating Lessee’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters reasonably requested by Lender, Borrower or Operating Lessee; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals as required in accordance with the Loan Documents; (vi) the creation, perfection or protection of Lender’s Liens on the Property and the Cash Management Accounts (including reasonable out-of-pocket fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower or Operating Lessee, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the issuance of any Rating Comfort Letter required to be obtained hereunder; (ix) enforcing any obligations of or collecting any payments due from Borrower or Operating Lessee under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work–out”, or any insolvency or bankruptcy proceedings; (x) the fees and expenses of any special servicer retained in respect of the Loan and (xi) all costs of completion of the PIP Project incurred by Lender in the event that Completion does not occur by the Completion Date.  Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after written demand issued to Borrower may be paid from any amounts in the Deposit Account, with written notice thereof to Borrower.  The obligations and liabilities of Borrower under this Section 5.17 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Indemnity

.  Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the out-of-pocket reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, reasonable consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower or Operating Lessee of their respective obligations under, or any misrepresentation contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower or Operating Lessee, or contained in any documentation approved by Borrower or Operating Lessee;

(iv) ownership of the Security Instrument or any of the other Loan Documents, or any Individual Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Individual Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Individual Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of any Individual Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Individual Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Individual Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder if and to the limited extent that it is finally judicially determined that such Indemnified Liabilities arose solely from the gross negligence, illegal acts, fraud or willful misconduct of an Indemnified Party or from Hazardous Substances that were not present in, on, above, under or migrating from the applicable Individual Property prior to the date (1) any Indemnified Party, its nominee or a purchaser at a foreclosure sale (unaffiliated with any Indemnified Party) acquired title to such Individual Property, whether by foreclosure, assignment in lieu of foreclosure, exercise of power of sale or otherwise or (2) a receiver took possession of the Property.  Any amounts payable to any Indemnified Party by reason of the application of this Section 5.18 shall be payable on demand and shall bear interest at the Default Rate from the date that such demand is made by any Indemnified Party until paid.  The obligations and liabilities of Borrower under this Section 5.18 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.  Subject to Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed, Borrower shall be permitted to take over the defense of any such litigation and/or claim described in this Section 5.18 with counsel reasonably acceptable to Lender so long as (x) no Event of Default exists, (y) Lender does not believe that a conflict of interest exists and (z) Lender believes that such counsel is adequately defending such Indemnified Party, in which case, no additional counsel shall be engaged in connection with such matter).

Embargoed Person

.   At all times throughout the Term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or assets of Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, whether or not used to repay the Loan, shall constitute property of, or shall be beneficially owned directly or, to Borrower’s and Operating Lessee’s best knowledge, indirectly, by any person, entity or government subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (A) the

“List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury’s FINCEN list, or to Borrower’s and Operating Lessee’s best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower or Operating Lessee, as applicable, on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (B) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person shall have any direct interest or, to Borrower’s and Operating Lessee’s best knowledge, indirect interest, of any nature whatsoever in Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, as applicable, with the result that the investment in Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(i) At all times throughout the Term of the Loan, none of any of Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, nor any Person Controlling, Controlled by or under common Control with any of Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, nor any Person having a beneficial interest in, or for whom any of Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties is acting as agent or nominee in connection with the investment, is (a) a country, territory, person or entity named on an OFAC or FINCEN list, or is a Person that resides in or has a place of business in a country or territory named on such lists; (b) a Person residing in, or organized or chartered under the laws of a jurisdiction identified as non–cooperative by the Financial Action Task Force (“FATF”); or (c) a Person whose funds originate from or will be routed through , an account maintained at a foreign shell bank or “offshore bank.”

(j) None of Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, nor any Person Controlling, Controlled by or under common Control with Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties is a “senior foreign political figure” or an “immediate family” member or “close associate” (as all such terms are defined below) of a senior foreign political figure within the meaning of the USA PATRIOT Act (i.e., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107–56, as amended).  For the purposes of this subsection (c), (i) “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party or a senior executive of a foreign government–owned corporation, and such term also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure, (ii) “immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in–laws, and (iii) “close associate” of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Anti–Money Laundering

.  At all times throughout the Term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, as applicable, that are used to consummate this transaction or to repay the Loan shall be derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Borrower Representative, Operating Lessee, Guarantor or the Mezzanine Loan Parties, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure.  Borrower has ascertained the identity of all persons and entities that have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

ERISA

.  At all times throughout the Term, upon the request of Lender or any of Lender’s successors, assigns or participants in the Loan, the management of Borrower and Operating Lessee shall consult with Lender or any of Lender’s successors, assigns or participants on significant business issues relating to the operation of the Property and make itself available quarterly either personally or by telephone at mutually agreeable times for such consultation; provided, however, that such consultation need not result in any change in Borrower’s or Operating Lessee’s course of action, subject to Section 8.1.  The aforementioned consultation rights are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3–101.

Franchise Agreement

.

Affirmative Covenants

. Operating Lessee shall (and Borrower shall cause Operating Lessee to):

(k) operate the Improvements on each Individual Property in accordance with the terms and conditions of the applicable Franchise Agreement;
(l) pay all sums required to be paid by Operating Lessee under the Franchise Agreement;

(m) promptly and diligently perform, observe and enforce in all material respects all of the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee (or Borrower) to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Operating Lessee under the Franchise Agreement;

(n) promptly notify Lender of the giving of any written notice by Franchisor of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Operating Lessee (or Borrower) to be performed and observed and deliver to Lender a true copy of each such notice, and promptly notify Lender of any other default under the Franchise Agreement of which Operating Lessee is aware;

(o) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Operating Lessee (or by Borrower) under the Franchise Agreement; and

(p) promptly enforce the performance and observance in all material respects of all of the covenants required to be performed and observed by Franchisor under the Franchise Agreement.
Negative Covenants

.  Operating Lessee shall not (and Borrower shall not permit Operating Lessee to), without the prior consent of Lender:

(q) surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement or release any of its rights or remedies under the Franchise Agreement, in any respect, either orally or in writing, and Operating Lessee hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Operating Lessee to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement, or release any of its rights or remedies under the Franchise Agreement in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement or release of rights or remedies under the Franchise Agreement without the prior written consent of Lender shall be void and of no force and effect;

(r) reduce or consent to the reduction of the term of the Franchise Agreement;
(s) increase or consent to the increase of the amount of any charges under the Franchise Agreement;
(t) waive or release any of its rights and remedies under, the Franchise Agreement in any respect; or

(u) enter into transactions with any Affiliate, including, without limitation, any arrangement providing for the management of the hotel business on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Operating Lessee if the monetary or business consideration arising therefrom would be substantially as advantageous to Operating Lessee as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate of Operating Lessee.

Rights after Event of Default

.  Following the occurrence and during the continuance of an Event of Default, other than actions that are required for the normal, customary and day-to-day operations of the Property, Operating Lessee shall not (and Borrower shall not permit Operating Lessee to) exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Franchise Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

Termination of Franchisor

.  If (i) the Debt has been accelerated pursuant to this Agreement, (ii) Franchisor shall become insolvent or the subject of any proceeding under any state or federal bankruptcy or insolvency law or for the liquidation of all or a major portion of its property, or (iii) a default beyond applicable cure periods by Franchisor occurs under the Franchise Agreement, or Franchisor is grossly negligent or commits malfeasance, provided Operating Lessee has the right to do so under the Franchise Agreement, Operating Lessee shall (and Borrower shall cause Operating Lessee to), at the request of Lender, terminate the Franchise Agreement and replace the Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.

Default; Right to Cure

.  If Operating Lessee shall default in the performance or observance of any term, covenant or condition of the Franchise Agreement on the part of Operating Lessee to be performed or observed, past any applicable notice and grace period, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Operating Lessee from any of its obligations hereunder, upon ten (10) days prior written notice to Operating Lessee (except in the case of an emergency or if failure to make such payment may result in the termination of the Franchise Agreement), Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee or Borrower to be performed or observed to be promptly performed or observed on behalf of Operating Lessee or Borrower, to the end that the rights of Operating Lessee in, to and under the Franchise Agreement shall be kept unimpaired and free from default.  Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.  If Franchisor shall deliver to Lender a copy of any notice sent to Operating Lessee of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.  Operating Lessee shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Operating Lessee hereby expressly authorizes and appoints Lender as its attorney-in-fact to exercise any such option in the name of and upon behalf of Operating Lessee, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.  Any sums expended by Lender pursuant to this Section 5.22 shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefore.  In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Operating Lessee to obtain Lender’s consent to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Operating Lessee shall promptly replace the Franchisor with a Qualified Franchisor approved by Lender on terms and conditions satisfactory to Lender.

Replacement Franchise Agreement

.  In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination, surrender, cancellation, release, amendment, or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Operating Lessee shall (and Borrower shall cause Operating Lessee to) promptly enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable, and shall cause Franchisor or such other Qualified Franchisor, as applicable, to deliver to Lender a franchisor comfort letter in form and substance acceptable to Lender.

[Intentionally Omitted]

.

PIP Project

.

PIP Project Deliverables; Performance of the PIP Project

.  On or prior to the date hereof, Borrower has satisfied the conditions set forth in clauses (ii), (iii), (vi) and (vii) of Section 2.1.3(a) hereof.  Borrower shall perform or cause to be performed the PIP Project in accordance with the applicable PIP, this Section 5.24.1 and the other applicable terms and provisions of this Agreement.  Borrower shall not perform or cause to be performed any part of the PIP Project unless all of the conditions set forth in Section 2.1.3(a) hereof have been satisfied.  Once the PIP Project is commenced, Borrower shall (1) cause the same to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the PIP Budget, the applicable PIP, the applicable Franchise Agreement and this Agreement, and in compliance with all Legal Requirements, using only materials, fixtures, furnishings and equipment that are not used or obsolete, and (2) cause Completion to occur no later than the Completion Date, provided, however, that, if a Force Majeure event occurs that delays Completion beyond the Completion Date, Lender will agree to a reasonable extension of the Completion Date so long as Franchisor has agreed to the same extension period and Borrower delivers to Lender written evidence thereof.

Inspections by Lender

.  Upon receipt of reasonable prior notice, Borrower and Operating Lessee shall permit Lender and its representatives to enter upon the Property, inspect the PIP Project and all materials to be used in the performance thereof and examine all detailed plans and shop drawings which are or may be kept at the applicable Property.  All inspections by Lender and its representatives shall be for the sole benefit of Lender.  Neither Lender nor any of Lender’s representatives assumes or shall have any responsibility, obligation or liability to any Person (including Borrower, Operating Lessee Guarantor or any Cindat Entity) by reason of such inspections and no Person (including Borrower, Operating Lessee Guarantor or any Cindat Entity) may rely on such inspections for any purpose (including stage of completion, adequacy or workmanship, compliance with applicable Legal Requirements, conformance with the applicable PIP, or other matters related to the performance of the PIP Project).  Lender’s inspection and/or approval of an item shall not result in any waiver of Lender’s rights in the event such item does not conform to this Agreement unless Lender specifically approves such non-conformance in writing.

PIP Agreements

.  Borrower and Operating Lessee shall (i) not modify, or amend any PIP without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed, (ii) not enter into, materially modify, amend, restate, qualify or affect a

PIP Agreement without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed, (iii) perform, observe and enforce in all material respects all of the covenants and agreements contained in any PIP Agreement, (iv) promptly give Lender notice of any material defaults under any PIP Agreement, and (v) not modify or permit the modification of the PIP Budget or the PIP without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  If Borrower or Operating Lessee receives from any Person any notice or claim of a monetary default or material non-monetary default or material nonperformance by Borrower under any PIP Agreement, Borrower will promptly transmit a complete copy of each such notice or claim to Lender and, upon Lender’s request, will at all times keep Lender informed, on a timely and current basis, of the status of such claim and any resolution or non-resolution thereof.  Borrower shall pay all amounts due and owing under the PIP Agreements or otherwise with respect to the PIP Project as they become due and owing (subject to Borrower’s right to contest Liens in accordance with this Agreement), notwithstanding that Lender may not be obligated to make an advance hereunder or that the amount of any particular advance may be insufficient to pay such costs.

Contracts, Invoices, Etc.; Incorporated Materials

.  Borrower shall, upon request, deliver to Lender copies of all material contracts, bills of sale, statements, receipted vouchers or material agreements under which Borrower or Operating Lessee claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Security Instrument, or under which it has incurred costs for which it is entitled to a Loan advance, and deliver to Lender such other data or documents in connection with the PIP Project as Lender may from time to time reasonably request.

Defects

.  Borrower will promptly notify Lender upon Borrower’s or Operating Lessee’s discovery of any material defects in performance of or any material departures from any PIP.  Borrower shall promptly, including upon demand of Lender, correct any such defects or departures not approved by Lender.

Lost Notes

.  As an accommodation to Borrower in respect of the Term Loan, and at Borrower’s request and expense, Lender has accepted the assignment of and modified certain existing mortgages and notes secured thereby, which evidence or secure in part, the Term Loan.  In connection with the foregoing, it was brought to Lender’s and Borrower’s attention that the following historical notes had been lost by the prior lenders:  (1) that certain Promissory Note in the original principal amount of $2,300,000 dated as of August 7, 2001, made by Brisam Hotel LLC payable to 116 West 31 Street Associates, (2) that certain Line Note in the original principal amount of $175,000,000 dated October 14, 2008, made by Hersha Hospitality Limited Partnership  payable to TD Bank, N.A. and (3) the notes secured by the instruments listed on Schedule 12 attached hereto that relate to the Individual Property improved with the Hampton Inn Chelsea hotel (individually and collectively, the “Lost Notes”).  With respect to the Lost Notes, Borrower and Operating Lessee hereby represents, warrants and covenants as follows:

(a)Borrower and Operating Lessee shall defend, indemnify and hold harmless Lender and all other Indemnified Parties, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the out-of-pocket reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, reasonable consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner, relating to or arising out of or by reason of the Lost Notes and the failure of the prior lenders to deliver originals of same, including in enforcing the Note or the Security Instrument as a result of Lender’s inability to produce originals of the Lost Notes or hold originals of the Lost Notes or if any claims are raised with respect to the Lost Notes by any Person, including by any Person claiming to be he holder(s) thereof.

(b)Neither Borrower nor Operating Lessee shall raise any defense to the enforcement of Lender’s rights and remedies hereunder or under the other Loan Documents (including, without limitation, the foreclosure of the Note, the Security Instrument or other Loan Documents) based on, or by reason of, the Lost Notes and/or Lender’s inability to produce originals of the same or to hold the same.

(c)Borrower and Operating Lessee hereby irrevocably waive, release and forever discharge any and all claims, counterclaims, actions, causes of action, suits, and defenses which such party may have the right to assert based on, or by reason of, the Lost Notes and/or Lender’s inability to produce originals of the same or to hold the same.

5.26Asset Management Agreement.  Borrower and Operating Lessee hereby acknowledge and agree that Section 3.1(d) of the Asset Management Agreement shall not be amended or modified without the prior written consent of Lender.

5.27Required Repairs.  Borrower and/or Operating Lessee shall, within twelve (12) months after the date hereof, complete the required repair items set forth on Schedule 13 attached hereto.

6.	NOTICES AND REPORTING
Notices

.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by Notice to the other party):  If to Lender: Natixis Real Estate Capital LLC, 1251 Avenue of the Americas, New York, NY 10020; Attention: Real Estate Administration, Telecopier: (212) 891–5777, with a copy to: Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, Attention: Walter F. Schleimer, Esq. (REA/DTL); if to Borrower and/or Operating Lessee:  c/o Hersha Hospitality Trust, 510 Walnut Street, 9th Floor, Philadelphia, PA 19106, Attention: Ashish R. Parikh, Chief Financial Officer, with a copy to: Cindat USA LLC, 745 Fifth Avenue, Fifth Floor, New York, New York 10151, Attention: Rodrigo Real, and a copy to: Hunton and Williams LLP, 2200 Pennsylvania Avenue NW, Washington, DC 20037, Attention: Rori Malech, Esq.; and a copy to:  Sidley Austin LLP, 555 West Fifth Street, Los Angeles, CA 90013, Attention: Joel H. Rothstein, Esq.  A Notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (c) in the case of overnight delivery, upon the first attempted delivery on a Business Day.

Borrower Notices and Deliveries

.  Borrower and Operating Lessee shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower, Borrower Representative, Operating Lessee or the Mezzanine Loan Parties which might materially adversely affect Borrower’s, Borrower Representative’s, Operating Lessee’s or the Mezzanine Loan Parties’ condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s, Borrower Representative’s, Operating Lessee’s or the Mezzanine Loan Parties’ condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower or Operating Lessee has knowledge; and (b) furnish and provide to Lender all instruments, documents, certificates, plans and specifications, appraisals and insurance reports and agreements, reasonably requested, from time to time, by Lender.  In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender (x) within ten (10) Business Days of request, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower and Operating Lessee set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, (y) within thirty (30) days of request, Tenant estoppel certificates addressed to Lender, its successors and assigns from each Tenant at the Property in form and substance reasonably satisfactory to Lender, and (z) within ten (10) days of request, an estoppel certificate addressed to Lender, its successors and assigns from Franchisor stating that (1) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (2) neither Franchisor nor Operating Lessee is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows, to the extent true, of no event which, but for the passage of time or the giving of notice or both, would constitute a default under the Franchise Agreement, (3) neither Franchisor nor Operating Lessee has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (4) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.  Lender agrees that it shall not request the estoppels described in the foregoing clause (y) and clause (z) more than one (1) time in any calendar year unless such request is made after the occurrence of an Event of Default or in connection with or contemplation of a Secondary Market Transaction.  Borrower shall not be in Default hereunder for failing to provide the estoppel certificates described in clauses (y) or (z) so long as Borrower uses commercially reasonable efforts to obtain the same and keeps Lender reasonably apprised of its progress with respect thereto.

Financial Reporting

.

Bookkeeping

.  Borrower and Operating Lessee shall keep on a calendar year basis, in accordance with GAAP and the Uniform System of Accounts, as applicable, or any other accounting method, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Operating Lessee and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Operating Lessee, Manager or any Affiliate of Borrower.  Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall reasonably require.  After and during the continuance of an Event of Default, Borrower shall pay any actual reasonable costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be reasonably necessary or appropriate in the protection of Lender’s interest.

Annual Reports

.  Borrower or Operating Lessee shall furnish to Lender annually, (i) within forty (40) days after each calendar year, unaudited financial statements of Borrower and Operating Lessee, and (ii) within ninety (90) days after each calendar year, a complete copy of Borrower’s and Operating Lessee’s annual financial statements prepared by Borrower in form and content reasonably acceptable to Lender, prepared in accordance with GAAP and the Uniform System of Accounts, as applicable, or any other accounting method, consistently applied, and containing balance sheets and statements of profit and loss for Borrower, Operating Lessee and each Individual Property in such detail as Lender may reasonably request.  Each such statement (x) shall be in form and substance reasonably satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for each Individual Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as, to the extent applicable, (1) a list of Tenants, if any, occupying more than twenty percent of the rentable space of any Individual Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, expressed both on a per year and a cumulative basis, and (c) the percentage of base rent with respect to which Leases shall expire in each such year, and (3) occupancy statistics for each Individual Property, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP and the Uniform System of Accounts, as applicable, or any other accounting method consistently applied and (2) whether to Borrower’s knowledge there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

Monthly Reports

.  Borrower or Operating Lessee shall furnish to Lender within twenty (20) days after the end of each calendar month the following items: (i) monthly and year–to–date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP and the Uniform System of Accounts, as applicable, or any other accounting method, consistently applied, to fairly represent the financial position and results of operation of each Individual Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a statement of the actual income and expenses for each Individual Property for such month and a comparison of the budgeted income and expenses and the actual income and expenses for such month and year–to–date for each Individual Property, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year–to–date; (iv) a certification that Borrower and Operating Lessee have paid all operating expenses due and payable with respect to each Individual Property during such calendar month, (v) a statement of the actual Capital Expenses made by Borrower or Operating Lessee during each calendar quarter as of the last day of such calendar quarter; (vi) a statement that neither Borrower nor Operating Lessee has incurred any indebtedness other than indebtedness permitted hereunder; (vii) an aged receivables report, (viii) to the extent applicable, rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to Tenants, and a year–by–year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for each Individual Property, (ix) the most current Smith Travel Research Reports reflecting market penetration and relevant hotel properties competing with each Individual Property and ADR reports for each Individual Property; (x) occupancy statements or reports, including average daily room rates, Rev Par calculations and room revenues for the preceding month, as well as annual averages of the same; and (xi) any and all franchise inspection reports or other reports of inspection or compliance from the Manager or Franchisor received by Borrower or Operating Lessee during the subject reporting period.  Each such statement shall be accompanied by an Officer’s Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Operating Lessee and the Property in accordance with GAAP and the Uniform System of Accounts, as applicable, or any other accounting method, consistently applied (subject to normal year–end adjustments) and (2) whether to Borrower’s knowledge there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

Other Reports

.

(a) Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

(b) Borrower shall furnish to Lender on or before February 15th of each year and within ten (10) Business Days of Lender’s request (or as soon thereafter as may be reasonably possible), an Officer’s Certificate certifying that to the Borrower’s knowledge the requirements set forth in Section 5.19 and Section 5.20 hereof have been satisfied and that Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor and each Cindat Entity are each in compliance with the terms thereof.

Annual Budget

.  Borrower or Operating Lessee shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 1st of each year during the Term, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for each Individual Property for the succeeding calendar year (individually and collectively, the “Annual Budget”), and, promptly after preparation thereof, any revisions to such Annual Budget.  Lender’s failure to approve or disapprove any Annual Budget or revision within thirty (30) days after Lender’s receipt thereof shall be deemed to constitute Lender’s approval thereof.  The Annual Budget shall consist of (i) an operating expense budget for each Individual Property (individually and collectively, the “Operating Budget”) showing, on a month–by–month basis, in reasonable detail, each line item of Borrower’s and Operating Lessee’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain or increase any monthly payments required hereunder, and (ii) a Capital Expense budget for each Individual

Property (individually and collectively, the “Capital Budget”) showing, on a month–by–month basis, in reasonable detail, each line item of anticipated Capital Expenses.

Breach

.  If Borrower or Operating Lessee fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 6.3 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender’s option and in its discretion, an amount equal to $2,500 for each Required Record that is not delivered; provided Lender has given Borrower at least fifteen (15) days prior notice of such failure (and further provided that such payment shall be in addition to any other remedies Lender may have hereunder as a result of an Event of Default that occurs as a result of Borrower’s or Operating Lessee’s failure to provide the Required Records within thirty (30) days after Lender’s written request therefor).  In addition, thirty (30) days after Borrower’s failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days notice to Borrower to gain access to Borrower’s and Operating Lessee’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower or Operating Lessee.

7.	INSURANCE; CASUALTY; AND CONDEMNATION
Insurance

.

Coverage

.  Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain (or cause Operating Lessee to obtain and maintain) during the Term the following policies of insurance:

(a) Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, flood, earthquake, windstorm/hail, vandalism, and malicious mischief, boiler and machinery and coverage for damage or destruction caused by “War”, if available, and the acts of terrorists, both foreign and domestic, whether considered “certified” under applicable laws and legislation or otherwise (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Property in nature, use, location, height, and type of construction.  Such insurance policy shall also provide coverage for ordinance or law, coverage for loss to the undamaged portion of the Improvements, demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sub–limit satisfactory to Lender).  Each such insurance policy shall (i) be in an amount equal to the greater of (A) one hundred percent (100%) of the then replacement cost of the Improvements without deduction for physical depreciation, and (B) such amount as is necessary so that the insurer would not deem Borrower or Operating Lessee a co–insurer under such policies, (ii) have deductibles no greater than $25,000 per occurrence, except $100,000 per occurrence for wind, hail, named storm and properties not located in a special flood hazard area (provided, however, that the Individual Property known as the Holiday Inn Express Water Street shall have a flood deductible no greater than $10,000 per occurrence), (iii) be paid annually in advance and (iv) contain either no coinsurance or an agreed amount endorsement and a replacement cost endorsement with a waiver of depreciation, and shall cover, without limitation, all improvements associated with the PIP Project once installed, all Tenant improvements and betterments that

Operating Lessee is required to insure pursuant to any Lease on a replacement cost basis.  If the insurance required under this subsection is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the Improvements and all improvements associated with the PIP Project and all Tenant improvements in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld, but in all events, not less than would be required to restore an Individual Property following the occurrence of a Casualty at such Individual Property.  If any of the foregoing policies is written as part of a blanket policy, Borrower will provide Lender with a complete schedule of locations and values for properties associated with the blanket policy.  Lender shall be named Mortgagee and Lender’s Loss Payee on a Standard Mortgagee Endorsement.

(b) Flood insurance with respect to any Individual Property if any part of such Individual Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, in an amount at least equal to the lesser of: (i) the greater of (A) the then full replacement cost of such Individual Property without deduction for physical depreciation and (B) the unpaid Principal and (ii) the maximum limit of coverage available under the National Flood Insurance Plan with respect to such Individual Property; provided, however, that Lender shall be entitled to require flood insurance in amounts greater than the foregoing, in its discretion.  If flood insurance is required, the maximum deductible allowable on the primary layer of coverage shall be $10,000.

(c) Public liability insurance, including terrorism, to be written on an occurrence basis with no deductible or self–insured retention on the general liability, including (i) “Commercial General Liability Insurance”, (ii) “Owned”, “Hired” and “Non Owned Auto Liability”, (iii) “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Property and (iv) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination not less than $1,000,000 per occurrence, not less than $2,000,000 in the annual aggregate and not less than $50,000,000 umbrella, each on a per location basis.  If aggregate limits are shared with other locations the coverage shall include either (A) a “Per Location Aggregate Endorsement” or (B) the amount of umbrella liability insurance to be provided shall be not less than $25,000,000 in excess of the umbrella coverage set forth in the preceding sentence.  The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage.

(d) Rental loss or business interruption insurance, including terrorism, (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount equal to one hundred percent (100%) of the projected Rents from each Individual Property during the period of restoration for either the actual loss sustained or not less than eighteen (18) months; and (iii) containing an extended period of indemnity endorsement of not less than six (6) months which provides that after the physical loss to any Individual Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date that such Individual Property is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e) To the extent such equipment exists on any Individual Property, comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all improvements associated with the PIP Project once installed and all Tenant improvements and betterments that Borrower or Operating Lessee is required to insure pursuant to the lease on a replacement cost basis or such other amounts as approved by Lender.

(f) Worker’s compensation insurance with respect to any employees of Borrower and Operating Lessee, as required by any Legal Requirement.

(g) During any period of repair or restoration, including, without limitation, during the performance of the PIP Project, builder’s “all–risk” insurance on a “Completed Value Basis” in an amount equal to not less than the full, completed insurable value of the applicable Individual Property (or portion thereof) associated with such repair or restoration, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender, and consistent with the insurance requirements from Section 7.1.1(a).

(h) Such other insurance, or higher limits, on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

Policies

.  All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and authorized or licensed to do business in the State, with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:X or better in the current Best’s Insurance Reports; (ii) name Lender and its successors or assigns as their interests may appear as the Mortgagee (in the case of property) Lender’s Loss payee (in the case of business personal property and rent loss or business interruption insurance) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non–Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the Person to which all payments made by such insurance company shall be paid; (iv) contain provisions permitting Borrower or Operating Lessee to waive its right of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co–insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of cancellation of any of the Property Policies, and when available, liability policies (provided, however, that if such notice provisions are not available in any of the liability Policies, Borrower shall provide the required notice to Lender) (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (D) providing that Lender is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non–payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.  Borrower shall pay (or shall cause Operating Lessee to pay) the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender.  If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Borrower shall deliver (or shall cause Operating Lessee to deliver) to Lender a certified copy of each Policy within thirty (30) days after its effective date.  Within thirty (30) days after request by Lender, Borrower shall obtain (or shall cause Operating Lessee to obtain) such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices and the like.

Casualty

.

Notice; Restoration

.  If any Individual Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give (or shall cause Operating Lessee to give) prompt notice thereof to Lender.  Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild (or shall cause Operating Lessee to restore, repair, replace or rebuild) such Individual Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.  Notwithstanding the foregoing, in the event of a Casualty with respect to which Borrower reasonably estimates that Borrower cannot complete Restoration of the applicable Individual Property prior to the Stated Maturity Date, and in the event that the available Proceeds are sufficient, then in lieu of Restoration, Borrower may, upon not less than sixty (60) days prior written notice, either:  (i) apply the Proceeds to repay the Loan in its entirety, or (ii) so long as the Proceeds equal not less than the Release Amount for the applicable Individual Property, apply the Proceeds to obtain a Release of the applicable Individual Property in accordance with Section 10.24 hereof (provided that in such instance a transfer to a third party shall not be required), and no Yield Maintenance Premium shall be payable in connection therewith.

Settlement of Proceeds

.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs at an Individual Property where the loss does not exceed fifteen percent (15%) of the Allocated Loan Amount of such Individual Property, provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any (or cause Operating Lessee to settle and adjust) claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”).  In the event of an Insured Casualty at an Individual Property where the loss equals or exceeds fifteen percent (15%) of the Allocated Loan Amount of such Individual Property (a “Significant Casualty”), Lender may, in its sole but reasonable discretion, settle and adjust any claim with the consent of Borrower which shall not be unreasonably withheld, conditioned or delayed and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith.  If Borrower or Operating Lessee or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower or Operating Lessee, as applicable, shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender.  Borrower and Operating Lessee hereby irrevocably appoint Lender as its attorney–in–fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

Condemnation

.

Notice; Restoration

.  Borrower shall promptly give (or shall cause Operating Lessee to give) Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Individual Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild (or shall cause Operating Lessee to promptly restore, repair, replace or rebuild) such Individual Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

Collection of Award

.  Lender is hereby irrevocably appointed as Borrower’s and Operating Lessee’s attorney–in–fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation.  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note.  If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt that remains outstanding.  Borrower and Operating Lessee shall cause any Award that is payable to Borrower or to Operating Lessee to be paid directly to Lender.  Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

Application of Proceeds or Award

.

Application to Restoration

.  If an Insured Casualty or Condemnation occurs at an Individual Property where (i) the loss is in an aggregate amount less than fifteen percent (15%) of the Allocated Loan Amount of such Individual Property, (ii) in the reasonable judgment of Lender, such Individual Property can be restored within the earliest to occur of (x) twelve (12) months from the date of the Insured Casualty or Condemnation, (y) six (6) months before the Stated Maturity Date, and (z) the expiration of the rental or business interruption insurance with respect thereto, to such Individual Property’s pre–existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will continue to secure the Debt and the “Debt” under, and as such quoted term is defined in, the Term Loan Agreement in the same manner and to substantially the same extent as immediately prior to the Insured Casualty or Condemnation, (iii) no Event of Default shall have occurred and be then continuing and (iv) the Franchise Agreement shall remain in full force and effect during and after the completion of the Restoration and there shall be no loss of the flag that was in effect at such Individual Property immediately prior to such  Insured Casualty or Condemnation, then the Proceeds or the Award, as the case may be (after reimbursement of any reasonable out-of-pocket expenses incurred by Lender), shall be deposited into the Casualty/Condemnation Subaccount and applied to reimburse Borrower and Operating Lessee for the cost of restoring, repairing, replacing or rebuilding such Individual Property (the “Restoration”), in the manner set forth herein.  Borrower shall commence and diligently prosecute (or shall cause Operating Lessee to shall commence and diligently prosecute) such Restoration.  Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower and Operating Lessee for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall (or shall cause Operating Lessee to) pay (and if required by Lender, Borrower shall (or shall cause Operating Lessee to) deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award to be made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and “Debt Service” under, and as such quoted term is defined in, the Term Loan Agreement, in each case, as reasonably determined by Lender.

Application to Debt

.  Except as provided in Section 7.4.1, any Proceeds or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note or any of the other Loan Documents, or applied to reimburse Borrower and Operating Lessee for the cost of any Restoration, in the manner set forth in Section 7.4.3.  Any such prepayment of the Loan shall be subject to the Exit Fee, but shall otherwise be without any Yield

Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.  Following the commencement of amortization of the Loan in accordance with the terms of Section 2.10 hereof, after any such application to the unpaid Principal, the remaining unpaid Principal shall be reamortized over the remaining Term hereof.

Procedure for Application to Restoration

.  If Borrower or Operating Lessee is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien (except with respect to Permitted Encumbrances), contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s reasonable discretion, and (v) all plans and specifications and construction contracts for such Restoration, such plans and specifications and construction contracts to be approved by Lender in its reasonable discretion prior to commencement of any work.  Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement.  No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower.  Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

Prepayment upon Partial Condemnation

.  Notwithstanding the foregoing provisions in this Section 7, if the Loan or any portion thereof is included in a REMIC Trust and immediately following a release of any portion of the Lien of the Security Instrument in connection with a Condemnation (but taking into account any proposed Restoration of the remaining portion of the Property that remains subject to the Lien), the Loan-to-Value ratio of the remaining portion of the Property that remains subject to the Lien is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust based solely on real property and excluding any personal property and going concern value, if any), then the principal balance of the Loan and the Term Loan must be paid down (without payment of any Yield Maintenance Premium in connection therewith, but subject to the payment of the Exit Fee) by an amount equal to the least of the following amounts: (i) the net Condemnation Award, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value ratio (as so determined by Lender) does not increase after the release unless Lender receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Security Instrument.

8.	DEFAULTS
Events of Default

.  An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a) any (i) any payment of principal or interest (including without limitation the Monthly Debt Service Payment Amount) due with respect to the Loan is not paid on the Payment Date when due, or (ii) the entire Debt is not paid in full on the Maturity Date, or (iii) any other amount under Section 3.10(a) is not paid in full when due (unless sufficient funds are available in the relevant Subaccount on the applicable date) or (iv) any other monetary sum owed to Lender hereunder is not paid within five (5) Business Days after written demand from Lender;

(b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrower’s right to contest Taxes in accordance with Section 5.2;

(c) the Policies are not kept in full force and effect (unless sufficient funds are available in the relevant Subaccount on the applicable date for the payment of such amounts and all conditions to the disbursement thereof have been satisfied in full), or are not delivered to Lender upon request;

(d) a Transfer other than a Permitted Transfer occurs;

(e) any representation or warranty made by or on behalf of Borrower, Operating Lessee, the Mezzanine Loan Parties, Borrower Representative, Guarantor or any Cindat Entity in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of any of the foregoing in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made; provided that Borrower (or Operating Lessee, the Mezzanine Loan Parties, Borrower Representative, Guarantor or the Cindat Entity, if applicable) shall have ten (10) days after notice from Lender to cure the event or circumstance that caused such representation or warranty to be false or misleading in any material respect provided that such event or circumstance is susceptible to cure; provided, however, that if any immaterial breach of a representation or warranty is susceptible of cure but cannot reasonably be cured within such ten (10)-day period, and Borrower (or Operating Lessee, the Mezzanine Loan Parties, Borrower Representative, Guarantor or the Cindat Entity, if applicable) shall have commenced to cure such breach within such ten (10)-day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Operating Lessee, the

Mezzanine Loan Parties, Borrower Representative, Guarantor or the Cindat Entity, if applicable) in the exercise of due diligence to cure such breach, such additional period not to exceed thirty (30) days; provided further, however, Borrower (or Operating Lessee, the Mezzanine Loan Parties, Borrower Representative, Guarantor or the Cindat Entity, if applicable) shall have no opportunity to cure any breach of a representation or warranty if (1) such representation or warranty was (A) made to Borrower’s (or Operating Lessee’s, the Mezzanine Loan Parties’, Borrower Representative’s, Guarantor’s or the Cindat Entity’s, if applicable) actual knowledge (i.e., such party knew was false or misleading when made), (B) otherwise intentionally misrepresented or (C) made pursuant to the last sentence of Section 4.1 hereof or (2) the granting of such cure period shall have a materially adverse effect upon (a) the ability of Borrower, Operating Lessee, the Mezzanine Loan Parties, Borrower Representative or Guarantor to perform the respective obligations under any Loan Document to which it is a party, (b) the use, value or operations of any Individual Property, (c) the ongoing revenues and expenses generated by any Individual Property, (d) compliance of any Individual Property with any Legal Requirements, and (e) the validity, priority or enforceability of any Loan Document or the liens, rights (including, without limitation, recourse against any Individual Property) or remedies of Lender hereunder or thereunder;

(f) Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Guarantor shall (i) make an assignment for the benefit of creditors or (ii) generally not be paying its debts as they become due;

(g) a receiver, liquidator or trustee shall be appointed for Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Guarantor; or Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h) any covenant contained in Sections 5.11.1 (a) – (b), 5.12, 5.14, 5.15 or 5.16 is breached;

(i) except as expressly permitted hereunder, the actual alteration, improvement, demolition or removal of all or any material portion of the Improvements without the prior written consent of Lender or the physical waste of any portion of any Individual Property;

(j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if 78 the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l) any of the assumptions with respect to (x) the truth, accuracy or existence of any current state of facts or (y) any past act or omission of Borrower (as opposed to assumptions with respect to actions or omissions (or compliance with covenants) from and after the date of the opinion) contained in any substantive non–consolidation opinion, delivered to Lender by Borrower’s counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

(m) Borrower fails to comply fully, completely and timely with the covenants and agreements set forth in Article 9 and, with respect to Sections 9.1(b),  (f) and (g), such default continues for ten (10) days after notice from Lender;

(n) if a monetary default or material non-monetary default has occurred and continues beyond any applicable cure period under the Operating Lease or the Operating Lease expires or terminates or is surrendered;

(o) if the Operating Lease is amended or modified in any material respect without the prior written consent of Lender;

(p) if a default is declared under the Franchise Agreement and such default continues beyond any applicable cure period and such default permits the Franchisor thereunder to terminate or cancel the Franchise Agreement or the Franchise Agreement expires or terminates or is surrendered;

(q) if the Franchise Agreement, is amended or modified without the prior written consent of Lender;

(r) if Operating Lessee ceases to do business as a hotel at any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of an Individual Property following the occurrence of a Casualty or Condemnation at such Individual Property);

(s) if Borrower fails to achieve Completion by the Completion Date (unless such failure is solely the result of Borrower’s inability to pay for labor or materials due to Lender’s failure to advance Loan proceeds to Borrower for payment of Approved PIP Expenses in accordance with this Agreement notwithstanding that Borrower has satisfied the advance conditions with respect to such Approved PIP Expenses), provided, however, that, if a Force Majeure event occurs that delays Completion beyond the Completion Date, Lender will agree to a reasonable extension of the Completion Date so long as Franchisor has agreed to the same extension period and Borrower delivers to Lender written evidence thereof;

(t) if there should occur an “Event of Default” under, and as such quoted term is defined in, the Term Loan Agreement or any other Term Loan Document (it being further agreed that an Event of Default under this Agreement shall constitute an “Event of Default” under the Term Loan Agreement); or

(u) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) Business Days after notice to Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non–monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)–day period, and Borrower (or Operating Lessee or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Operating Lessee or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

Remedies

.

Acceleration

.  Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in subsection (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and Operating Lessee and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fee and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in subsection (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fee and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower and Operating Lessee each hereby expressly waive any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

Remedies Cumulative

.  Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Operating Lessee under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, Borrower and Operating

Lessee each agree that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against all of the Property, the Security Instrument has been foreclosed, all of the Property has been sold or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.  In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and in any order and for any amount secured by such Security Instrument then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of Principal and/or interest on the Note, Lender may foreclose the Security Instrument to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Principal, Lender may foreclose the Security Instrument to recover so much of principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by such Security Instrument and not previously recovered.  Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or Principal and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Severance

.  Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (and, in connection therewith, to bifurcate or otherwise modify the nature of the collateral that secures such notes) in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  Borrower and Operating Lessee shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower and Operating Lessee ratifying all that such attorney shall do by virtue thereof, provided that Lender shall first have requested Borrower and Operating Lessee to execute such documents and Borrower and/or Operating Lessee, as applicable, shall have failed to do so for a period of three (3) Business Days.

Delay

.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Security Instrument to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

Lender’s Right to Perform

.      If Borrower or Operating Lessee fails to perform any covenant or obligation contained herein and such failure constitutes an Event of Default, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, while such Event of Default is continuing, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Security Instrument and other Loan Documents) and shall bear interest thereafter at the Default Rate.

(v) Upon the occurrence and during the continuance of any Event of Default, and at any time and from time to time thereafter while any Event of Default is continuing, in addition to any other rights and remedies available to Lender pursuant to the Loan Documents or at law or in equity, Lender, personally, or by its agents or attorneys, may enter into and upon all or any part of the Property, and each and every part thereof, and is hereby given a right and license and appointed Borrower’s attorney-in-fact and exclusive agent to do so, and may exclude Borrower, its agents and servants wholly therefrom, and, having and holding the same, may, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, complete the PIP Project, or any components thereof, and, in the course of such completion, may make such changes to the PIP Budget (but for the avoidance of doubt, not to the scope of the PIP) as Lender may deem reasonably necessary in order to achieve Completion of the PIP Project, and may insure the same and may use, operate, manage and control the Improvements and the Property (or any portion thereof) and conduct the business thereof, all at the expense of Borrower.

Licenses

.  Moreover, Borrower and Operating Lessee hereby agree that, upon an Event of Default, they will (x) assign the Licenses to Lender if such Licenses are assignable or otherwise continue to hold such Licenses for the benefit of Lender until such time as Lender can obtain such Licenses in its own name or the name of a nominee and (y) execute and deliver all documents, applications and other written instruments necessary to transfer any liquor licenses or such other Licenses with respect to the Property into the name of Lender or its designee.

9.	SECONDARY MARKET PROVISIONS
Transfer of Loan

.   Lender may, at any time, sell, transfer or assign the Loan together with the Term Loan, the Loan Documents together with the Term Loan Documents and any or all servicing rights with respect thereto, or grant participations therein or enter into a Syndication or issue mortgage pass–through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”) secured by or evidencing ownership interests in the Note and the Security Instrument (each such sale, assignment, participation, Syndication or securitization, a “Secondary Market Transaction”).  For the avoidance of doubt, so long as no Event of Default is continuing, Lender may not sell the Loan and the Term Loan separately.  Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency (all of the foregoing entities collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor and any Cindat Entity and the Property, whether furnished by Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, such Cindat Entity or otherwise, as Lender determines necessary or appropriate.

(a) If requested by Lender, Borrower and Operating Lessee shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to:

(i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, any Cindat Entity, any Affiliate of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, any Cindat Entity or Manager, (B) provide updated budgets and rent rolls relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information referred to in clauses (A), (B) and (C) shall hereinafter be referred to collectively as “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors, certificates of third party service providers or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender and the Rating Agencies, and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance and true sale, or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, any Cindat Entity and any Affiliate of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor or any Cindat Entity, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

(iii) provide updated (as of the closing date of any Secondary Market Transaction) representations and warranties made in the Loan Documents and such additional representations and warranties as Lender or the Rating Agencies may reasonably require;

(iv) subject to Section 9.4 hereof, execute modifications and amendments to the Loan Documents and Borrower’s and Operating Lessee’s organizational documents as Lender or the Rating Agencies may reasonably require, including, without limitation, the addition of one or more Independent Directors pursuant to the terms and provisions of Schedule 4 attached hereto; provided, however, no such modification or amendment shall result in a material economic change to the transactions set forth in this Agreement or otherwise materially increase the obligations or materially decrease the rights of Borrower or Operating Lessee hereunder;

(v) provide access to, and conduct tours of, the Property; and

(vi) provide certifications or other evidence of reliance reasonably acceptable to Lender and the Rating Agencies with respect to third party reports and other information obtained in connection with the origination of the Loan or any Updated Information.

(b) If, at the time a Disclosure Document (as hereinafter defined) is being prepared for a Secondary Market Transaction, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including Guarantor or any other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or an Individual Property alone or an Individual Property and any Related Property collectively, will be a Significant Obligor, the Borrower shall furnish to Lender upon request the following financial information:

(i) if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Secondary Market Transaction, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Secondary Market Transaction, net operating income for such Individual Property and any Related Property for the most recent fiscal year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB); or

(ii) if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Secondary Market Transaction, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Secondary Market Transaction, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X (17 C.F.R. Part 210), and statements of income and statements of cash flows with respect to such Individual Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that such Individual Property is the Significant Obligor and such Individual Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(c) Further, if requested by Lender, Borrower shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any Tenant of the Property if, in connection with a Secondary Market Transaction, Lender expects there to be, as of the cutoff date for such Secondary Market Transaction, a concentration with respect to such Tenant or group of Affiliated Tenants within all of the mortgage loans included or expected to be included in the Secondary Market Transaction such that such Tenant or group of Affiliated Tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Secondary Market Transaction (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(d) If Lender determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or an Individual Property alone or an Individual Property and any Related Property collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(e) Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:
(i) with respect to information requested in connection with the preparation of Disclosure Documents for a Secondary Market Transaction, within ten (10) Business Days after notice from Lender; and

(ii) with respect to ongoing information required under Section 9.1(d) and (e) above, (A) not later than forty-five (45) days after the end of each fiscal quarter of Borrower and (B) not later than ninety (90) days after the end of each fiscal year of Borrower.

(f) If requested by Lender, Borrower shall provide Lender, promptly, and in any event within three (3) Business Days following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other

Legal Requirements relating to a Secondary Market Transaction or as shall otherwise be reasonably requested by the Lender.

(g) If requested by Lender, whether in connection with a Secondary Market Transaction or at any time thereafter during which the Loan and any Related Loans are included in a Secondary Market Transaction, the Borrower shall provide Lender, promptly upon request, a list of Tenants (including all affiliates of such Tenants) that in the aggregate (1) occupy 10% or more (but less than 20%) of the total floor area of the improvements or represent 10% or more (but less than 20%) of aggregate base rent, and (2) occupy 20% or more of the total floor area of the Improvements or represent 20% or more of aggregate base.

(h) All financial statements provided by Borrower pursuant to this Section 9.1(c),  (d),  (e) or (f) shall be prepared in accordance with GAAP and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements.  All financial statements provided by Borrower pursuant to this Section 9.1(c),  (d),  (e) or (f) relating to a Fiscal Year shall be audited by independent accountants in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided.  All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

Use of Information

.  Borrower and Operating Lessee each understand that information provided to Lender by Borrower and Operating Lessee and their agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with the Secondary Market Transaction, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory and service providers relating to the Secondary Market Transaction.  Borrower and Operating Lessee each also understand that the findings and conclusions of any third-party due diligence report obtained by the Lender, the Issuer (as hereinafter defined) or the placement agent or underwriter of the Secondary Market Transaction may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.

Borrower Indemnity

.      Borrower hereby agrees to indemnify Lender (and for purposes of this Section 9.3, Lender shall include its officers and directors) and each Person who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 9.3, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Secondary Market Transaction, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (i) any untrue statement of any material fact contained in the information provided to Lender by Borrower and Operating Lessee and their agents, counsel and representatives, (ii) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, or (iii) a breach of the representations and warranties made by Borrower or Operating Lessee  in Section 4.8 of this Agreement (Full and Accurate Disclosure).  Borrower also agrees to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities.  Borrower’s liability under this paragraph will be limited to Liabilities that arise out of, or are based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower or Operating Lessee in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower and Operating Lessee, operating statements and rent rolls with respect to the Property.  This indemnification provision will be in addition to any liability which Borrower may otherwise have.

(i) In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrower agrees to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an alleged untrue statement or alleged omission or an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower and Operating Lessee in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower and Operating Lessee, operating statements and rent rolls with respect to the Property, and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.

(j) Promptly after receipt by an indemnified party under this Section 9.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.3, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party.  In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party under this Section 9.3, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.  The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.  Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings.

(k) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.3(a) or (b) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.3(a) or (b), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(l) The liabilities and obligations of both Borrower and Lender under this Section 9.3 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.
Restructuring of Loan and/or Term Loan

.  Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower and Operating Lessee to restructure the Loan and/or the Term Loan into multiple notes (which may include component notes or senior and junior notes) or to create participation interests in the Loan and/or the Term Loan, and which restructuring may include reallocation of principal amounts of the Loan and/or the Term Loan (including, by way of example, the increase or decrease in the principal amount of the senior note and instrument securing same, and the corresponding decrease or increase in the principal amounts of the junior note(s) and the security instrument(s) securing same), the establishment of different interest rates and debt service payments for such notes and the order of priority as may be designated by Lender with respect to such notes; provided, that (i) the total amounts of such notes shall equal the amount of the Loan and/or the Term Loan immediately prior to the restructuring, (ii) except in the case of an Event of Default under the Loan and/or the Term Loan, the weighted average interest rate of such notes, if any, shall, in the aggregate, equal the interest rate which was applicable to the Loan and/or the Term Loan immediately prior to the restructuring, (iii) except in the case of an Event of Default under the Loan and/or the Term Loan, the debt service payments on such notes shall equal the debt service payment which was due under the Loan and/or the Term Loan immediately prior to the restructuring, (iv) subject to Section 9.6 hereof, any such restructuring carried out after the closing of the Loan and/or the Term Loan shall be at Borrower’s cost and (v) such restructuring shall not have a material adverse effect on the Term or the other economic terms and conditions of the Loan or decrease the rights of Borrower or increase the obligations of Borrower other than to a de minimis extent and/or as would be typical given the nature of the obligations of a borrower under a standard subordinate loan or a loan with component notes.  Borrower and Operating Lessee shall cooperate with all reasonable requests of Lender in order to restructure the Loan and/or the Term Loan and shall (A) execute and deliver such documents and (B) cause Borrower’s counsel to deliver such legal opinions as, in the case of each of (A) and (B) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any such Rating Agency, including the severance of this Agreement, the Security Instrument and other Loan Documents and/or Term Loan Documents if requested.  In the event Borrower and Operating Lessee fail to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower and Operating Lessee each ratifying all that such attorney shall do by virtue thereof.  It shall be an Event of Default if Borrower or Operating Lessee fails to comply with any of the terms, covenants or conditions of this Section 9 after the expiration of fifteen (15) Business Days after notice thereof.  Borrower covenants and agrees that any such reallocation (as described above) will be in compliance with the representations and warranties set forth in Section 4.1 and Section 5.12 hereof.

Syndication

.

(m) In connection with any syndication of all or a portion of the Loan to one or more lenders (each a “Syndication”), Lender may, at its option, without Borrower’s consent, sell with novation all or any part of its right, title and interest in, to, and under the Loan, to one or more additional Persons (each a “Co-Lender”).  From and after the effective date of a Syndication (A) each Co-Lender shall be a party hereto and to each Loan Document, and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (B) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it, relinquish its rights and be released from its obligations hereunder and under the Loan Documents that arise from and after the effective date of any such Syndication.

(n) The liabilities of Lender and each of the Co-Lenders shall be several and not joint.  Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender.  Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan.

(o) Lender (or an Affiliate of Lender) shall act as administrative noteholder for itself and any Co-Lenders (together with any successor administrative noteholder, the “Agent”).  Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute, perform and administer this Agreement and each Loan Document on behalf of itself, as Lender and as Agent for itself and the Co-Lenders, subject to the terms of any co-lending agreement.  Except as otherwise provided herein, no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof.  Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or any co-lending agreement be subject to the consent or direction of some or all of the Co-Lenders.  Lender may resign as Agent of the Co-Lenders, in its sole discretion, or if required to by the Co-Lenders, in accordance with the term of any co-lending agreement.  The term Agent shall mean any successor Agent.

(p) Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively.  The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity.  Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(q) If required by Lender or any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the closing date of the Syndication, and (iii) mature on the Maturity Date.  Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(r) The parties hereto acknowledge and agree that the identification of Compass as “Documentation Agent” and MTB as “Syndication Agent” in this Agreement shall not confer any rights, privileges or obligations on Compass or MTB that are not afforded to the other Co-Lenders pursuant to the provisions of this Agreement or any co-lending agreement.

Costs and Expenses

.  In the event that a Secondary Market Transaction closes after the date of this Agreement, Borrower shall be responsible for (i) all of Borrower’s costs and expenses (including, without limitation, its attorneys’ fees and expenses) incurred in connection therewith and (ii) all of Lender’s and Agent’s reasonable out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses and, to the extent required by Lender or Agent, appraisals, environmental reviews and property condition reports) not to exceed $250,000 in the aggregate during the entire Term of the Loan for all such Secondary Market Transactions in the case of such costs and expenses described in this clause (ii).

[Intentionally Omitted]
9.2	.
Certain Limitations

.  Notwithstanding anything contained herein to the contrary, (1) Borrower shall not be required to (i) modify any Loan Document if such modification would (A) increase the interest rate payable under the Note or any other material monetary obligation under the Loan Documents, (B) shorten the period until the stated maturity of the Note, (C) modify the amortization of principal of the Note other than following the occurrence of an Event of Default, Casualty or Condemnation or as set forth in Section 2.10 hereof, (D) modify in a material adverse manner any other material term of the Debt, or (E) materially adversely impair the rights or increase the obligations of Borrower, Operating Lessee, the Mezzanine Loan Parties, Borrower Representative or Guarantor, or (ii) materially amend the organizational documents or ownership structure of Borrower, Operating Lessee, the Mezzanine Loan Parties, Borrower Representative or Guarantor and (2) in no event shall Borrower, Operating Lessee, the Mezzanine Loan Parties, Borrower Representative or Guarantor be required to reimburse Administrative Agent or Lender, as applicable, to satisfy any of its obligations under this Article 9 (other than those obligations of Borrower expressly set forth in Sections 9.3 and 9.6 hereof).

10.	MISCELLANEOUS
Exculpation

.  Notwithstanding any other provision in the Loan Documents to the contrary, but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or Operating Lessee to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Operating Lessee, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower and Operating Lessee only to the extent of

Borrower’s and Operating Lessee’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower or Operating Lessee in any such action or proceeding under or by reason of or under or in connection with any Loan Document.  In addition, for the avoidance of doubt, in no event shall the Debt or any other liabilities or obligations of Borrower or Operating Lessee be recourse to the Borrower Representative or any Person that directly or indirectly owns any equity interests or otherwise controls any Borrower Representative, or any partner, member, director officer or representative thereof (other than, in each case, the Guarantor).  The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document, except to the extent Lender has expressly waived in this Section 10.1 the right to sue Borrower and Operating Lessee for a money judgment; (ii) impair the right of Lender to name Borrower or Operating Lessee as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder, except to the extent Lender has expressly waived in this Section 10.1 the right to sue Borrower and Operating Lessee for a money judgment; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Security Instrument or to exercise its remedies against any Individual Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”): (a) fraud or intentional misrepresentation by Borrower, Operating Lessee, Guarantor, any Cindat Entity or any Affiliate of the foregoing in connection with the Loan; (b) the gross negligence or willful misconduct of Borrower or Operating Lessee; (c) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.19 and 5.7, and clauses (viii) through (xi) of Section 5.18; (d) intentional physical waste of any Individual Property resulting from the acts or omissions of Borrower, Operating Lessee, Guarantor, any Cindat Entity or any Affiliate of the foregoing or after an Event of Default, the removal or disposal of any portion of any Individual Property without the concurrent replacement thereof with property of at least equivalent utility and value, unless such portion of such Individual Property is obsolete and is no longer required for the normal operation of such Individual Property; (e) the misapplication or conversion by Borrower or Operating Lessee of (x) any Proceeds paid by reason of any Insured Casualty, (y) any Award received in connection with a Condemnation, or (z) any Rents, refund of Taxes or amounts in any Subaccount (including any distributions or payments to members/partners/shareholders of Borrower or Operating Lessee during a period which Lender did not receive the full amounts required to be paid to Lender under the Loan Documents); (f) failure to pay charges for labor or materials or other charges that were incurred by or on behalf of Borrower, Operating Lessee, Guarantor, any Cindat Entity or any Affiliate of the foregoing that can create Liens on any portion of any Individual Property unless such charges are the subject of a bona fide dispute in which Borrower or Operating Lessee is contesting the amount or validity thereof and except to the extent that (x) funds to pay the same are held in a

Subaccount and Lender fails to make a disbursement from such Subaccount notwithstanding that Borrower has satisfied the conditions precedent thereto in accordance with the terms and provisions set forth herein, (y) cash flow from such Individual Property is insufficient to pay for such charges and the resulting Liens (1) are subordinate to the lien of the Security Instrument, (2) arose for failure to pay charges for labor or materials, and (3) at the time such charges were incurred, Borrower reasonably believed that cash flow from such Individual Property would be sufficient to pay for such charges or (z) such failure occurred after the date that Lender acquired title to such Individual Property by foreclosure, deed in lieu of foreclosure or similar proceeding; (g) any security deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of the Security Instrument or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof or such security deposits were deposited with Lender prior to such foreclosure or action in lieu thereof; (h) an act or omission of any of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, any Cindat Entity or any Affiliate of the foregoing which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or under any other Loan Document or the realization of the collateral, including the assertion by any of Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, any Cindat Entity or any Affiliate of the foregoing of defenses or counterclaims (unless such defenses or counterclaims are (a) asserted in good faith and (b) not frivolous), provided, however, if Borrower is the prevailing party in a legal proceeding in connection with such defenses or counterclaims, then Borrower shall have no liability due to the assertion of such defenses or counterclaims; (i) Borrower’s indemnifications of Lender set forth in Sections 9.3; (j) the amendment, modification, alteration, termination, cancellation or surrender of the Operating Lease without Lender’s prior written consent; (k) the amendment, modification, alteration, termination, cancellation or surrender of the Franchise Agreement without Lender’s prior written consent; (l) the misrepresentation by Borrower under Section 4.18 hereof; (m) (i) the failure of Borrower to achieve Completion by the Completion Date as required under this Agreement and (ii) the breach of Borrower’s obligations under Section 5.17(xi) hereof; (n) the failure of Borrower to make deposits into the Deficiency Deposit Subaccount as required by and pursuant to the terms of Section 2.1.7 hereof; (o) a breach of any of the terms and conditions set forth in Section 5.12 of this Agreement (other than as described in clause (ii) of the definition of Springing Recourse Event); (p) a breach of Borrower’s obligations set forth in Section 5.25(a) hereof; (q) Borrower, Operating Lessee or any Affiliate thereof enters into any Minor Lease without Lender’s prior written consent.  For purposes hereof, the term “Minor Lease” means a Lease that (i) demises space in the lobby of a hotel located at an Individual Property for use as a tour desk or otherwise demises space for any other use in the lobby of a hotel located at an Individual Property in an amount that is less 500 rentable square feet, (ii) is for a term that is less than three (3) years and (iii) is terminable on ninety (90) days’ (or less) notice without cause and without penalty or premium; (r) Borrower’s failure to remediate, remove or pay any fines, charges or penalties with respect to any and all City of New York Fire Department, Environmental Control Board or Building Department violations on record or filed with or issued by the applicable Governmental Authority or municipality or department thereof with respect to the Property as of the date hereof; or (s) payment of any transfer taxes in connection with an exercise of remedies by Lender or realization on all or any portion of the Property or other collateral for the Loan.  In addition, Borrower’s Recourse

Liabilities shall include (and Borrower shall be personally liable for) all amounts paid by Lender in connection with any transfer fees, new application fees, or similar fees payable under or in connection with the Franchise Agreement (except to the extent incurred in connection with the consummation of a Secondary Market Transaction).

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (i) an Event of Default described in Section 8.1(d) shall have occurred (provided, however, that, if Borrower, Operating Lessee or any Affiliate thereof enters into any Minor Lease without Lender’s prior written consent, the same shall not constitute a “Springing Recourse Event”), (ii) a breach of the covenant set forth in Section 5.12 hereof and such breach is cited by a court as a contributing factor in the substantive consolidation of the Property (or any portion thereof) with the assets of any Person (other than Borrower and/or Operating Lessee), (iii) the occurrence of any condition or event described in either (y) Section 8.1(f) unless, with respect to the occurrence of the event described in clause (ii) of Section 8.1(f), Borrower is unable to pay its debts generally as they become due, or (z) Section 8.1(g) and, with respect to such condition or event described in Section 8.1(g), either Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor, any Cindat Entity or any Person owning an interest (directly or indirectly) in Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties, Guarantor or any Cindat Entity causes such event or condition to occur (by way of example, but not limitation, such Person seeks the appointment of a receiver or files a bankruptcy petition), consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event, or (iv) a breach of the covenant or waiver set forth in Section 5.25(b) hereof and Section 5.25(c) hereof, respectively.

Brokers and Financial Advisors

.  Borrower and Operating Lessee each hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders who will not be paid from the proceeds of the Loan at closing.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including out-of-pocket reasonable attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Operating Lessee in connection with the transactions contemplated herein.  The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.  Borrower, Borrower Representative, Operating Lessee, the Mezzanine Loan Parties and any sponsor of Borrower acknowledge and agree that Lender and any of Lender’s agents or correspondents, reserve the right, in their sole and absolute discretion, to provide additional compensation to any broker, correspondent or originator of the Loan, at Lender’s sole cost and expense.

Retention of Servicer

.  Lender reserves the right to retain the Servicer and any special servicer to act as its agent(s) hereunder with such powers as are specifically delegated to the Servicer and any special servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.  Borrower shall pay any fees and expenses of the Servicer (other than any regularly scheduled monthly third party servicing fees) and any out-of-pocket reasonable third-party fees and expenses, including, without limitation, special servicing fees, work-out fees, liquidation fees and attorney’s fees and disbursements and fees and expenses in connection with a prepayment, release of the Property (or any Individual Property or portion thereof), approvals under the Loan Documents requested by Borrower or Operating Lessee, assumption of Borrower’s or Operating Lessee’s obligations or modification of the Loan, special servicing or work-out of the Loan or enforcement of the Loan Documents.

Survival

.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  All Borrower’s and Operating Lessee’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

Lender’s Discretion

.  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Governing Law

.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE

STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND OPERATING LESSEE EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5–1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER OR OPERATING LESSEE ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER AND OPERATING LESSEE EACH WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER AND OPERATING LESSEE DO EACH HEREBY DESIGNATE AND APPOINT CT CORPORATION AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER AND/OR OPERATING LESSEE MAILED OR DELIVERED TO BORROWER AND OPERATING LESSEE, AS APPLICABLE, IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER AND OPERATING LESSEE (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER AND OPERATING LESSEE (i) SHALL EACH GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Modification, Waiver in Writing

.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower or Operating Lessee therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on Borrower or Operating Lessee shall entitle Borrower or Operating Lessee to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

Trial by Jury

.  BORROWER, OPERATING LESSEE AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, OPERATING LESSEE AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

Headings/Exhibits

.  The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

Severability

.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Preferences

.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply (or having so applied, to reverse and reapply) any and all payments by Borrower to any portion of the Debt.  To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or in part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

Waiver of Notice

.  Neither Borrower nor Operating Lessee shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this

Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower or Operating Lessee and except with respect to matters for which Borrower and Operating Lessee are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower and Operating Lessee hereby expressly waive the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and Operating Lessee.

Remedies of Borrower and Operating Lessee

.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and Operating Lessee agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s and Operating Lessee’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Borrower and Operating Lessee specifically waive any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s or Operating Lessee’s behalf.

Prior Agreements

.  This Agreement, the other Loan Documents and the Term Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement, the other Loan Documents and the Term Loan Documents.

Offsets, Counterclaims and Defenses

.  Borrower and Operating Lessee hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against either or both of them by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower or Operating Lessee may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower or Operating Lessee in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Operating Lessee.

Publicity

.  All news releases, publicity or advertising by Borrower or Operating Lessee or their Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Natixis Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender.  All news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Borrower or any of its Affiliates shall be subject to the prior approval of Borrower, provided,  however, Lender is not required to obtain the prior approval of Borrower for a so-called “tombstone” which contains the amount of the loan, the type of property, the location of the Property, a photograph of the Property and the name of Borrower and Operating Lessee so long as the same does not name Guarantor or any of its Affiliates.  In addition, notwithstanding anything to the contrary contained herein, Borrower and Operating Lessee hereby approve the write-up of the transaction set forth on Schedule 10 attached hereto and acknowledge and agree that Lender may release the same to the media and the general public.

No Usury

.  Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Conflict; Construction of Documents

.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

No Third Party Beneficiaries

.  The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

Yield Maintenance Premium

.  Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender on or prior to the Yield Maintenance Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs.  For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in Sections 2.3.2,  7.4.2 and 7.4.4 or any other applicable provisions of any Loan Documents, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium.  Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale.  Borrower further acknowledges that (A) it is a knowledgeable real estate developer or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions.  Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

Assignment

.  The Loan, the Note, the Loan Documents or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise.  For the avoidance of doubt, so long as no Event of Default is continuing, the Loan and the Term Loan may not be assigned separately.  Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender.  Notwithstanding any such assignment by Lender, the Loan and the Term Loan shall be administered and serviced by the same administrative agent and/or servicer(s).  The Lender, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of each assignee and the principal amount of and interest on the Loan owing to each assignee pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Neither Borrower nor Operating Lessee may assign their respective rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

EEA Financial Institutions

.

   Terms and Definitions

.  For purposes of this Section 10.23, the following terms have the meanings set forth below:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) the then applicable Commission Delegated Regulation (if any) supplementing the Bank Recovery and Resolution Directive in relation to Article 55 thereof.

“Bank Recovery and Resolution Directive” means Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Acknowledgement and Agreement Regarding EEA Financial Institutions

.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Loan Document (including, without limitation, any EEA Financial Institution joining in the Loan or the Term Loan as a co-lender or participant), except to the extent such liability is excluded under the Bail-In Legislation from the scope of any Bail-In Action, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(c) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(d) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability including without limitation a reduction in any accrued or unpaid interest in respect of such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of this Agreement or any other Loan Document to give effect to the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Partial Releases

. With respect to any Individual Property, in connection with a bona fide, arms’-length sale to a third party not affiliated with Borrower, Operating Lessee, Guarantor or any Cindat Entity or otherwise not an Affiliate of Borrower, Operating Lessee, Guarantor or any Cindat Entity (a “Release Sale”), Lender agrees, upon the prior written request of Borrower to be received by Lender not less than fifteen (15) Business Days prior to the closing of the Release Sale, to release from the lien of the Security Instrument and the other Loan Documents such Individual Property or, if Borrower so requests, to split the lien of the Security Instrument and assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever) the portion thereof that relates to such Individual Property (and in connection therewith, to split the Note and assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever) a portion thereof in an amount equal to the amount of the Loan that has been prepaid in accordance with clause (b) below) (a release or assignment described in this sentence each being referred to herein as a “Release”), in each case, concurrently with the closing of the Release Sale (it being agreed, however, that (x) with respect to funds on deposit in the Deposit Account that are attributable to such Individual Property, Borrower shall only be entitled to a release of funds that are on deposit in the Tax and Insurance Subaccount attributable to such Individual Property (and only to the extent that Lender determines that a shortfall in the Tax and Insurance Subaccount does not then exist as to the remaining Individual Properties), (y) such release of funds described in clause (x) shall occur following (not concurrently with) the closing of the Release Sale and (z) Borrower shall have no right to receive such release of funds described in clause (x) if an Event of Default is then continuing, even if such Event of Default as a Release condition has been waived by Lender), provided that each such Release shall be subject to and conditioned upon satisfaction of each of the following conditions:

(e) no Event of Default shall have occurred and be continuing;

(f) Lender shall have received payment, in immediately available funds, of the applicable Release Amount, which Lender shall apply pro rata to the prepayment of the Senior Loan and the Mezzanine Loan in accordance with the terms of this Agreement, the Term

Loan Agreement and the Mezzanine Loan Agreement (including, without limitation, Sections 2.3.3 of this Agreement, the Term Loan Agreement and the Mezzanine Loan Agreement and Section 2.3.4 of the Term Loan Agreement), subject to the payment of the applicable Exit Fee and any applicable Yield Maintenance Premium (in each case, as defined herein, in the Term Loan Agreement and the Mezzanine Loan Agreement) associated therewith;

(g) Lender shall have received a fully executed copy of the purchase and sale agreement (including any amendments or modifications thereto) relating to the sale of the subject Individual Property to a third party, which purchase and sale agreement, shall not in any event, without the prior written consent of Lender, impose upon any other Borrower (other than the Borrower which is the seller under the applicable agreement) or any Operating Lessee any liabilities or obligations to the purchaser under the purchase and sale agreement which shall survive the closing of the transaction contemplated in the purchase and sale agreement, or require the recording in the public records of any memorandum of sale, option to purchase or any other similar document which may constitute a Lien on the Individual Property pending the consummation and closing of the sale;

(h) (1) the Debt Yield (UNCF) and the Debt Service Coverage Ratio, as applicable, after giving effect to the Release shall be equal to or greater than the greater of (A) the Debt Yield (UNCF) and the Debt Service Coverage Ratio, as applicable, as of the date of the closing of the Loan (which the parties hereby acknowledge and agree are 10.34% and 3.58:1, respectively), and (B) the Debt Yield (UNCF) and Debt Service Coverage Ratio, as applicable, immediately prior to such Release, and (2) the Loan-to-Value ratio after giving effect to the Release shall be equal to or less than the lesser of (A) the Loan-to-Value ratio as of the date of the closing of the Loan (which the parties hereby acknowledge and agree is 49.89%), and (B) the Loan-to-Value ratio immediately prior to such Release; provided, that, in the event Borrower fails to satisfy the Debt Yield (UNCF), Debt Service Coverage Ratio and/or the Loan-to-Value ratio requirements set forth in this clause (d), Borrower may make a prepayment sufficient to bring the Property into compliance therewith, so long as such prepayment is made in accordance with the terms of this Agreement and the Term Loan Agreement (including, without limitation, Sections 2.3.3 of this Agreement and the Term Loan Agreement and Section 2.3.4 of the Term Loan Agreement) and is subject to payment of the applicable Exit Fee and Yield Maintenance Premium (in each case, as defined herein and in the Term Loan Agreement) in connection therewith; it being agreed that for purposes of this clause (d) the following terms shall have the meanings set forth below:

(i) “Debt Yield (UNCF)” shall mean, for any date of determination, the percentage obtained by dividing (a) the UNCF (Underwritten Net Cash Flow) by (b) the sum of the outstanding principal balances of the Loan, the Term Loan and the Mezzanine Loan, together with any amounts of the Loan remaining to be advanced under this Agreement; and

(ii) “Loan-to-Value” shall mean a fraction expressed as a percentage, the numerator of which is the sum of (i) the outstanding and unpaid principal balance of the Note (which shall include any amounts of the Loan remaining to be advanced under this Agreement), (ii) the outstanding and unpaid principal balance of the “Note” evidencing, and as such quoted term is defined in, the Term Loan Agreement and (iii) the outstanding and unpaid principal balance of the “Note” evidencing, and as such quoted term is defined in, the Mezzanine Loan Agreement, and the denominator of which is the aggregate appraised value of the Property as determined by Lender based upon the current “as–is” MAI appraisal for each Individual Property obtained by and acceptable to Lender at Borrower’s sole cost and expense;

(i) in connection with a Release, not less than three (3) Business Days prior to the date of the Release, Lender shall have received an Officer’s Certificate certifying that the applicable lender or buyer of the applicable Individual Property is a third party that is not affiliated with Borrower, Operating Lessee, Guarantor or any Cindat Entity or otherwise an Affiliate of Borrower, Operating Lessee, Guarantor or any Cindat Entity;

(j) Lender shall have received, effective on the date of the Release, an endorsement to the title insurance policy insuring the Lien of the Security Instrument (1) extending the effective date of the such insurance policy to the effective date of the Release, and (2) confirming no change in the priority of the Security Instrument;

(k) Borrower shall submit to Lender, not less than ten (10) days prior to the date of the proposed Release, all documents, in a form appropriate in the jurisdiction in which the Individual Property is located, required to release the Lien of the Security Instrument on the applicable Individual Property and any required modifications of the Security Instrument and any of the other Loan Documents for execution by Lender, which, provided Borrower has satisfied all applicable conditions of this Section 10.24, Borrower and Lender shall execute in each case in form reasonably acceptable to Borrower and Lender;

(l) Borrower shall deliver all other documents and items as Lender may reasonably request and Borrower and Lender, as applicable, shall execute such documents and instruments as are typical for transactions similar to such Release, in each case in form reasonably acceptable to Borrower and Lender;

(m) Borrower shall pay all out-of-pocket reasonable third party costs, taxes and expenses associated with the release of the Lien of the Security Instrument and, in connection with a Release Sale and the Transfer of the Individual Property, in each case including Lender’s reasonable attorneys’ fees;

(n) Borrower shall have satisfied all of the conditions in Section 10.24 of the Term Loan Agreement to effect a Release (as such term is defined in the Term Loan Agreement) of such Individual Property;

(o) Mezzanine Borrower shall have satisfied all of the conditions in Section 10.24 of the Mezzanine Loan Agreement to effect a Release (as such term is defined in the Mezzanine Loan Agreement) of such Individual Property; and

(p) if Lender notifies Borrower that, in Lender’s sole, but good faith, judgment, there is a shortfall in the FF&E Reserve Subaccount, Borrower shall have deposited from Borrower’s own cash equity the amount of such shortfall into the FF&E Reserve Subaccount.

Notwithstanding the foregoing provisions of this Section 10.24, if the Loan is included in a REMIC and the ratio of the outstanding balance of the Loan to the value of the Individual Property (each as determined by Lender in its reasonable discretion) exceeds 125% immediately after effecting the proposed Release, then no Release will be permitted.

Following the occurrence of a Release of an Individual Property in accordance with the terms and provisions of this Section 10.24, if the applicable Borrower or Operating Lessee that owned such Individual Property has breached (or breaches) any representation, warranty, covenant or other provision set forth in this Agreement or any other Loan Documents, such breach shall not result in a Default or Event of Default hereunder or under the other Loan Documents, so long as Lender determines (from time to time) that the same does not have a continuing adverse effect on the Loan, Borrower’s ability to repay the Loan, the remaining Borrowers or the remaining collateral for the Loan.

10.25Duplicative Obligations

.  Notwithstanding anything to the contrary in the Loan Documents, to the extent that Borrower’s and/or Operating Lessee’s obligations under the Loan Documents to Lender are the same as Borrower’s and/or Operating Lessee’s obligations to the “Lender” under the Term Loan Documents, then satisfaction of the same under the Term Loan Documents shall be deemed satisfaction of such obligations hereunder.

10.26Intercreditor Agreement

.  Each of Borrower and Operating Lessee hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Mezzanine Lender (any such agreement, an “Intercreditor Agreement”) will be solely for the benefit of Lender and Mezzanine Lender, and that none of Borrower, Operating Lessee or the Mezzanine Loan Parties (i) shall be intended third–party beneficiaries of any of the provisions thereof, (ii) shall have any rights thereunder, or (iii) shall be entitled to rely on any of the provisions contained therein and shall not be entitled to receive a copy thereof.  Lender and Mezzanine Lender shall have no obligation to disclose to Borrower, Operating Lessee or any Mezzanine Loan Party the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are and will be independent of such Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

11.	MULTIPLE OBLIGORS
Multiple Borrowers and Operating Lessees

.  Each Borrower and Operating Lessee jointly and severally acknowledges, represents and warrants the following:

Inducement

.  Each Borrower and Operating Lessee acknowledges that Lender has made the Loan to Borrower upon the security of each Borrower’s and Operating Lessee’s respective interest in each applicable Individual Property and in reliance upon the aggregate of the parcels of the Property taken together being of greater value as collateral security than the sum of the parcels of the each Individual Property taken separately.

Separate Foreclosures

.  Each Borrower and Operating Lessee desires and intends that the Security Instrument may be enforced (by foreclosure or otherwise) separately against an Individual Property without enforcement against the other parcels of the Property.

Combined Liability

.  Notwithstanding the foregoing, the Loan constitutes the joint and several obligation of each and every Borrower, and Lender may at its option enforce the entire amount of the Loan against any one or more Borrower(s).

Separate Exercise of Remedies

.  Lender may exercise remedies against each Borrower and Operating Lessee and its respective Individual Property separately, whether or not Lender exercises remedies against any other Borrower, Operating Lessee or their Individual Property (or Individual Properties).  Lender may enforce a Borrower’s or Operating Lessee’s obligations without enforcing the other Borrowers’ or Operating Lessee’s obligations.  Any failure or inability of Lender to enforce a Borrower’s or Operating Lessee’s obligations shall not in any way limit Lender’s right to enforce the obligations of any other Borrower or Operating Lessee.  If Lender forecloses or exercises similar remedies against any one Individual Property, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loan only to the extent of the cash proceeds actually realized by Lender from such foreclosure or similar remedy or, if applicable, Lender’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Note under the applicable state law.  If Lender accepts a deed in lieu of foreclosure of an Individual Property from a Borrower or Operating Lessee, then such acceptance shall not be deemed to diminish any other Borrower’s liability for the full amount of the Loan and such Borrower’s or Operating Lessee’s other liabilities under this Agreement and the other Loan Documents, except to the extent that Lender agrees otherwise in writing.

Breach Under Agreement

.  It is the intent of the parties hereto in determining whether (a) a breach of any representation, warranty or covenant in this Agreement has occurred, or (b) an event has occurred which would create recourse obligations under this Agreement, that any such breach, occurrence or event with respect to any individual Borrower or Operating Lessee shall be deemed to be such a breach, occurrence or event with respect to Borrower or Operating Lessee, as applicable, under this Agreement and that each individual Borrower and Operating Lessee need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to Borrower or Operating Lessee, as applicable, under this Agreement.

Waivers

.

General

.  Without notice to, or consent by, any Borrower or Operating Lessee, and in Lender’s sole and absolute discretion and without prejudice to Lender or in any way limiting or reducing each or any Borrower’s or Operating Lessee’s liability for all of its obligations under this Agreement and the other Loan Documents, Lender may: (a) grant extensions of time, renewals or other indulgences or modifications to any such other Borrower(s) or Operating Lessee(s) or any other party under any of the Loan Document(s), (b) agree with any such other Borrower to change the rate of interest under the Loan, (c) agree with any such other Borrower or Operating Lessee to change, amend or modify any Loan Document(s), (d) following an Event of Default, sell, exchange, release or exercise remedies with respect to any collateral for the Loan, (e) accept or reject additional collateral for the Loan or any portion thereof, (f) discharge or release any party or parties liable under the Loan Documents, (g) foreclose or otherwise realize on any collateral for the Loan, or attempt to foreclose or otherwise realize on any collateral for the Loan, whether such attempt is successful or unsuccessful, and whether such attempt relates to some or all or only some portion of the collateral for the Loan, (h) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy, insolvency or similar proceeding, and (i) except as otherwise provided in this Agreement, credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in its discretion.  Without limiting the generality of the foregoing, any Borrower’s liability for the Loan shall continue even if Lender and any other Borrower or Operating Lessee alter any obligations under the Loan Documents in any respect or Lender’s or any such Borrower’s or Operating Lessee’s remedies or rights against Borrower or Operating Lessee or any Borrower or Operating Lessee are in any way impaired or suspended without any Borrower’s or Operating Lessee’s consent.  If Lender performs any of the actions described in this Section, then every Borrower’s and Operating Lessee’s liability shall continue in full force and effect even if Lender’s actions impair, diminish or eliminate any Borrower’s or Operating Lessee’s subrogation, contribution or reimbursement rights (if any) against Borrower or Operating Lessee or any other Borrower or Operating Lessee.

Waivers of Rights and Defenses

.  Each Borrower and Operating Lessee waives any right to require Lender to (a) proceed against any particular Borrower(s) or Operating Lessee(s) or any particular Individual Property or in any particular order of realization, (b) proceed against or exhaust any Individual Property, or (c) pursue any other right or remedy.  Each Borrower and Operating Lessee agrees that Lender may proceed against each or any Borrower or Operating Lessee with respect to the obligations of such Borrower or Operating Lessee under this Agreement and the other Loan Documents without taking any actions against any other Borrower(s) or Operating Lessee(s) and without proceeding against or exhausting any Individual Property.  Each Borrower and Operating Lessee agrees that Lender may unqualifiedly exercise in its sole discretion any or all rights and remedies available to it against any other Borrower(s) or Operating Lessee(s) without impairing Lender’s rights and remedies in enforcing the obligations of any such Borrower or Operating Lessee under this Agreement or the other Loan Documents, under which each Borrower’s and Operating Lessee’s liabilities shall remain independent and unconditional.  Each Borrower and Operating Lessee agrees and acknowledges that Lender’s exercise of any such rights or remedies may affect or eliminate any Borrower’s or Operating Lessee’s right of subrogation or recovery (if any) against any other Borrower or Operating Lessee and that a Borrower or Operating Lessee may incur a partially or totally non-reimbursable liability in performing its obligations under the Loan Documents.  Without limiting the generality of any other waivers in this Agreement, each Borrower and Operating Lessee expressly waives any statutory or other right that each or any of them might otherwise have to require Lender to exhaust the collateral for the Loan (or collateral held with respect to any other Borrower or Operating Lessee) before Lender may proceed against the collateral for the Loan owned by any such Borrower or Operating Lessee.

Additional Waivers

.  Each Borrower and Operating Lessee waives diligence and all demands, protests, presentments and notices of every kind or nature except notices of default, notices to cure and notices that, in any of the foregoing cases, are either required by law or by the Loan Documents, including notices of protest, dishonor, nonpayment, acceptance of the obligations of such Borrower and Operating Lessee under this Agreement and the other Loan Documents and the creation, renewal, extension, modification or accrual of any such obligations.  No failure or delay on Lender’s part in exercising any power, right or privilege under the Loan Documents shall impair or waive any such power, right or privilege.

Deferral of Reimbursement

.  Each Borrower and Operating Lessee waives any right to be reimbursed by any other Borrower or Operating Lessee for any payment(s) made by such Borrower or Operating Lessee or from such other Borrower’s or Operating Lessee’s property on account of the obligations of any such Borrower or Operating Lessee under this Agreement or any other Loan Document. Each Borrower and Operating Lessee acknowledges that each such Borrower and Operating Lessee has received adequate consideration for execution of the Loan Documents to which such Borrower and Operating Lessee is a party by virtue of Lender’s making the Loan (which benefit each and every Borrower and Operating Lessee).  Except as otherwise provided in Section 11.5 hereof, no Borrower or Operating Lessee requires or expects, and no Borrower or Operating Lessee is entitled to, any other right of reimbursement against any other Borrower or Operating Lessee as consideration for entering into the Loan Documents to which such Borrower or Operating Lessee is a party.

Deferral of Subrogation

.

Deferral

.  Each Borrower shall have no right of subrogation against each other Borrower or Lender and no right of subrogation against any collateral for the Loan.

Effect of Invalidation

.  To the extent that a court of competent jurisdiction determines that the provisions of Section 11.4.1 are void or voidable for any reason, such Borrower’s rights of subrogation against each such other Borrower or Lender and such Borrower’s right of subrogation against any collateral for the Loan shall at all times be junior and subordinate to Lender’s rights against all other Borrowers and Lender’s right, title and interest in such collateral for the Loan.

Contribution Among Borrowers

.  Notwithstanding that the Borrowers are jointly and severally liable to Lender for payment of the Loan, as among the Borrowers, each shall be liable only for such Borrower’s Ratable Share (as hereinafter defined) and, accordingly, each Borrower whose percentage ownership interest in the Property or other assets are, from time to time, utilized to satisfy a portion of the Debt in excess of such Borrower’s Ratable Share, shall be entitled, commencing 95 days after payment in full of the Debt, to contribution from each of the other Borrowers pro rata in accordance with their respective liabilities in accordance with this Agreement.  As used herein, “Ratable Share” means with respect to any Borrower, the ratio of (i) the fair market value of such Borrower’s estate in the Property to (ii) the fair market value of the Property in the aggregate.

11.6No Merger

.  It being the desire and intention of the parties hereto that the Security Instrument and the lien thereof do not merge in fee simple title to the Property, it is hereby understood and agreed that should Lender acquire any additional or other interest in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, the Security Instrument and the lien hereof shall not merge in the fee simple title, toward the end that the Security Instrument may be foreclosed as if owned by a stranger to the fee simple title.  In addition, it being the desire and intention of the parties hereto that the Security Instrument and the liens thereof do not merge with any other mortgage in favor of Lender encumbering all or any portion of the Property and the lien thereof, it is hereby further understood and agreed that should Lender acquire any additional or other lien with respect to the Property, then, unless a contrary intent is manifested by Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, the Security Instrument and the lien thereof shall not merge with any such other mortgage and the lien thereof, toward the end that the Security Instrument may be foreclosed as if owned by a stranger to any such other mortgage and the lien thereof.

[The Remainder of the Page is Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

HCIN MAIDEN HOTEL ASSOCIATES, LLC,
HCIN WATER STREET ASSOCIATES, LLC,
HCIN CHELSEA GRAND EAST ASSOCIATES, LLC,

HCIN HERALD SQUARE ASSOCIATES, LLC,
HCIN DUO THREE ASSOCIATES, LLC,
HCIN DUO TWO ASSOCIATES, LLC,
HCIN DUO ONE ASSOCIATES, LLC,
each a Delaware limited liability company

By:_/s/ Ashish R. Parikh__________________________

Name: Ashish R. Parikh

Title: Authorized Signatory

OPERATING LESSEE:

HCIN MAIDEN HOTEL LESSEE, LLC,
HCIN WATER STREET LESSEE, LLC,
HCIN CHELSEA GRAND EAST LESSEE, LLC,
HCIN HERALD SQUARE LESSEE, LLC,
HCIN DUO THREE LESSEE, LLC,
HCIN DUO TWO LESSEE, LLC,
HCIN DUO ONE LESSEE, LLC,
each a Delaware limited liability company

By: _/s/ Ashish R. Parikh__________________________

Name: Ashish R. Parikh

Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

15611190

PROJECT LOAN AGREEMENT

LENDER:

NATIXIS REAL ESTATE CAPITAL LLC,

a Delaware limited liability company

By: _/s/ Michael Magner_____________________

Name: _ Michael Magner_________________

Title: _ Managing Director________________

By: _/s/ Roni Kotel__________________________

Name: _ Roni Kotel______________________

Title:_ Vice President____________________

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

15611190

PROJECT LOAN AGREEMENT

DOCUMENTATION AGENT:

COMPASS BANK,

an Alabama banking corporation

By: _/s/ Don Byerly_________________________

Name: _Don Byerly______________________

Title: _Senior Vice President______________

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

1

SYNDICATION AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation

By: _/s/ Peter J. Ostrowski____________________

Name: _ Peter J. Ostrowski_______________

Title: _Vice President____________________

15611190

PROJECT LOAN AGREEMENT

Schedule 1

Index of Other Definitions

15611190

Schedule 2

Hotel Locations, Borrowers, Operating Lessees

1

Schedule 3

Organization of Borrower and Operating Lessee

1

Schedule 4

Definition of Special Purpose Entity

Schedule 5

PIP Budgets

Schedule 6

PIPs

Schedule 7

Operating Lease

2

Schedule 8

Franchise Agreement

3

Schedule 9

4

Schedule 10

Approved Press Release

Schedule 11(a)

Allocated Loan Amounts

2

Schedule 11(b)

Aggregate Allocated Loan Amounts

3

Schedule 12

Hampton Inn Chelsea Lost Notes

4

Schedule 13

Required Repairs

5

Exhibit A

Form of Credit Card Company Payment Direction Letter

6

7

Exhibit B

Pending Disbursement Clause

8